As filed with the Securities and Exchange Commission on July 19, 1996
                                                      Registration No. 33-97560
- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-1/A

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             COMPUTER CONCEPTS CORP.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                      [8980]                    11-2895590
 (State or Jurisdiction     (Primary Standard Industrial     (IRS Employer
  of Incorporation or       Classification Code Number)   Identification Number)
    Organization)

                                             Daniel DelGiorno, Jr., President
                                             Computer Concepts Corp.
       80 Orville Drive                      80 Orville Drive
       Bohemia, New York 11716               Bohemia, New York 11716
       (516) 244-7700                         (516) 244-7700

(Address and telephone number,of principal  (Name, address and telephone number
 executive offices and principal place of    of agent for service)
 business)

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

                         CALCULATION OF REGISTRATION FEE



Title of Each Class                 Proposed Maximum    Proposed Maximum
of Securities to be   Amount to be  Offering Price Per  Aggregate Offering  Amount of
Registered            Registered    Security (2)        Price (2)           Registration Fee
- --------------------  ------------  ------------------  ------------------- ----------------


Common Stock,
$.0001 Par Value       30,830,325       $1.09           $33,720,668           $11,528




(1) Includes 14,305,549 shares issuable upon exercise of options or warrants.
(2) Estimated solely for purposes of calculating the registration fee pursuant to rule 457 under the Securities Act of 1933, based on the average high and low reported sale prices on the National Association of Securities Dealers, Inc. Automated Quotations System on July 15, 1996.




     The Registrant hereby amends this Registration Statement on such date ordates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             COMPUTER CONCEPTS CORP.

                              CROSS REFERENCE SHEET


     Registration Statement
     Item Number and Heading                       Location in Prospectus
     -----------------------                       ----------------------

1.   Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus          Cover Page
2.   Inside Front and Outside Back Cover Pages
     of Prospectus                                   Summary, Risk Factors
3.   Summary Information and Risk Factors
4.   Use of Proceeds                                 Use of Proceeds
5.   Determination of Offering Price                 Cover Page; Risk Factors;
                                                     Selling Security holders
6.   Selling Security holders                        Selling Security holders
7.   Dilution                                        Not Applicable
8.   Plan of Distribution                            Plan of Distribution;
                                                     Risk Factors; Management;
                                                     Selling Security holders
9.   Description of Securities                       Description of Securities
10.  Interests of Named Experts and Counsel          Legal Matters; Experts
11(a)Description of Business                         The Company; Business
11(b)Description of Property                         Business - Property
11(c)Legal Proceedings                               Business - Legal Matters
11(d)Market for Common Equity and Related
     Stockholder Matters                             Cover Page; Security
                                                     Ownership of Certain
                                                     Beneficial Owners and
                                                     Management; Description of
                                                     Securities
11(e)Financial Statements                            Financial Statements
11(f)Selected Financial Data                         Selected Financial Data
11(g)Supplementary Financial Information             Financial Statements
11(h)Management's Discussion and Analysis or
     Plan of Operation                               Management's Discussion
                                                     and Analysis of Financial
                                                     Condition and Results of
                                                     Operations
11(i)Changes in and Disagreements with
     Accountants on Accounting and Financial
     Disclosure                                      Not Applicable
11(j)Directors, Executive Officers, Promoters
     and Control Persons                             Management
11(k)Executive Compensation                          Management
11(l)Security Ownership of Certain Beneficial
     Owners and Management                           Security Ownership of
                                                     Certain Beneficial Owners
                                                     and Management
11(m)Certain Relationships and Related Transactions  Certain Transactions
12.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities  Management, Part II
13.  Other Expenses of Issuance and Distribution     Part II
14.  Indemnification of Directors and Officers       Management; Part II
15.  Recent Sales of Unregistered Securities         Part II
16.  Exhibits and Financial Statement Schedules      Part II
17.  Undertakings                                    Part II

                   SUBJECT TO COMPLETION, DATED July 19, 1996


PRELIMINARY PROSPECTUS

                             COMPUTER CONCEPTS CORP.

                        30,830,325 Shares of Common Stock



     This Prospectus relates to 30,830,325 shares of Common Stock, par value $.0001 per share, of Computer Concepts Corp., a Delaware corporation (the "Company"). See "Description of Securities" and "Selling Security holders."


   The Common Stock offered by this Prospectus may be sold from time to time by the Selling Security holders, or by their transferees. No underwriting arrangements have been entered into by the Selling Security holders. The distribution of the securities by the Selling Security holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security holders in connection with sales of such securities.

   The Selling Security holders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities
Act of 1933, as amended ("Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Security holders against certain liabilities, including liabilities under the Securities Act.

   The Company will bear the expenses of this offering, including filing fees.


     The Company's Common Stock is traded on NASDAQ (NASDAQ SmallCap Market symbol: CCEE). On July 15, 1996, the last reported sale price of the Company's Common Stock as reported by NASDAQ was $1.03125 per share.



     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is          , 1996

     INFORMATION CONTAINED HEREIN IS SUBJECTED TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                          REPORTS TO SECURITY HOLDERS

   The Company intends to furnish its shareholders with annual reports containing audited financial statements, examined by an independent public accounting firm, and such interim reports as it may determine to furnish or as may be required by law. The Company's fiscal year ends on December 31 of each year.

                              AVAILABLE INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the
Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto. For further information with respect to the Company and the shares of Common Stock offered by this Prospectus, reference is made to such Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

   The Company's Common Stock is registered with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Suite 788, 1375 Peachtree St., N.E., Atlanta, Georgia 30367, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock is listed on the National Association of Securities Dealers, Inc. Automated Quotations System, and copies of the foregoing materials and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

                                   THE COMPANY

     Computer Concepts Corp. (hereinafter referred to as "Computer Concepts" or the "Company") was organized under the name Unique Ventures, Inc., under the laws of the State of Delaware on August 27, 1987. Unique Ventures, Inc. thereafter became a "blind-pool" public company and changed its name to Computer Concepts Corp. in 1989.

     The Company designs, develops, markets and supports information delivery computer software products, including end-user data access tools for personal computers and systems management software products for corporate mainframe data centers. This business has been built through a combination of development, acquisitions and a strategic partnership.


     During the years 1989 through 1992, the Company was primarily engaged in research and development activities regarding its primary product,"d.b.Express." During 1993, the Company began to expand its product, sales, marketing and administrative activities, and began the transition from a research and development-oriented company into a market-driven software products business. In 1994, the Company continued the process of evaluating its businesses and determining where its strategic focus and financial and management resources should be directed. As a result, for the fourth quarter of 1994, the Company adjusted the value of certain assets to reflect their net realizable value and management's current operating plan. In 1995, the Company determined to further focus its activities to its Softworks, Inc. subsidiary and exploitation of the parent Company's d.b.Express software technology and in 1996, sold its "Superbase" technology assets and is negotiating for the sale of its MapLinx Corp. subsidiary. As a result, for the third and fourth quarters of 1995, the Company adjusted the value of certain assets to reflect their net realizable value.


     In October 1990, Computer Concepts acquired RAMP Associates, Inc. ("RAMP"), a privately owned Delaware corporation engaged in general computer consulting services. RAMP was previously owned by Russell Pellicano, the inventor of d.b.Express , and currently a director of the Company. During the fourth quarter of 1993, in connection with its long-term strategic plan, the Company eliminated its general computer consulting service line, taking a charge for the write-off of the unamortized goodwill associated with RAMP as well as the accrual of certain severance costs.


     Effective September 1993, the Company acquired Softworks, Inc. ("Softworks"), a private Maryland company founded in 1977, and an acknowledged leader providing systems management software for mainframe computer systems. Softworks currently markets twelve software products, and holds over 2,400 licenses in over 1,700 customer installations worldwide. The products are installed in over 50 of the Fortune 100 companies' data centers. See Note 3a of Notes to Consolidated Financial Statements for the period ended December 31, 1995.

   During June 1994, the Company completed the purchase of the Superbase technology and certain related assets from Software Publishing Corporation. Superbase is a database programming language. The Company sold this asset in the second quarter of 1996. See Note 2 of Notes to Consolidated Financial Statements for the period ended March 31, 1996.

   During December 1994, the Company acquired MapLinx, Inc. ("MapLinx"), a provider of PC based software that allows for geographical presentation of database information. See Note 2 of Notes to Consolidated Financial Statements for the period ended March 31, 1996. In conjunction with the Company's decision to focus its activities on exploitation of the d.b.Express technology, the Company is negotiating the sale of MapLinx.

   During December 1994, through its Softworks' subsidiary, the Company acquired DBopen, Inc. ("DBopen"), a provider of PC database administration tools employing client/server technology. During the third quarter of 1995, certain new products pertaining to this acquisition were introduced in the market. During the fourth quarter of 1995, as a result of limited sales and changing market conditions, it was determined that significant additional expenditures would have to be incurred to modify the product to meet these changing market conditions. In the opinion of management, such additional expenditures exceeded the potential benefits, and accordingly, a decision was made to discontinue the products. Consistent with this decision, the Company wrote off the carrying value of its investment in the DBopen acquisition of $1,317,000 in the fourth quarter of 1995.


   The Company's long-term strategic plan is focused on becoming a preeminent provider of innovative software products which break down barriers between people and data (thereby allowing corporate users to more easily access enterprise-wide data) through sales of existing products and new technologies as well as continuing to support the Softworks' mainframe sector. To achieve this plan, the Company plans to focus on the exploitation of d.b.Express primarily through the development of indirect sales channels. The Company's primary strategy is expected to focus on software tools for the data warehousing markets.


     During the first quarter of 1995, the Company reorganized its management team. A new business plan was developed and implemented, with the major focus of the new business plan being the development of strategic alliances, and securing d.b.Express license agreements with major software companies. The first evidence of potential future success of this plan was announced on June 1, 1995 when the Company and Oracle Corporation entered into a development agreement. The Company also has entered into development or license agreements with IBM, Dell Computers and Information Builder, Inc., however, the Company was advised in the second quarter of 1996 that Dell Computers was discontinuing the distribution of d.b.
Express . Additionally, the Company entered into a world-wide marketing agreement with Perot Systems Corporation in December, 1995, and on April 12, 1996, the Company confirmed the signing of a contract agreement with the State of New York permitting all State agencies and divisions to acquire d.b.Express , however the contract agreement does not guarantee any minimum number of orders. The Company is currently in negotiations with several other national corporations and leading software companies for the licensing of d.b.Express . None of these agreements provide for any sales commitments, and to date, sales from such agreements have been insignificant. Management believes that these negotiations may result in the consummation of additional strategic alliances and/or software license agreements within the foreseeable future although there are no assurances such agreements will occur.


   At the Company's Annual Meeting of Shareholders held March 20, 1996, authorization for an amendment to the Company's Articles of Incorporation to increase its authorized capital from 60,000,000 shares of Common Stock to 150,000,000 shares of Common Stock was approved, and such an amendment was filed and effective on March 22, 1996.

   See "Risk Factors", "Management" and "Certain Transactions" for a discussion of certain factors that should be considered in evaluating the Company and its business.

                                  THE OFFERING


Securities Offered by the Selling
   Security holders                          30,830,325 Shares of Common Stock


NASDAQ SmallCap Market Symbol
   for Common Stock                          CCEE


Risk Factors                                 Purchase of Common Stock being
                                             offered hereby involves a
                                             significant degree of risk,
                                             including the potential loss of
                                             all funds invested, and including
                                             risks associated with the need for
                                             additional funds, a limited
                                             operating history, intense
                                             competition, rapid growth, and
                                             dependence on key personnel, among
                                             others.  See "Risk Factors."

Number of shares outstanding if all
securities offered are sold (including
14,305,549 shares included herein
issuable upon exercise of options or
warrants, and 6,989,435 shares issuable
upon exercise of options or warrants
previously registered)                       94,433,981

                         SUMMARY FINANCIAL INFORMATION

     The following summary financial information concerning the Company has been derived from the Consolidated Financial Statements, related notes and other financial information included elsewhere in this Prospectus and should be read in conjunction with such financial statements and the notes thereto. All share and per share data has been adjusted to reflect the one-for-four reverse stock split approved by the Company s shareholders on September 22, 1992. This information should be read in conjunction with the Consolidated Financial
Statements:



         Summary Consolidated Statement of Operations Data


                           Three Months Ended
                                 March 31                 Years Ended December 31,
                                  (in thousands, except per share data)


                             1996       1995           1995        1994      1993(A)    1992       1991
                             ----       ----           ----        ----      ----       ----       ----

Revenues                   $4,109      $4,108        $16,302     $13,695     $3,360       $97     $1,716
                         ---------   ---------      ---------   ---------  --------- ---------  ---------
Total costs and expenses    8,269       7,046         34,667      25,474     16,699     5,074      2,534
                         ---------   ---------      ---------   ---------  --------- ---------  ---------
Operating loss            $(4,160)    $(2,938)       (18,365)    (11,779)   (13,339)   (4,977)      (818)
Other income (expense)        -           -              -          (428)      (111)        1          2
                         ---------   ---------      ---------   ---------  --------- ---------  ---------
Net loss                  $(4,160)    $(2,938)      $(18,365)   $(12,207)  $(13,450)  $(4,976)     $(816)
                         =========   =========      =========   =========  ========= =========  =========

Net loss per share          $(.07)      $(.08)        $(0.37)     $(0.51)    $(0.86)   $(0.40)    $(0.07)
                            ======      ======        =======     =======    =======   =======    =======

Weighted average common
   shares outstanding      58,211      36,487         49,211      24,110     15,721    12,332     11,056
                         =========   =========      =========   =========  ========= =========  =========



  Summary Consolidated Balance Sheet Data

                                     At March 31,              December 31,
                                                (In thousands)

                             1996       1995           1995        1994      1993(A)    1992       1991
                             ----       ----           ----        ----      ----       ----       ----

Working capital (deficit) $(3,121)    $(5,308)       $(2,998)    $(3,590)    $2,545     $(610)     $251
Total assets               17,673      21,640         16,081      21,609     20,807      4,044    3,895
Long term debt              2,702         756            800         695        172        163      159
Long term debt -
  current portion             378         161            359         119         53         26       30
Common stock subject
  to redemption             4,000       4,000          4,000       4,000         -          -        -
Shareholders' equity
  (deficit)                 (366)       6,194          2,009       7,839     12,168      2,010      698


(A) As restated. See Note 4 of Notes to Consolidated Financial Statements for the period ending December 31, 1995.


                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase these securities. Prospective investors, prior to making an investment decision, should carefully read this prospectus and consider, along with other matters referred to herein, the following risk factors:

     1. Need for Additional Funds. Based on current levels of operations and commitments, the Company anticipates that its existing capital resources will enable it to maintain its operations through September 30, 1997, however, the Company will eventually need to generate positive cash flows from operations in order to decrease its dependency on cash flows from financing activities. Adequate funds for the Company's businesses on terms favorable to the Company, whether through additional equity financing, debt financing or other sources, may not be available when needed and may result in significant dilution to existing stockholders. Further, the Company has no bank or other credit facility or other readily available access to debt financing. If the Company is unable to secure additional funding when required, it would most likely decrease or eliminate certain current or expansion activities or sell certain of its operations. Ultimately, its inability to obtain sufficient funds from operations or external sources would have a material adverse effect on its financial condition and viability.

     2. Lack of Profitable Operations and Cash Flow from Operations; Future Profitability Uncertain. The Company first acquired operating assets in April of 1989. It has incurred net losses of approximately $13,450,000 for 1993, $12,207,000 for 1994 and $18,365,000 for 1995, and $4,160,000 for the period ended March 31, 1996, and cumulative losses of $54,563,000, and may incur additional losses in the course of building its business. The profitability of the Company under its current business plan is substantially dependent upon the successful exploitation of its d.b.Express technology. There can be no assurances that the Company will be able to successfully exploit the d.b. Express technology.

     3. Limited Operating History. The Company acquired or started its businesses in 1989. Effective October 1990, it acquired Ramp Associates, Inc. and effective September 1993, it acquired Softworks, Inc., both of which operated as private self-sufficient companies prior to their acquisition by the Company. The Company eliminated the Ramp Associates, Inc. line of consulting services effective December 1993. The Company purchased the "Superbase" database software technology in June 1994 and acquired DBopen Inc., and MapLinx, Inc. in December 1994. Subsequent to these acquisitions, as a result of limited sales, changing market conditions and management's decision to focus its activities on exploitation of d.b.Express , management has determined to sell the "Superbase" technology assets (sold in the second quarter of 1996), discontinue the DBopen related products and to sell MapLinx. Although the Company has taken the steps it believes are necessary to exploit d.b.Express , there can be no assurance that the Company's efforts will be successful in this regard. To date, revenues generated from d.b.Express products have been insignificant.

     The Company's products have generated revenues of $4,109,000 for the quarter ended March 31, 1996, and $16,302,000, $13,695,000 and $3,360,000 for
the years ended December 31,1995, 1994, and 1993, respectively.

     4. Potential Adverse Impact on Market Price of Shares Eligible for Future Sale. The Company has approximately 73,138,997 shares of Common Stock outstanding as of July 15, 1996, of which approximately 50,600,000 are currently without restriction on resale. The influx of all of this Common Stock on the market together with the 30,830,325 shares registered hereunder (16,524,776 outstanding shares and 14,305,549 shares issuable upon exercise of options or warrants included herein) plus 16,989,435 shares issued or issuable upon exercise of options or warrants by employees previously registered (10,000,000 of which are authorized for future grants and issuance pursuant to the 1995 Incentive Stock Plan for employees), could have a significant adverse effect on the market for, as well as the price of, the Common Stock. If all outstanding options and warrants, including options subject to various performance requirements, were exercised, the outstanding shares would total 94,433,981 shares. A decline in the market price also may make the terms of future financings which involve the Company's Common Stock or the use of convertible debt more burdensome. Although the exercise of the options being registered hereunder would result in significant proceeds to the Company (approximately $26,000,000 if all outstanding warrants and options are earned and are exercised), the impact of any significant number of such shares entering the market would likely have a negative impact on the market price for the Company's Common Stock. The Company increased its authorized number of shares of common stock from 60,000,000 to 150,000,000 at its Annual Meeting of Shareholders on March 20, 1996.


     5. Competition. The Company's products are marketed in a highly competitive environment characterized by rapid change, frequent product introductions and declining prices. Further, the Company's personal computer products have been designed specifically for use on the Intel x86 family of computers, utilizing other well known database products. A decline in the use of this type of personal computer or the emergence of competitive platforms could materially adversely affect the market for the Company's products. The Company considers certain end-user data access tool and executive information system software companies to be competitors of its d.b.Express product, including Trinzic Corporation, Cognos, Inc., Comshare Corp., and Pilot Software, Inc. While the Company believes that d.b.Express can compete effectively against such companies' product offerings based on ease of use, lack of programming, data access, speed and price, no assurance can be given in this regard. Certain of Softworks' products compete with products from Boole & Babbage, Legent Corp. and BMC, and while the Company believes that Softworks' products compete effectively based on quality of product, support and price, no assurances can be given in this regard. Many of the Company's existing and potential competitors possess substantially greater financial, marketing and technology resources than the Company.


     6. Current Litigation. The Company and certain of its officers and directors are parties to several lawsuits including class actions involving two separate claims. While the Company intends to vigorously defend these actions, any substantial judgment against the Company would have a material adverse effect on its financial condition and threaten the Company's viability. The Company has tentatively settled one of the class action matters subject to court approval. See "Business - Legal Proceedings."


     7. Seasonality. The Company's quarterly results are subject to fluctuations from a wide variety of factors including, but not limited to, new product introductions, domestic and international economic conditions, customer budgetary considerations, the timing of product upgrades and customer support agreement renewal cycles. As a result of the foregoing factors, the Company's operating results for any quarter are not necessarily indicative of results for any future period.

     8. Dependence on Key Personnel. The Company is highly dependent on its executive officers and management personnel, the loss of any of whom could have an adverse affect upon its operations. While the Company has employment agreements with several management persons, it has no employment agreements with its principal executive officers. Should any of the members of the Company's senior management be unable or unwilling to continue in their present roles or should such person determine to enter into competition with the Company, the Company's prospects could be adversely affected. The Company's success is also dependent upon its ability to attract, retain and motivate highly-trained technical, marketing, sales and management personnel. The inability to attract, retain and motivate personnel required for development, maintenance and expansion of the Company's activities could adversely affect its business and prospects.


     9. Substantial Number of Outstanding Shares of Common Stock and Volatility in Trading Price. As of July 15, 1996, the Company had 73,138,997 issued and outstanding shares of Common Stock, of which approximately 50,600,000 shares were in the public float. Certain of these shares were issued in private transactions for which the Company issued price guarantees. Although the Company has no immediate acquisition plans, potential future acquisitions could result in the issuance of substantial additional shares of Common Stock. The price of the Company's Common Stock is subject to fluctuation and has increased and decreased substantially during 1995 and 1996. The trading activity in the Company's Common Stock also varies from time to time so that, at any given time, the sale of a large block could adversely affect the market price of its Common Stock.


     10. Risk of Rapid Growth and Business Expansion. The Company is pursuing a rapid growth strategy that has involved and is expected to continue to involve significant growth over at least the next twelve months. There can be no assurance that the Company will successfully achieve its planned growth. Accomplishing its objectives will depend upon a number of factors, including the Company's ability to develop products internally with emphasis on the exploitation of its d.b.ExpressTM product. In addition, the Company may incur development, acquisition or expansion costs that represent a higher percentage of total revenues than larger or more established companies, which may adversely affect the Company's results of operations.

     11. No Credit Facility. The Company has no credit facility and has no other significant assets other than account receivables which would be available to collateralize any future borrowings. Accordingly, the Company's business could be adversely affected in the event that it has a need for funds in amounts greater than its cash on hand, which it is unable to obtain through debt or equity financing.

     12. No Dividends. The Company has not declared or paid, and does not anticipate declaring or paying in the foreseeable future, any cash dividends on its Common Stock. The Company's ability to pay dividends is dependent upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of Directors. Accordingly, there is no assurance that any dividends will ever be paid on the Company's Common Stock.

     13. Importance of and Risks Relating to Intellectual Property Rights. The computer software industry is characterized by extensive use of intellectual property protected by copyright, patent and trademark laws. While the Company believes that it does not infringe on the intellectual property rights of any third parties in the conduct of its business, allegations of any such infringement, or disputes or litigations relating thereto, could have a material adverse affect on the Company's business and financial condition. Also, if third parties were to be permitted to use the Company's proprietary technology without the Company's consent or without the Company being compensated therefor, the Company believes that one of its competitive advantages could be eroded. No assurance can be given that the Company's patents and copyrights will effectively protect the Company from any copying or emulation of the Company's products in the future.

     14. Lack of Managing Underwriter. The sale of the Common Stock of the Selling Stockholders will not be coordinated or controlled by a managing underwriter. Certain Selling Stockholders may be deemed to be underwriters, as such term is defined by the Securities Act. Selling Stockholders will, during the distribution period, also be subject to the restrictions on their purchases and sales of Common Stock as set forth in Rules 10b-6 and 10b-7 under the Exchange Act. See "Selling Security holders" and "Plan of Distribution." 15. Potential Impact If Rule 15G Becomes Applicable to the Company's Securities. Rule 15G of the Securities Act of 1934 provides certain requirements for the sale of securities which are classified as "penny stocks." As the Company exceeds the asset and revenue parameters for classification as a penny stock (less than $2 million of tangible assets or $6 million of revenues for companies in business more than three years) and trades on the NASDAQ exchange (Small Cap Market) those rules are not currently applicable to the Company. However, in the event, the Company were to be so classified in the future, the compliance requirements for the sale of securities under Rule 15G could have a negative effect on the marketability of the Company's securities.

     16. Potential Loss of Entire Investment in the Company's Securities. An investment in the securities of the Company involves a high degree of risk, including the potential total loss of the investment.


                                 USE OF PROCEEDS


     The Company will not receive any proceeds from this offering, except to the extent options or warrants are exercised to purchase any of the 14,305,549 shares covered by this Prospectus underlying stock options or warrants. The net proceeds to the Company, if all outstanding options (including options not covered by this Prospectus) are exercised, will be approximately $26,000,000. Substantially all of such funds, if any, are intended to be utilized to further exploit the Company's products, including the working capital and general overhead expenses associated therewith.


                           PRICE RANGE OF COMMON STOCK

     The Company's Common Stock is traded on NASDAQ under the symbol CCEE. The following table sets forth the high and low sales prices of the Common Stock as reported on NASDAQ for the fiscal periods indicated. See "Dividend Policy".

                                                            Common Stock
                                                            ------------
                                                         High           Low
                                                         ----           ---

   Fiscal 1993
       First Quarter . . . . . . . . . . . . .          $9 3/8          5 3/4
       Second Quarter. . . . . . . . . . . . .           8 3/8          5 1/2
       Third Quarter . . . . . . . . . . . . .           7 5/8          4 1/8
       Fourth Quarter. . . . . . . . . . . . .           6 1/2        3 13/16

     Fiscal 1994
       First Quarter . . . . . . . . . . . . .           5 3/8          2 1/2
       Second Quarter. . . . . . . . . . . . .         2 15/16          1 1/8
       Third Quarter . . . . . . . . . . . . .           1 5/8          15/16
       Fourth Quarter. . . . . . . . . . . . .          1 5/16            5/8

     Fiscal 1995
       First Quarter . . . . . . . . . . . . .          1 1/32           7/16
       Second Quarter. . . . . . . . . . . . .         4 31/32            1/4
       Third Quarter . . . . . . . . . . . . .               2          1 3/8
       Fourth Quarter. . . . . . . . . . . . .           3 1/2         1 9/32


     Fiscal 1996
       First Quarter . . . . . . . . . . . . .         2 27/32        1 23/32
       Second Quarter  . . . . . . . . . . . .          2 1/16          1 1/6
       Third Quarter (through July 15, 1996) .          1 5/16              1





     As of June 30 1996, the total number of shareholders of the Company's Common Stock was approximately 17,122, with 1,122 holders of record, exclusive of shareholders whose shares are held in the name of their brokers or stock depositories which are estimated to be approximately 16,000 additional shareholders.

                                 DIVIDEND POLICY

     Holders of the Company's common stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company at March 31, 1996:




     Current Portion of Long-Term Debt                     $378,000
     Long-term debt                                       2,702,000
     Common Stock Subject to Redemption                   4,000,000

     Stockholders' Equity (Deficit):

        Common Stock, $.0001 par value; 150,000,000
        shares authorized; 59,583,000 shares issued
        and outstanding                                      6,000

        Additional paid-in capital                      54,191,000
        Accumulated Deficit                            (54,563,000)

    Total Stockholder's Equity                            (366,000)

    Total Capitalization                                 6,336,000





     (Subsequent to March 31, 1996, approximately 25% of the $4,000,000 of Common Stock Subject to Redemption was sold and will be reclassified to equity. See Investment in Superbase Technology section of Management's Discussion and Analysis of Financial Condition and Results of Operations. Further, $2,000,000 of the listed Long-term debt was converted to equity, and additional equity of approximately $5,500,000 has been received, thereby increasing Total Stockholder's Equity.) As of July 15, 1996, 73,138,997 shares are outstanding, and options and warrants are outstanding for an aggregate 21,294,984 additional shares (10,000,000 shares are also authorized, but have not been granted, pursuant to the 1995 Stock Incentive Plan as approved by the shareholders at the annual meeting of shareholders in March of 1996.).

                           SELECTED FINANCIAL DATA
                (Dollars in thousands, except per share data)


     The selected financial data as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31,1995, has been abstracted from the audited financial statements of the Company included elsewhere herein; the selected financial data as of December 31, 1993, 1992 and 1991 and for each of the two years in the period ended December 31,1992, has been abstratced from audited finanical statements of the Company not presented herein. The selected financial data as of March 31, 1996, and 1995, and for the three month periods then ended, are derived from the Company's unaudited financial statements, and, in the opinion of management have been prepared on the same basis as the Company's audited consolidated financial statements and include all adjustments, consisting of normal recurring items, necessary for a fair presentation of such interinm financial data. The results of operations for the interim periods presented are not necessarily indicative of results of operations that may be expected for the year ending December 31, 1996. The selected financial data should be read in conjunction with such financial statements and related notes included elsewhere in this Prospectus and "Managements Discussion and Analysis of Financial Condition and Results of Operations." All share and per share data has been adjusted to reflect the one-for-four stock split approved by the Company's shareholders on September 22, 1992.




     Consolidated Statement of Operations Data

                           Three Months Ended
                                 March 31                 Years Ended December 31,
                                  (in thousands, except per share data)

                             1996       1995           1995        1994      1993(A)    1992       1991
                             ----       ----           ----        ----      ----       ----       ----

Revenues                   $4,109      $4,108        $16,302     $13,695     $3,360       $97     $1,716
                          -------     -------        -------     -------    -------    ------    -------
Cost of Expenses:

  Cost of Revenues and
  Technical support         1,334       1,847         7,074       5,537       1,783      218       1,457
  Research and development    354         240         1,270         521         606      200         108
  Sales and Marketing       1,927       2,548         9,166       5,850       3,092      565          58
  General and
    Administrative          1,817       1,683         8,191       7,936       5,892    3,854         674
  Amortization  and
    Depreciation              762         728         4,104       2,452         924      237         237
  Unusual charges           2,075         -           1,102       3,178       4,402       -           -
  Reduction in carrying
    value of long-lived
    assets                     -          -           3,760         -            -        -           -
      Total costs and
         expenses           8,269       7,046        34,667      25,474      16,699    5,074       2,534
                          -------     -------        -------     -------    -------    ------    -------
Operating loss            $(4,160)    $(2,938)      (18,365)    (11,779)    (13,339)  (4,977)       (818)
Other income (expense)         -          -             -          (428)       (111)       1           2
                          --------    --------     ---------   ---------   --------  -------     --------
Net loss                  $(4,160)    $(2,938)     $(18,365)   $(12,207)   $(13,450) $(4,976)      $(816)
                          ========    ========     =========   =========   ========= ========    ========

Net loss per share          $(.07)      $(.08)       $(0.37)     $(0.51)     $(0.86)  $(0.40)     $(0.07)
                            ======      ======       =======     =======     =======  =======     =======

Weighted average common
  shares outstanding       58,211      36,487        49,211      24,110      15,721   12,332      11,056
                          ========    ========     =========   =========   ========= ========     =======


  Summary Consolidated Balance Sheet Data

                                     At March 31,              December 31,

                             1996       1995           1995        1994      1993(A)    1992       1991
                             ----       ----           ----        ----      ----       ----       ----

Working capital (deficit) $(3,121)    $(5,308)       $(2,998)    $(3,590)    $2,545     $(610)     $251
Total assets               17,673      21,640         16,081      21,609     20,807      4,044    3,895
Long term debt              2,702         756            800         695        172        163      159
Long term debt -
  current portion             378         161            359         119         53         26       30
Common stock subject
  to redemption             4,000       4,000          4,000       4,000         -          -        -
Shareholders' equity
  (deficit)                 (366)       6,194          2,009       7,839     12,168      2,010      698


     (A) As restated. See Note 4 of Notes to Consolidated Financial Statements for the period ended December 31, 1995.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus.

Results of Operations
- ---------------------


Three months Ended March 31, 1996 Compared with March 31, 1995
- --------------------------------------------------------------

Revenues for the quarter ended March 31, 1996, of $4,109,000 were virtually the same as the three months ended March 31, 1995, amount of $4,108,000. For the quarter ending March 31, 1996, sales at Softworks increased by $862,000, while decreasing at MapLinx - $215,000, and Superbase - $429,000. CCEL (which ceased operations in 1995) accounted for a $234,000 reduction in sales.

The cost of revenues and technical support decreased by $513,000 to $1,334,000 for the period ended March 31, 1996, from $1,847,000 for the prior year first quarter. The principal factors for this decrease include the elimination of certain subsidiaries and product lines, as well as various reductions in overhead.

Research and development costs rose approximately $114,000, due in part, to increases incurred in further developing d.b.Express technology.

Sales and marketing expenses decreased approximately $621,000 from the first quarter of the prior year primarily as a result of the elimination of certain subsidiaries and product lines.

General and administrative costs increased $134,000 to $ 1,817,000 for the three months ended March 31, 1996, when compared to the three months ended March 31, 1995. Factors contributing to the increase were costs attributable to the annual shareholders meeting, accrued late registration costs and accrued consulting fees.

See Notes 2 and 5d to the Condensed Consolidated Financial Statements for discussions relating to unusual charges incurred during the three months ended March 31, 1996.

Financial Condition and Liquidity
- ---------------------------------

The Company has incurred consolidated net losses of $4,160,000 for the three months ended March 31, 1996, and cumulative net losses of $54,563,000 through March 31, 1996. As of March 31, 1996, the Company's current liabilities exceeded its current assets by $3,121,000 and approximately $730,000 of accounts payable were past due. The Company is not experiencing difficulty in obtaining trade credit with customary terms from its vendors. Further, the Company has accrued and recorded as an unusual charge in the March 31, 1996, condensed consolidated financial statements of $2,075,000 for a proposed settlement of a class action suit, wherein $2,000,000 worth of the Company's common stock will be placed in escrow and $75,000 will be paid in cash. See Note 5d to the condensed consolidated financial statements. During the three month period ended March 31, 1996, net cash used in operating activities totaled $422,000, consisting primarily of an operating net loss of $4,160,000, net of depreciation and amortization of $762,000, common stock issued for services of $305,000, and a net change in operating assets and liabilities of $2,671,000. In addition, net cash used in investing activities of $345,000 consisted primarily of software development costs, $104,000, the purchase of fixed assets, $59,000, and additional consideration paid in connection with the Softworks, Inc. acquisition, $176,000.

The Company does not maintain a credit facility with any financial institution. These uses of cash have been essentially funded through the issuance of the Company's common stock as well as cash generated from Softworks, Inc. Although the Company's liquidity position at March 31, 1996, has been adversely affected by the aforementioned factors, equity placements during the three months then ended, and subsequent thereto, have mitigated these factors. During the three months ended March 31, 1996, net proceeds from the sale of common stock and options were $1,733,000. In addition, the Company received approximately $1,700,000 (net of commissions and fees) from the sale of convertible debentures.

Subsequent to March 31, 1996, the Company received approximately $8,370,000 from the sale of additional convertible debentures, approximately $5,500,000 of which has been converted into equity. The Company believes that these additional cash infusions will enable it to adequately maintain its operations at least through September 30, 1997. At July 5, 1996, the Company had cash and cash equivalents of approximately $9,250,000. Ultimately, however, positive cash flows from operations will be necessary in order to curtail the Company's reliance on equity placements.

     To achieve positive cash flows from operations, management initiated during 1995, a series of cost saving measures, some of which include, wherever possible, reductions in staffing, advertising, the use of outside consultants and marketing costs. The Company has continued these measures in 1996. Further, the Company has substantially closed down its DBopen product line. During 1995, the Company significantly curtailed the Superbase operations, and, in April, 1996, ceased Superbase operations and has sold this technology. During the quarter ended March 31, 1996, the Company was awarded a three year contract wherein New York State may license the use of d.b.Express . During 1995, the Company entered into development or license agreements with Oracle, IBM, Dell Computers and Information Builders, Inc., and a sales and marketing agreement with Perot Systems Corporation. The Company was advised in the second quarter of 1996 that Dell Computers had discontinued the distribution of d.b. Express . The above referenced agreements and contract do not contain any sales commitments.

     Management's plans are centered on the successful exploitation of the Company's d.b.Express product. To date, revenues from current versions of d.b.Express from such agreements have been insignificant. Management expects that future revenues will support the carrying value of the capitalized software development costs related to d.b.Express of $1,140,000 at March 31,1996. Management believes that the successful implementation of the cost saving measures and the planned exploitation of its d.b.Express technology will eventually enable the Company to achieve positive cash flows from operations. The long-term success of the Company, under its existing business plan, is dependent upon the Company's ability to generate material d.b.Express sales revenues. There can be no assurances that the Company will be able to generate material d.b. Express sales revenues.

Softworks sells perpetual and fixed term licenses for its mainframe products, for which extended payment terms of three to five years may be offered. In the case of extended payment term agreements, the customer is contractually bound to equal annual fixed payments. The first year of post contract customer support,
(PCS) is bundled with standard license agreements. In the case of extended payment term agreements, PCS is bundled for the length of the payment term. Thereafter, in both instances, the customer may purchase PCS annually. At March 31, 1996, the amount of such future receivables extending beyond one year was approximately $769,000, and is included in installment accounts receivable, due after one year and deferred revenues.

     Subsequent to March 31, 1996, the Company signed an agreement to sell the technology of its Superbase subsidiary for $450,000, with $200,000 paid at closing and five monthly payments of $50,000, commencing June 10, 1996. Such proceeds approximated the carrying value of the underlying software costs. Certain liabilities for this subsidiary remain the responsibility of the Company.

Results of Operations
- ---------------------

Years Ended December 31, 1995, December 31, 1994, and December 31, 1993
- -----------------------------------------------------------------------

     The Company has incurred consolidated net losses of $18,365,000, $12,207,000 and $13,450,000 during the years ended December 31, 1995, 1994 and
1993, respectively, and cumulative net losses of $50,403,000 through December 31, 1995. As of December 31, 1995, the Company s current liabilities exceeded its current assets by $2,998,000 and approximately $1,100,000 of accounts payable were past due. For the year ended December 31,1995, net cash used in operating activities totaled $7,451,000, consisting primarily of an operating loss of $18,365,000 net of amortization and depreciation of $4,104,000, a reduction in the carrying value of software held for sale of $2,440,000, a reduction in the valuation of assets acquired of $1,320,000, common stock and options issued for services of $3,234,000 and non-cash unusual charges of $269,000. In addition, net cash used in investing activities of $1,683,000 consisted primarily of software development costs - $545,000; the purchase of fixed assets - $547,000, additional consideration paid in connection with the Softworks, Inc. acquisition - $320,000, and net changes in advances to officers of $271,000. These uses of cash have been essentially funded through the issuance of the Company s common stock. Although the Company s liquidity position at December 31, 1995, has been adversely affected by the aforementioned factors, equity placements during the year then ended and in the first and second quarters of 1996, have mitigated these factors. During the year ended December 31, 1995, net proceeds from the sale of common stock and options were $8,867,000.

     In December, 1995 the Company signed a marketing and consulting agreement with a major systems integrations and consulting organization, Perot Systems, headquartered in Dallas, Texas. This agreement permits Perot Systems to market and distribute d.b.Express not only to its present customer base, but also to oversee world wide distribution as well. Pursuant to such strategic alliance, Perot Systems received options for 500,000 shares of the Company's common stock exercisable at $2.56 per share and will earn 30% percent commissions on all sales of d.b.Express . Additionally, they will have the ability to acquire up to 2,250,000 options, vesting at 50,000 options for every $1,000,000 of revenues in excess of $5,000,000, over a period of two years. The above agreements do not contain any sales commitments and, to date, revenues from such agreements have been insignificant.


     In the third quarter of 1995, certain new products pertaining to the acquisition of DBopen were introduced in the market. As a result of limited sales and changing market conditions during the fourth quarter of 1995, it became apparent that significant additional expenditures would have to be incurred in order to modify the DBopen products to meet such changing market conditions. In the opinion of management, such additional costs exceeded the projected benefits and the decision was made to discontinue the products. Consistent with such business decision, the Company wrote off the remaining carrying value of its investment in DBopen of $1,320,000 in the fourth quarter of 1995.

     Further, the Company is in the process of negotiating the sale of the net assets of one of its wholly-owned subsidiaries, MapLinx. Financial information pertaining to MapLinx as of and for the three months ended March 31, 1996, and the year ended December 31, 1995, are summarized below:





                                     March 31, 1996           December 31, 1995
                                     --------------           -----------------

         Current  Assets:           $     788,000                $   831,000
         Total Assets:                  1,405,000                  1,520,000
         Current Liabilities:             920,000                   (949,000)
         Total Liabilities:               932,000                   (963,000)
         Net Assets:                      473,000                    557,000
         Net  Revenues:                   864,000                  3,780,000
         Net (Loss):                     (83,000)                   (508,000)



     There can be no assurances that the Company will be successful in its attempt to sell the net assets of MapLinx.

     Investment in Computer Concepts Europe, Ltd.

     In 1993 and early 1994, the Company began investing in an infrastructure that would allow it to exploit the worldwide market for several of its software products. In connection with this strategy, the Company entered into a license agreement with a strategic partner in Europe for the distribution of the d.b.Express product. In September 1994, the Company acquired this distributor with the goal of accelerating its European expansion for approximately 2,900,000 shares of Company common stock valued at $2,484,000. Prior to its acquisition, this distributor had paid approximately $1,000,000 to the Company in license fees, of which $500,000 was received in 1993 and $500,000 was received in 1994. As result of the acquisition of this previously unaffiliated company, the Company recorded a $1,000,000 charge to operations at the date of acquisition, comprised of a $500,000 revenue reduction and a $500,000 unusual charge, for the write off of software license fees previously received from this distributor and recognized as revenues by the Company during 1994 and 1993, respectively.

     Late in the fourth quarter of 1994, management began the process of evaluating its strategic plan and business investments, as well as those required to reach profitability in foreign markets. Due to the required additional investment, lack of management resources and management s desire to focus its efforts on the exploitation of its d.b.Express technology, the Company subsequently ceased its operations in Europe. In May 1995, this European subsidiary entered into administrative proceedings in the U.K. which is similar to bankruptcy protection in the U.S. Management does not anticipate the realization of any significant amount of cash from this investment. Accordingly, the Company wrote off the carrying amount of this investment in the fourth quarter of 1994 (approximately $1,800,000). This amount is included in unusual charges in the consolidated statement of operations for the year ended December 31, 1994. In November 1995, this subsidiary went into liquidation.

     Investment in Superbase Technology

     The worldwide expansion of d.b.Express was accompanied by the acquisition of a database software technology from Software Publishing Corporation ("SPC") known as "Superbase". The Superbase technology was acquired in exchange for approximately 2,000,000 shares of the Company's restricted stock valued at approximately $4,000,000, and $75,000 in cash. SPC received a valuation guarantee for the stock issued, and will be permitted to sell such stock in an orderly manner over a twelve month period following registration, which was originally required to be completed before December 31, 1994. The agreement provided that should such registration statement not be effective by December 31, 1994, SPC, at its option, could require the Company to repurchase the shares issued for the amount of the valuation guarantee.

     On January 19, 1995, SPC and the Company entered into an extension agreement whereby the Company was given an extension to file the registration statement to February 15, 1995. In exchange for that extension, the Company agreed to pay SPC $560,000 (the "Penalty Amount"), payable $300,000 in cash in three monthly installments, and $260,000 in additional shares of the Company's common stock. These additional shares also have a valuation guarantee. As a result of the Company's failure to meet the December 31, 1994, registration statement filing deadline, the Company recorded the Penalty Amount as an unusual charge in the December 31, 1994, consolidated statement of operations. To date, the Company has paid only $100,000 of the required $300,000 cash penalty amount. The extension agreement included a provision that if the Company did not meet the February 15, 1995 deadline, and the registration was not completed by May 31, 1995, SPC would be entitled to either of the following (at SPC's option):
(i) the payment of an additional penalty payment equal to $638,400 payable equally in cash and the Company's common stock, or (ii) the repurchase of the shares as provided for in the agreement. The Company did not meet the May 31, 1995 requirement, and SPC recently initiated the sale of a portion of its shares pursuant to the Rule 144 provisions of the Act and exercised its option for the penalty payment of $638,400. The Company had previously accrued for the additional penalty payment of $638,400 as an unusual charge in 1995, which amount was unpaid at June 30, 1996. SPC has indicated that it believes it has been damaged as a result of the further delay in effecting the registration of its shares for which the Company denies any liability.

     The stock issued to SPC is included in the accompanying balance sheet as "Common Stock Subject to Redemption" which was classified as debt in the event the Company was required to repurchase the shares at the guaranteed price, however, effective June, 1996, as the result of SPC's election to receive the $638,400 penalty payment and the sale of approximately 25% of its shares, a corresponding portion of the "Common Stock Subject to Redemption" will be reclassified as equity, thereby increasing the Company's equity.

     As discussed above, the Superbase technology was sold in the second quarter of 1996.


     Acquisition of DBopen, Inc.

     During December 1994, the Company completed the acquisition of DBopen, Inc., a provider of PC database administration tools employing client/server technology. In connection with the acquisition, the Company issued $939,300 of Company common stock and assumed long-term debt of approximately $423,000. The agreement provides for a price guarantee on the initial stock issuance and the issuance of additional shares based upon the release of certain new products and the issuance of shares should certain levels of revenues and profitability of the DBopen products be reached.

     During the third quarter of 1995, certain new products pertaining to this acquisition were introduced in the market. During the fourth quarter, 1995, as a result of limited sales and changing market conditions, it was determined that significant additional expenditures would have to be incurred to modify the product to meet these changing market conditions. In the opinion of management, such additional expenditures would exceed the potential benefits and, accordingly, the decision was made to discontinue the products. Consistent with such business decision, the Company wrote off the remaining carrying value of its investment in the DBopen acquisition of $1,320,000 in the fourth quarter of 1995.

     Acquisition of MapLinx, Inc.

     During December 1994, the Company completed the acquisition of MapLinx, Inc., a developer and provider of PC database geographic utilities used with mainstream Windows 3.0 database and spreadsheet products. In connection with the acquisition, the Company issued approximately 1,672,000 shares of Company common stock having a fair value of $900,000 at the acquisition date.


     In November, 1995, management began the process of negotiating for the sale of MapLinx. Proceeds from such sale are anticipated to exceed the carrying value of $557,000 at December 31, 1995. See Note 1 - Business Matters and Liquidity of Notes to Consolidated Financial Statements, for a summary of the financial information for MapLinx as at March 31, 1996, and December 31, 1995, and for the quarter and year then ended, respectively. There is no assurance the Company will be successful in its attempt to sell MapLinx.

     Softworks, Inc.


     In connection with the 1993 acquisition of Softworks, the Company is required to make additional payments to two of Softworks former shareholders based upon certain product revenues for the years 1995 through 1998, up to an aggregate maximum of $2,000,000. Through March 31, 1996, the Company incurred a liability of $537,000 ($496,000 of which was paid through March 31, 1996) to the two non-employee former shareholders, which has been treated as additional consideration in connection with the acquisition of Softworks, and, accordingly, has been included in the excess of cost over fair value of the net assets acquired, as these individuals did not continue in the employment of the Company subsequent to the acquisition. No other contingent payments have been made under the terms of this agreement.


Results of Operations
- ---------------------

Fiscal 1995 Compared to Fiscal 1994
- -----------------------------------

Revenues for the year ended December 31,1995, were $16,302,000, an increase of $2,607,000 or 19% over the prior years total of $13,695,000. This increase was primarily due to the acquisition of MapLinx, which had net revenues of $3,780,000, as well as an increase in Softworks' revenues of $2,177,000, offset by the loss of non-recurring revenues generated by the product distribution agreements related to d.b.Express of $2,964,000 in 1994, and reductions in net revenues of $313,000 and $305,000 from Superbase and CCEL, respectively.

Cost of revenues and technical support, of $7,074,000 represents an increase of $1,537,000 over the prior years amount of $5,537,000 due principally to the MapLinx acquisition which incurred $1,211,000, and increases at Softworks and CCEL of $1,396,000 and $130,000, respectively, offset by decreases from d.b.Express and Superbase of $ 609,000 and $622,000, respectively.

Research and development costs increased $749,000 in 1995 to $1,270,000 over the prior years' amount of $521,000, due principally to DBopen and refinements in d.b.Express technology.

During 1995, sales and marketing  expenses for the Company increased  $3,316,000 to $9,166,000 from $5,850,000 for the year ended December 31, 1994. The acquisition of MapLinx accounted for approximately $2,013,000 of such increase. Other material components include an increase at Softworks of $1,364,000 which was due, in part, to Softworks efforts to bring the DBopen products to market, as well as establishing overseas operations.

General and administrative expenses increased $255,000, to $8,191,000 for the year ending December 31, 1995 versus $7,936,000 for the year ending December 31, 1994. A major effort put forth by management of the Company to reduce Corporate spending resulted in a reduction of $478,000 over the prior year. This was, however, offset by the acquisition of MapLinx, which was acquired effective December 31, 1994, and incurred expenses amounting to $733,000 during the year.

See Note 10 to the Consolidated Financial Statements for a discussion of unusual charges incurred for the years ended December 31, 1995, 1994, and 1993, respectively.

The charge to operations of $3,760,000 for the reduction in carrying values of long-lived assets includes the write-down of the software asset held for sale of $2,440,000 and the write-off of the DBopen acquisition of approximately $1,320,000, both of which are described in the "Financial Condition and Liquidity" section, as well as in Note 3 - Acquisitions of Notes to the Consolidated Financial Statements.

     Fiscal 1994 Compared to Fiscal 1993
     -----------------------------------

     Revenues in 1994 were $13,695,000 compared to 1993 revenues of $3,360,000, a 308 % increase. The increase was principally due to sales from the Company's Softworks subsidiary of $9,449,000 in 1994 versus $2,530,000 in 1993, Superbase sales of $791,000 in 1994 compared to none in 1993, and revenues from a distribution agreement for d.b.Express of $2,360,000 in 1994 compared to $500,000 in 1993.

     Cost of revenues and technical support for the year ended December 31, 1994, increased $3,754,000 over the comparable 1993 period primarily due to the inclusion of Softworks for the full year period versus a four month period in 1993, and the inclusion of Superbase in the 1994 period.

     Research and development expenses decreased $85,000 when compared to the 1993 period primarily due to the development expenses recorded in 1993 related to the development of the Windows based d.b.Express product.

     Sales and marketing expense for the year ended December 31, 1994 increased $2,758,000 over the 1993 period primarily due to the inclusion of Softworks for the full year in 1994, compared to four months in 1993 ($2,182,000 of this increase), and the addition of the European subsidiary and Superbase in 1994.

     General and administrative expenses increased $2,044,000 over the 1993 period primarily due to the aforementioned Softworks, Superbase and European operations 1994 activity versus the 1993 activity and the addition of finance and administrative personnel in support of the Company's strategic growth plan.

                                    BUSINESS

INTRODUCTION

     The Company was organized under the name Unique Ventures, Inc. as a "blind pool" public company, under the laws of the State of Delaware on August 27, 1987, and changed its name to Computer Concepts Corp. in 1989. Computer Concepts Corp. and its subsidiaries ( hereinafter referred to as "Computer Concepts" or the "Company") operate in the computer software industry segment and design, develop, market and support information delivery software products, including end-user data access tools for personal computers and client/server environments, and develops, markets and supports systems management software products for corporate mainframe data centers.


     Computer  Concepts  has  incurred  consolidated  net losses of  $4,160,000,
$18,365,000,   $12,207,000,   and   $13,450,000   on  revenues  of   $4,109,000,
$16,302,000,  $13,695,000 and $3,360,000 during the three months ended March 31,
1996, and the years ended December 31, 1995, 1994 and 1993, respectively. As of March 31, 1996, the Company s current liabilities exceeded its current assets by $ 3,121,000 and approximately $730,000 of its accounts payable were past due, $475,000 of which were attributable to the Company's Superbase, Inc. ("Superbase") subsidiary which was sold in the second quarter of 1996. See Notes to Consolidated Financial Statements - 1. Business Matters and Liquidity. Further, the Company has accrued and recorded as an unusual charge in the March 31, 1996, condensed consolidated financial statements $2,075,000 for a proposed settlement of a class action suit, wherein $2,000,000 worth of the Company's common stock and $75,000 has been placed in escrow pending approval of the settlement by the court. See Note 5d to the condensed consolidated financial statements for the period ended March 31, 1996. These operating losses have been essentially funded through the issuance of Computer Concepts' common stock. Although the Company s liquidity position at March 31, 1996, was adversely affected by such net losses, subsequent to March 31, 1996, liquidity has improved due to additional equity placements. Ultimately, however, positive cash flows from operations will be necessary in order to curtail the Company s reliance on equity placements. While there can be no assurances, management believes that the successful implementation of cost saving measures and the successful exploitation of the Company s d.b.Express technology, among other things, should eventually enable the Company to achieve positive cash flows from operations. In any event, additional equity placements may be necessary in the future.


GENERAL


     From 1989 until September, 1993, the Company was primarily engaged in developing its primary product, "d.b.Express ". While continuing its efforts to further improve and market d.b.Express , the Company in late 1993 began to implement a structured growth through acquisition plan to increase revenues, by developing and acquiring additional products for distribution, as well as to penetrate different software market segments. There have been no acquisitions during 1995 and 1996 and none are presently planned, however, should an opportunity present itself wherein, in the best interest of the Company, an acquisition would be appropriate, the Company would investigate the acquisition possibilities. The Company, through its process of evaluating its businesses and determining where its strategic focus and financial and management resources should be directed, continually adjusts the value of certain assets to reflect their net realizable value and management s current operating plan.


     In October 1990, Computer Concepts acquired RAMP Associates, Inc. ("RAMP"), a privately owned Delaware corporation engaged in general computer consulting services. RAMP was previously owned by Russell Pellicano, the inventor of d.b.Express , and currently an officer and director of the Company. During the fourth quarter of 1993, in connection with its long-term strategic plan, the Company eliminated its general computer consulting service line, taking a charge for the write-off of the unamortized goodwill associated with RAMP as well as the accrual of certain severance costs.


     Effective September 1993, the Company acquired Softworks, Inc. ("Softworks"), a private Maryland company founded in 1977, and an acknowledged leader providing systems management software for mainframe computer systems. Softworks currently markets twelve software products, and holds over 2,400 licenses in over 1,700 customer installations worldwide. The products are installed in over 50 of the Fortune 100 companies data centers. See Note 3a of Notes to Consolidated Financial Statements for the period ended December 31, 1995.


     In connection with the Company s business strategy, during September 1993, an agreement was entered into with Computer Concepts Europe, Ltd. ("CCEL"), an exclusive non-affiliated distributor formed predominantly to market d.b.Express in one of the world s largest software markets. CCEL s focus was promotion, sales and support of the Company s products in major European markets. During August 1994, the Company entered into an agreement to acquire CCEL. As a result of management s subsequent decision to focus its financial and management resources on the exploitation of d.b.Express domestically, the Company significantly curtailed its operations in Europe in order to focus its financial and management resources on the attainment of strategic alliances and software license agreements with major software companies, resulting, in the opinion of management, in much greater product revenues than direct selling could produce. Accordingly, the Company wrote-off the carrying amount of this investment in the fourth quarter of 1994


     During June 1994, the Company completed the purchase of the Superbase technology and certain related assets from Software Publishing Corporation. Superbase is a database programming language. The Company attempted to develop and market this asset without success in 1995. This software technology was sold to a third party in the second quarter of 1996. See Notes 2 and 3b of Notes to Consolidated Financial Statements for the period ended March 31, 1996.

     During December 1994, the Company acquired MapLinx, Inc. ("MapLinx"), a provider of PC based software that allows for geographical presentation of database information. See Note 2 of Notes to Consolidated Financial Statements for the period ended March 31, 1996. In conjunction with the Company's decision to focus its activities on exploitation of the d.b.Express technology, the Company is negotiating for the sale of MapLinx.

     During December 1994, through its Softworks subsidiary, the Company acquired DBopen, Inc. ("DBopen"), a provider of PC database administration tools employing client/server technology. During the third quarter of 1995, certain new products pertaining to this acquisition were introduced in the market. During the fourth quarter of 1995, as a result of limited sales and changing market conditions, it was determined that significant additional expenditures would have to be incurred to modify the product to meet these changing market conditions. In the opinion of management, such additional expenditures exceeded the potential benefits, and, accordingly, a decision was made to discontinue the products. Consistent with this decision, the Company wrote-off the carrying value of its investment in the DBopen acquisition of $1,317,000 in the fourth quarter of 1995.


     The Company s long-term strategic plan is focused upon becoming a preeminent provider of innovative software products which break down barriers between people and data through sales of existing products and new technologies as well as continuing to support the Softworks' mainframe sector . To achieve its goals the Company plans growth of d.b.Express primarily through the development of indirect sales channels. The Company s primary strategy will focus principally on software tools for the data warehousing markets. These markets are being driven by wide-scale corporate right-sizing and the empowerment of people to access enterprise-wide data, both of which create greater efficiencies and corporate profits.


     During the first quarter of 1995, the Company reorganized its management team. A new business plan was developed and implemented, with the major focus of the new business plan being the development of strategic alliances, and securing d.b.Express license agreements with major software companies. The first evidence of potential future success of this plan was announced on June 1, 1995, regarding a development agreement with Oracle Corporation ("Oracle"). Thereafter, the Company also entered into development or license agreements with International Business Machines, Inc. ("IBM"), Dell Computers ("Dell"), and Information Builders, Inc. ("Information Builders"). The Company was advised in the second quarter of 1996 that Dell Computers had discontinued the distribution of d.b. Express . None of these agreements provide for any level of sales commitment and to date sales from such agreements have been insignificant.


     In December, 1995 the Company formed what it considers to be a strategic alliance with one of the world s largest systems integrations and consulting organizations, Perot Systems Corp. ("Perot Systems"), headquartered in Dallas, Texas. This agreement will permit Perot Systems to market and distribute d.b.Express , not only to its present customer base , but also to oversee world wide distribution as well. Pursuant to this agreement, Perot Systems will earn 30% percent commissions on all sales of d.b.Express and received options to purchase up to 500,000 shares of the Company's common stock at $2.56 per share. Additionally, they will have the ability to increase their equity position in the Company, through the exercise of up to an additional 2,250,000 options, based on sales of d.b.Express in excess of $5,000,000 up to $50,000,000 for a period of two years commencing December 1995. During the fourth quarter of 1995, the Company also entered into various other marketing and consulting agreements expiring at various dates through November, 2000. The Company issued 1,678,000 options at $1.50 per share to purchase common stock in connection with these agreements. Pursuant to such agreements, certain firms have the ability to earn up to 1,600,000 options at a price of $1.50 per share upon attaining defined levels of d.b.Express product revenues. None of these agreements provide for any level of sales commitment and to date sales from such agreements have been insignificant.

     PRODUCTS

d.b.Express

     d.b.Express provides business with a simple, fast, low-cost method of finding, organizing, analyzing and using information contained in databases through a visually-based proprietary software tool. The software employs a unique graphical user interface ("GUI") that enables users to directly access and use information contained in relational and pseudo-relational databases created by many database management systems ("DBMS") on the market. In addition, this proprietary software tool has the ability to directly utilize information obtained from spreadsheets and data in the form of American Standard Code for Information Interchange ("ASCII") files.

     d.b.Express does not replace DBMS programs. Instead, it improves the accessibility of databases created by DBMS by eliminating the need to write queries in computer code and facilitates data searches through the use of graphical query tools. Prior to the availability of d.b.Express , comparable analytical and presentation capabilities were possible only through costly executive information systems ("EIS") or customized programs developed and supported by highly-skilled MIS professionals. The need for MIS professionals and programming effectively raises the cost of access to information in terms of time and money. Ultimately, these barriers result in less timely and lower quality business decision-making.

     There are some DBMS access tools on the market that claim to eliminate the need to use computer code and provide graphical query capability. All of these programs, however, only simplify the writing of computer code, usually through industry-standard structured query language ("SQL"), by having users develop logic in a semi-procedural facility. While reducing some problems associated with the writing of computer code, such as "typographical errors", they do not eliminate the need for knowledge of computer code or database structure and organization, and require significant training of the user. d.b.Express enables the access and productive use of complex databases without computer programming or knowledge of SQL.

     d.b.Express approaches database accessibility uniquely, enabling people at all levels of an organization to analyze the data without any knowledge of programming. d.b.Express achieves this in two steps. First, d.b.Express , utilizing proprietary algorithms, accesses and automatically summarizes all of the records in the required databases into its own format. Second, the software presents users with an intuitive multi-dimensional picture of the data which the user can easily customize to his need with a simple point and click interface. In addition to a vast simplification of database access and analysis, d.b.Express performs these tasks faster than any DBMS because the software does not reread the database for each task; it only reads the summaries it has created.

     The advantages inherent to d.b.Express include the following:

     Ease of Use

     Using the analogy of an automatic camera, d.b.Express simplifies data access and analysis by providing a sophisticated, simple-to-use vehicle to take pictures of complex data. By combining an intuitive point and click interface with a powerful integration and retrieval engine in a low-cost product, d.b.Express breaks down the barriers between people and data. After d.b.Express has read one or more databases, the data is presented to the user in a "filescape" using a common bar chart metaphor. The user merely points to a bar in the chart and clicks to view data from the highest summary level to the lowest level of detail. d.b.Express provides powerful desktop functionality that allows the exploration of data patterns, trends, and exceptions. Data searches, queries and analyses can be converted to sophisticated, but simple to use presentations providing integrated business graphics and report writing capabilities.


     Interfaces With Leading Databases and Other Tools

     d.b.Express provides direct access to leading databases created by DBMS vendors, including CA-Clipper, Microsoft Access, Foxbase and FoxPro, Lotus Approach, Borland dBase and Paradox, Oracle, Informix, Sybase, Ingres, SQL Server, IBM DB2 and DB2/2, Netware SQL, Gupta SQL Base, Progress, XDB, SQL/DS, Teradata and Btrieve. These DBMS's represent more than 85% of the installed relational database management systems ("RDBMS") worldwide. In addition, d.b.Express is able to access data contained in spreadsheets and read data in ASCII format which further broadens the software s capability with other DBMS products. d.b.Express results can be exported to popular spreadsheets, report writers, graphics packages and word processors including Lotus 1-2-3, Excel, Quattro Pro, ReportSmith, Crystal Reports, Harvard Graphics, Power Point, WordPerfect and Word.

     Ability To Integrate Data From Databases Created By Multiple Vendors

     When d.b.Express reads a database it creates its own summaries of information through its proprietary process. Information contained in databases is formatted into d.b.Express proprietary format. This permits users to access and compare information contained in enterprise-wide databases created by different vendors simultaneously in the d.b.Express user-friendly environment.

     Works in Common Operating Environments

     d.b.Express operates in virtually all file server and peer-to-peer networking environments providing data to Microsoft Windows and DOS Intel-based workstations. Computer Concepts, through technology synergies afforded by Softworks, is designing extensions to d.b.Express that can be installed on mainframes. The ability to operate on mainframes would open substantial new markets for the application of d.b.Express .

     High Processing Speed

     Once a database has been read by d.b.Express , d.b.Express employs proprietary matrix storage technology rather than rereading each data element in that database. All packaged DBMS reread every single data element each time a task, such as sorting or analysis, is performed. The elimination of the rereading step through d.b.Express proprietary process vastly increases the speed of data access enabling ad hoc analysis at a rate far faster than possible with any other system. The advantage of the d.b.Express process over other processes increases with the size and complexity of the database.

     d.b.Express breaks down barriers between people and data by eliminating the need for SQL expertise, saving time by gaining decision-critical information through rapid data access and analysis, and saving money through minimal training investment and cost-effective product implementation.

     Windows Version 1.0 of d.b.Express was introduced in December 1993 and the DOS version was introduced in late 1992. Windows Version 2.0, with significantly enhanced functionality based on user feedback, was introduced in the second quarter of 1994 and Windows 95 Version was introduced in the third quarter of 1995.

     Disadvantages in regard to d.b.Express include the following:

     Lack of Established User-base and Acceptance of the Product

d.b.Express is not yet widely used in the computer industry and is perceived as a new technology which many users may defer usage of until the product has established its use by large numbers of users. The Company believes its focus on large scale users and its recent sales and marketing agreement with Perot Systems will lead to such usage, however, there is no assurance that the Company or Perot Systems will be successful in implementing sales and wide based usage of the product.

     Limited Resources to Market and Promote d.b.Express


The Company has limited cash resources with which to market and promote d.b.Express , and regardless of the unique patented aspects of the product, if the Company is not able to effectively market and promote the usage of the product, the successful dispersion of the product as a widely used access tool may not be achieved.

     Alternative Methods Available to Access Data and Potential New Technologies

d.b.Express ' access method is patented and unique, however, alternative methods for accessing data exist, primarily text based search engines, which are not able to access large quantities of data with the nearly instantaneous results of d.b.Express and/or without knowledge of specific database query languages. The Company is not aware of any alternative technology which can effect data searches with the speed, and without sophisticated programming skills, which d.b.Express provides, however, it is possible that new technologies will be developed which may effectively compete with d.b.Express . If such new technologies are developed, they could negatively impact the Company's ability to successfully market and promote d.b.Express .


     The Company is currently in discussions with several of the computer software industry s leading companies. On June 1, 1995, the Company announced that it had signed an agreement with Oracle whereby the Company is making a new version of its d.b.Express software available to Oracle database users, enabling them to make use of Computer Concepts patented data visualization technology. The Company also has entered into development or license agreements with IBM, Dell and Information Builders, and entered into a world-wide sales and marketing agreement with Perot Systems of Dallas, Texas, in December, 1995, however, the Company was advised in the second quarter of 1996 that Dell Computers had discontinued distribution of d.b. Express . The Oracle and IBM agreements enable the Company to provide "tightly integrated" versions of d.b.Express to Oracle and IBM "OS/2" users, effectively making the product's usage "seamless" or "transparent" to the user. Although this enables the Company to better market d.b.Express to the large numbers of Oracle and IBM OS/2 users, and the Company anticipates  that  sales  will  be  generated  as a  result  of  these  "tightly integrated" versions, the agreements do not guarantee such sales. The Information Builders agreement provides for royalty payments to the Company based on sales of its hardware and software products which include d.b.Express software technology. The Perot Systems agreement provides for sales and marketing activities regarding the d.b.Express technology whereby Perot Systems will be compensated based on all sales and royalty revenues from d.b.Express , however, no minimum purchases or sales are required. Although the Company believes these agreements will produce revenues, until a history of sales is established, there is no assurance that any of the agreements will produce such revenues.


     Softworks' Systems Management Software Products

     Systems management software products provided by Softworks improve mainframe system performance, reduce hardware expenditures and enhance the reliability and availability of the data processing environment. Softworks products enable corporate data centers to extend the life of their current data processing investments, defer expensive hardware and software upgrades, prevent downtime caused by software failures, automate data recovery processes, and improve personnel productivity.


     Although the overall mainframe market is contracting, the segments that Softworks products address are robust and are expected to remain so for the foreseeable future. Mainframe systems are transitioning to the role of large data repositories or "super-servers", while inexpensive function-rich client work stations and servers are performing computationally intensive business applications. Although this trend is negatively impacting mainframe application and tool vendors, systems management software vendors such as Softworks are benefitting as more data is placed on the mainframe and more people have a need to access it.


     Softworks current systems management product offerings include two new products, HSM Agent and TeraSAM, as well as Catalog Solution, Performance Solution, VSAM Assist, Capacity Plus for VSAM, Space Recovery Facility, VSAM Quick Index, and VSAM Space Manager.

     MapLinx Product

     MapLinx produces MapLinx for Windows, a desktop database mapping utility for personal computers. Based on zip codes, MapLinx will visually plot database records onto a map of the United States or localities. This data visualization makes decision making more effective. MapLinx can also geographically query a database. MapLinx reads records from Windows-based contact managers, databases and personal information managers in most record formats.

     MapLinx for Windows version 3.0, a CD-ROM version and MapLinx for Macintosh version 3.0 were released in 1995. MapLinx also sells ZIP Code Boundaries as an add on product to MapLinx. These boundaries enable the user to thematically shade the map at a ZIP code level. Additional add-on products introduced in 1995 include ZIP + 2 Centroids, for greater data granularity, and street level maps.


     Refer to Note 2 - Business Matters and Liquidity of Notes to the Condensed Consolidated Financial Statements for the period ended March 31, 1996, for a discussion with respect to management's plans to sell the assets of this subsidiary.


     Other Product

     As a reseller, the Company also markets "Perspective for Windows," a three-dimensional graphics presentation product.

SALES AND MARKETING

     d.b.Express is currently being marketed to the telecommunications industry, governmental entities, financial services industry, Fortune 1000 companies and OEM s (producers of other software products incorporating d.b.Express technology) in the United States. The Company utilizes a direct sales force as well as an indirect network of distributors and resellers for this market and entered into a world-wide sales and marketing agreement with Perot Systems in December 1995. The Company s direct sales force presently consists of sales and support personnel operating from the Company's headquarters in Bohemia, New York.

     Softworks holds over 2,400 licenses for its products in over 1,700 customer installations worldwide. The products are installed in over 50 of the Fortune 100 Companies data centers. The Company maintains strategic vendor alliance relationships with IBM, Microsoft and Sybase. These programs provide Softworks access to pre-release versions of software in order to ensure that Softworks products exploit the newest technology and are compatible to new operating systems and data base releases. The programs also provide Softworks with insight for strategic planning and product direction.

     Softworks markets its products and services to both the United States and Canada through its North American sales staff and a Canadian distributor. Softworks sales and marketing activities targeting the United Kingdom, Ireland, and the Benelux countries emanate from the Softworks international office in Harpenden, U.K. During 1994 and early 1995, Softworks also opened new markets in Turkey, Hong Kong, and South America. The Company markets to a host of other countries in the international community through a network of twelve distributors that service the following countries: Italy, France, Germany, Switzerland, Scandinavia, Israel, Japan, Australia/New Zealand, Singapore, Thailand, South Africa, and Brazil.

     Softworks generates almost half of its income by selling perpetual licenses for the use of its products. Pricing for mainframe products is based on the computational capacity of the CPU s on which the software operates. Pricing for non-mainframe and cross-platform varies from enterprise-wide agreements to "per seat" pricing. The Company also generates revenue through maintenance and support agreements that are reviewed annually on the anniversary of the original purchase date. In 1994, approximately 54% of total Softworks revenue came from recurring maintenance and support agreements. The renewal rate for these contracts is over 95%. Other revenues are generated when product licenses are transferred to different/larger CPU s. No customer of Softworks comprised 10% or more of the Company s 1995 consolidated revenues.

     MapLinx markets its products primarily to sales and marketing professionals. The majority of MapLinx revenues come from sales to software distributors, who in turn sell the products to major retail outlets such as CompUSA, Computer City and Egghead Software. MapLinx utilizes a direct sales force from its offices in Dallas, Texas.


     MapLinx also generates revenues from direct response advertising in major in-flight magazines such as American Way and Delta Sky. The customer can call an 800 telephone number and buy software directly from MapLinx. All add-on products are sold through in-box promotions and to customers responding to direct response advertising. Refer to Note 2 - Business Matters and Liquidity to the Condensed Consolidated Financial Statements for the period ended March 31, 1996, for a discussion with respect to management's plans to sell the assets of this subsidiary.


     In accordance with industry practice, the Company s personal computer products are licensed under "shrink-wrap" license agreements contained in product packages in which the end-user acknowledges license term acceptance by breaking package seals. The Company s mainframe products are licensed under site-specific license agreements.

Seasonality and Backlog

     The Company s quarterly results are subject to fluctuations from a wide variety of factors including, but not limited to, new product introductions, domestic and international economic conditions, customer budgetary considerations, the Company s sales compensation plan, the timing of product upgrades, customers' support agreement renewal cycles and fee recognition in connection with exclusive distribution and other agreements. As a result of the foregoing factors, the Company s operating results for any quarter are not necessarily indicative of results for any future period.

     The Company generally produces inventory shortly before anticipated product shipment. Accordingly, the Company has not experienced significant product backlog nor believes that the existence of product backlog is a relevant indicator of future sales performance.

Manufacturing and Distribution

     The Company currently contracts the manufacture of software diskettes, product documentation and packaging for its d.b.Express product line to non-affiliated third-party manufacturers. Due to the existence of numerous companies providing manufacture of these items, the Company is not dependent on any one contractor.

     Softworks produces its own tapes and is not dependent on any one contractor for materials.

     MapLinx currently contracts the fulfillment and manufacture of software media, product documentation and packaging for its products to non-affiliated third-party manufacturers. Due to the existence of numerous companies providing manufacture of these items, MapLinx is not dependent on any one contractor.

Competition

     The Company s products are marketed in a highly competitive environment. Such environment is characterized by rapid change, frequent product introductions and declining prices. Further, the Company s PC products have been designed specifically for use on the Intel X86 family of computers, utilizing other well known database products. No assurance can be given that the Company s patents and copyrights will effectively protect the Company from any copying or emulation of the Company s products in the future.

     The Company considers certain end-user data access tool and executive information system software companies to be competitors to its d.b.Express product including Trinzic Corporation, Cognos, Inc., Comshare Corp. and Pilot Software, Inc.. The Company believes that d.b.Express can compete effectively against such companies product offerings based on ease of use, lack of programming, data access speed and price.

     Softworks products compete with offerings from Boole & Babbage, Computer Associates International Inc., BMC, Compuware and Platinum technologies. The products compete effectively based on quality of support, price, and product quality. Many of the Company s existing and potential competitors possess substantially greater financial, marketing and technology resources than the Company.

     The MapLinx products are marketed in a highly competitive environment which is characterized by rapid change, frequent product introductions and declining prices. Currently, MapLinx for Windows is the only PC-based database mapping utility that can be found in retail outlets. Other companies such as Strategic Mapping Inc. and MapInfo sell products that have much greater functionality than MapLinx to corporate customers for $1,200 per unit, compared to the MapLinx price of $99 per unit. This price difference currently keeps other companies out of the retail environment and could be considered a barrier to entry. Limited retail shelf space, which MapLinx already enjoys in the distribution channels, is another barrier to competitors. No assurances can be given that these or other companies will not attempt to enter this market. Many potential competitors possess substantially greater financial and technological resources than MapLinx.

EMPLOYEES

     The Company had 129 employees at March 31, 1996, including 47 in marketing, sales and support services, 60 in technical support (including research and development) and 22 in corporate finance and administration. The future success of the Company will depend in large part upon its continued ability to attract and retain highly skilled and qualified personnel. Competition for such personnel is intense, and the Company has experienced turnover in its management group. The Company has employment contracts with certain of its subsidiary executive officers. None of the Company s employees are represented by a labor union. The Company believes that its relations with its employees are good.

PATENTS AND TRADEMARKS

     The Company has three federally registered trademarks: "CCC" , "d.b.Express" and "dbACCEL" . In addition, the Company received a patent for the proprietary aspects of its d.b.Express technology in 1994, and a second, expanded patent on that technology in 1995, which broadened the claims regarding the product's graphical interface and indexing. Softworks, Superbase and MapLinx have all received copyrights for their entire product lines.

Item 2.  PROPERTIES

     The Company leases various facilities for its Corporate headquarters and subsidiary operations, as follows:

                                                               Annual Rental
Description     Location     Square Footage     Lease term         Cost
- -----------     --------     --------------     ----------     --------------

Corporate      Bohemia, NY       10,000       7/1/94 - 6/30/98  $120,000 (1)
Subsidiary     Alexandria, VA    25,000       9/1/94-8/31/2001  $297,000 (2)
Subsidiary     Plano, TX          7,500       4/1/95 - 3/31/98   $96,000


(1) The primary lease for the Bohemia, N.Y. facility was renegotiated effected January 1, 1996 to a base rent of $10,000 monthly. Further, the lease provides for annual increases of approximately 4% and is renewable at the option of the Company for an additional year term at the end of its initial term.

(2) Lease provides for annual increases of 3% per year, and is renewable at the option of the Company.

Item 3.  LEGAL PROCEEDINGS


     During May 1994, the Company and certain officers received notification that they had been named as defendants in a class action claim [Nicholas Cosmas v Computer Concepts Corp., et al; United States District Court, Eastern District of New York] alleging violations of certain securities laws with respect to disclosures made regarding the Company s acquisition of Softworks, Inc. during 1993. Class certification was granted on February 6, 1995. The Company and its officers have answered the complaint in the action, denying all wrongdoing whatsoever alleged, and continue to deny all alleged wrongdoing, however, to avoid further substantial expense, risk, inconvenience and the distraction of the litigation, and to put to rest all controversies raised in the action, a settlement of the matter has tentatively been agreed upon, which, if approved by the court, will result in payment of a settlement fund of shares of common stock of the Company with a minimum value of $2,000,000 plus a cash payment of $75,000 for the benefit of the class and payment of Plaintiff's counsel's legal fees as approved by the court. The Company posted a charge to earnings in the first quarter of 1996 of $2,075,000 to reflect this proposed settlement and does not anticipate any additional charge to earnings in regard to this matter.


     In September 1994, the Company received notice of an action alleging breach of contract regarding an acquisition transaction initiated during 1993. In July 1995, a settlement agreement, effective June 30, 1995, was reached whereby the Company was required to pay $75,000 and agreed to an amendment of the original contract to secure additional software license rights. Pursuant to such amendment, the Company issued a non-interest bearing promissory note in the amount of $388,800 payable in 36 monthly installments due September 1, 1998, and has made timely payments thereon.

     In March 1995, an action (Barbara Merkens v Aval Guarantee Ltd., Walter Mennel, J. Forror, A. Faehndrich-Baun, T & M Consulting AG, M. Schmidt, E.G. Baltruschat and Computer Concepts Corp.; United States District Court, Eastern District of New York) was commenced against the Company and a number of defendants all of whom are unrelated to the Company, alleging fraud and conversion claims in regard to those defendants unrelated to the Company regarding a transaction wherein the defendants unrelated to the Company are alleged to have transferred certificates representing 10,000,000 shares of the Company s common stock. The certificates had not been legally acquired from the Company and the certificates were reported to the Securities and Exchange Commission by the Company as stolen certificates. Plaintiff has requested validation of the transfer of the certificates. The Company and its officers believe that meritorious defenses exist regarding the claim and are vigorously defending the matter.

     In July 1995, a class action (Emmanuel Aryeh v. Computer  Concepts Corp. et
al) was commenced against the Company and certain of its officers and directors in the United States District Court, Eastern District of New York. In this complaint, the plaintiff alleges violations of Section 10(b) of the Securities and Exchange Act and Rule 10b-5 promulgated thereunder, arising from certain alleged misrepresentations and misstatements by officers of the Company which occurred in or about June 1995. On August 15, 1995 an action alleging substantially the same claims (Zev Nadler v. Computer Concepts Corp. et al) was commenced in the same court and three more identical or similar actions were also commenced in the Eastern District. The five complaints have been consolidated into one action. The Company and its officers believe that meritorious defenses exist regarding the claims and are vigorously defending the matter.

     In late November, 1995, Fletcher Capital Corp. filed a claim against the Company, Daniel DelGiorno and several unrelated parties (Fletcher Capital Corp. v Computer Concepts Corp., et al) in Superior Court for Camden County, New Jersey, regarding a claim for an unspecified amount of commissions in the form of options from the Company and cash from the other parties. The Company has moved to remove the matter to U.S. District Court for the District of New Jersey. The Company and its officers believe that meritorious defenses exist regarding the claims and are vigorously defending the matter.


     On June 11, 1996, the Company received notice of entry of a default judgment against it for $1,500,000 and specific performance to effect the registration of common stock held by Merit Technology, Inc. in a matter which the Company had not effectively been served or received notice of (In Re: Merit Technology, Inc., Debtor, U.S. Bankruptcy Court, Eastern District of Texas). The Company has timely filed a motion to set aside the default judgment based on the lack of service and meritorious defenses and is vigorously defending the matter.


                            MANAGEMENT

Directors and Executive Officers


     As of July 15, 1996 the names, ages and positions of the directors and executive officers of the Company are as follows:

Name                          Age       Position
- ----                          ---       --------

Daniel Del Giorno, Sr.        64        Chief Exec. Officer, Ass't. Sec.
                                         and Director

Daniel Del Giorno, Jr.        41        President, Treasurer, Director

Russell Pellicano             55        Secretary, Director

Jack S. Beige                 51        Director

Augustin Medina               55        Director

Edward Warman                 52        Exec. V. P.  of Products and Services

George Aronson                46        Chief Financial Officer

     Daniel Del Giorno, Sr. has been Chief Executive Officer, Assistant Secretary and a director of the Company since April 1989, and is the father of Daniel Del Giorno, Jr., the Company's President and also a director. During the period 1987 to April 1989, Mr. Del Giorno, Sr. together with Mr. Pellicano (director of the Company) was engaged in the research and development of d.b.Express . Prior thereto, during the period 1985 to May 1987, Mr. Del Giorno, Sr. was the Chief Executive Officer of Myotech, Inc. ("Myotech"), a privately held corporation which produced computerized muscle testing equipment for chiropractors and physical therapists. Myotech was sold to Hemodynamics, Inc. in May 1987 and later became a public corporation. Mr. Del Giorno, Sr. was a practicing chiropractor for many years and had founded a chiropractic clinic employing 4 chiropractors and 6 technicians in addition to administrative personnel. He also successfully collaborated with Mr. Pellicano in connection with the design and development of medical equipment for comparative muscle testing. A patent has been granted to Mr. Pellicano and Mr. Del Giorno, Sr. in connection therewith. In addition, Mr. Del Giorno, Sr. is the holder of a patent for a digital myograph for the testing of muscles by computer. Mr. Del Giorno, Sr. is also an officer, director and shareholder of Tech Marketing Group Corp. which is a holding company and a shareholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions".

     Daniel Del Giorno, Jr., the Company's President and a director, is the son of Daniel Del Giorno, Sr. and has been with the Company since April 1989. Prior to joining the Company and during the period 1987 to 1989 Mr. Del Giorno, Jr. was involved in providing the management and financial support for and collaborated with Mr. Del Giorno, Sr. and Russell Pellicano in connection with the development of d.b.Express . During the period 1984 to May 1987, he was the President of Myotech, a privately held Company producing muscle testing equipment. He is also the President, a director and principal shareholder with Daniel Del Giorno, Sr. of Tech Marketing Group Corp., a privately held corporation which is a shareholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions".

     Russell Pellicano is a director of the Company since April, 1989 and served as Vice President, Secretary and Director since April 1989 through February 1994. Mr. Pellicano was the original founder and principal of RAMP Associates Inc. ("RAMP"), which was acquired by the Company in October 1990, through which he has engaged in consulting to major corporations and others for the design of software and hardware for computers. A major customer of RAMP since its inception has been Grumman Corporation. Mr. Pellicano, through RAMP, has been consulting for Grumman and other corporations. He is the chief architect and designer of d.b.Express and has been involved in designing and developing computer software and hardware for the past 30 years. Among many noteworthy projects for which he was responsible at Grumman was the design and installation of the Orbiting Astronomical Observatory Space Craft Ground Station, and he was a member of the launch team at Cape Kennedy in conjunction therewith. He was also Senior Systems Analyst for Grumman in connection with the test instrumentation for the forward sweep wing (X29) experimental aircraft on-board computer system, and the F-14D and the A-6E production aircraft. Mr. Pellicano is a graduate of C. W. Post College in 1973 with a degree in Electrical Engineering.

     Jack S. Beige, D.C., J. D., was appointed a director in November, 1995, for a term beginning January, 1996, and was appointed as a member of the Audit
Committee and the  Compensation  Committee,  also effective  January,  1996. Mr.

Beige received his Juris Doctor degree in 1993 and has been a practicing attorney, primarily in business related matters, on Long Island, New York, since then. Prior thereto, Mr. Beige practiced chiropractic medicine, was President of BSJ Realty Corporation, President of All Travel, Ltd. and was President of Comp Consulting, Inc. During his practice as a chiropractic doctor, he was elected a Fellow of the International College of Chiropractors, was appointed as Chairman of the New York State Worker's Compensation Board, Chiropractic Practice Committee and was elected President of the New York State Chiropractic Association in 1987. Mr. Beige is admitted to the New York State Bar and is a member of the New York State Bar Association, the Nassau and Suffolk County Bar Associations and is a member of the American Arbitration Association.

     Augustin Medina was appointed a director in November, 1995, for a term beginning January, 1996, and was appointed as a member of the Audit Committee and the Compensation Committee, also effective January, 1996. During the last five years and previously, Mr. Medina has been an independent business broker associated with the Montecristi Corporation, Gallagher Associates and Anderson Credit and Leasing, on Long Island, New York. Mr. Medina's business background includes advising and assisting businesses in computer and non-computer related businesses in their development and structuring of sales and marketing programs.

     Edward Warman joined the Company in September 1993 as Vice President of Products and Services. From 1989 to 1993, he served as Vice President, Product Development for Comdisco Disaster Recovery Services, Inc. where he was responsible for the design and implementation of a new product line of disaster recovery software. From 1984 to 1989, Mr. Warman was Vice President of Research and Development at Intersolv, Inc., with responsibility for a software development staff exceeding 100 people. Prior to 1984, he served in various software development management positions at organizations including Cincom Systems, Inc., Computer Resources, and Monsanto. Mr. Warman possesses degrees in systems analysis, economics and chemical engineering.

     George Aronson, CPA, has been the Chief Financial Officer of the Company since August, 1995. From March 1989 to August, 1995, he was the Chief Financial Officer of Hayim & Co., an importer/distribution organization. Mr. Aronson graduated from Long Island University with a major in accounting in 1972 receiving a Bachelor of Science degree and is a Certified Public Accountant.

Executive Compensation


     The following table sets forth the annual and long-term compensation with respect to the Chairman and Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 for services rendered for the years ended December 31, 1995, 1994 and 1993. Directors are not compensated for their services except as provided in the 1995 Outside Directors Stock Plan approved by the Shareholders in March of 1996.




                                               Summary Compensation Table



                                 Annual Compensation                          Long-Term Compensation
                             -----------------------------      --------------------------------------------------
                                                                                             Securities      All
                                                                Other        Restricted      Underlying     Other
Name and                     Fiscal                             Annual      Stock Option      Options/      Compen-
Principal Position            Year       Salary   Bonus(9)    Compensation   Awards (9)        SARS(9)      sation
- -------------------------------------------------------------------------------------------------------------------


Daniel DelGiorno,Sr.,(1)(2)  1995      $240,000  $ 84,000     $     0          780,000         780,000        -
Director                     1994          -         -              -             -               -           -
Chief Executive Officer      1993          -      735,000           -          500,000         500,000        -

Daniel DelGiorno, Jr.(1)(2)  1995          -       84,000           -          780,000         780,000        -
President, Treasurer         1994          -         -              -             -               -           -
Director                     1993          -      735,000           -          500,000         500,000        -

Russell Pellicano(2)         1995          -         -              -          100,000         100,000        -
Secretary                    1994          -         -              -             -               -           -
Director                     1993      318,000       -              -             -               -           -

Gary Kolesar (1)(3)(4)       1995      102,000       -              -           25,000          25,000        -
Previously Chief Financial   1994       89,000       -              -             -               -           -
Officer, Vice President      1993       93,000     73,000           -          100,000         100,000        -
Corp. Development

Ed Warman (8)(10)            1995      117,000       -              -          200,000         200,000        -
Vice President of Products   1994      105,000       -              -             -               -           -
& Services                   1993       32,000     73,000           -           80,000          80,000        -

Brian Wadsworth (5)(7)       1995       34,000       -              -             -               -           -
previously Chief Oper. Off.  1994      152,000       -              -             -               -           -
                             1993       53,000    294,000         78,000       300,000         Expired     No Value

John VonLintig (5)(7)        1995       31,000       -              -             -               -           -
Previously Vice President    1994      113,000       -              -             -               -           -
Finance and Chief Fin. Off.  1993       10,000    221,000           -          200,000         Expired     No Value

James Dimitriou (6)          1995       57,000       -              -             -               -           -
Vice President of Sales &    1994      130,000       -              -             -               -           -
Marketing                    1993      130,000     65,000           -             -               -           -

All Officers as a Group      1995     $581,000   $168,000           -        1,885,000       1,885,000        -
                             1994     $589,000       -              -             -               -           -
                             1993     $636,000 $2,196,000        $78,000     1,680,000       1,180,000        -
- -----------



(1)  Bonus in the form of restricted common stock awarded at fair market value at date of grant of $2.94 per  share in 1993.
(2) Stock options had an original exercise price of $2.56 per share, their fair market value at date of grant, and were repriced to reflect an exercise price of $.50 per share effective May 1995. D. Del Giorno, Sr., and D. DelGiorno, Jr. were each granted an aggregate of 300,000 shares of stock and 180,000 options exercisable at $.50, and 600,000 options exercisable at $1.50, in May and November 1995, and R. Pellicano was granted 100,000 options exercisable at $1.50 in November, 1995, with all such stock and options subject to shareholder approval for issuance and shareholder approval of an increase in Company's authorized capital, which approvals were granted on March 20, 1996, at the Annual Meeting of Shareholders.


(3) Functioned in Chief Financial Officer position until December 1993, at which time became Vice President of Investor Relations and Corporate Development; assumed additional role of Chief Financial Officer from February 1995 to September, 1995.
(4) Bonuses consisted of 25,000 options in 1995 exercisable at $1.50, but subject to shareholder approval of an increase in the Company's authorized capital (approval for which was received March 20, 1996).
(5) With Company less than full year in 1993. No longer employed at the Company, having resigned in 1995. Bonus in the form of restricted common stock awarded at fair market value at date of grant of $2.94 per share. Options terminate automatically 90 days after termination of employment.
(6) Bonus in 1993 consisted of cash compensation. No longer employed by the Company, having resigned in May 1995. Options terminate automatically 90 days after termination of employment.
(7)  Other compensation  relates to relocation expenses in 1993.
(8)  With Company less than full year in 1993.
(9) The stock options were not exercisable at any time less than 25% of the Company's authorized capital stock was not available for issuance, with the result that the options were not exercisable until the shareholders approved an increase in the authorized capital of the Company on March 20, 1996, at the Annual Meeting of Shareholders.
(10) Mr. Warman was granted the right to 200,000 options in 1995 exercisable at $1.50, subject to shareholder approval of an increase in the Company's authorized capital, which approval was received March 20, 1996.


                    Option/SAR Grants in Last Fiscal Year (1)
                                                    Individual Grants
                            Number of                                                     Potential Realizable Value
                            Securities     % of Total                                     Assuming Annual Returns
                            Underlying   Options Granted    Exercise                        of Stock Price Appreciation
                            Options      to Employees in    Price         Expiration     for Two-Year Option Term (3)
Name                        Granted       Fiscal Year(1)    per Share        Date               5%           10%
- ----                        -----------  ----------------   ----------    -----------    ------------------------------

Daniel Del Giorno, Sr.(2)    180,000          5.4%            $.50          12/31/97         $     0       $     0
                             600,000         18.0%           $1.50          12/31/97           9,563        98,250
Daniel Del Giorno, Jr.(2)    180,000          5.4%            $.50          12/31/97            -             -
                             600,000         18.0%           $1.50          12/31/97           9,563        98,250
Russell Pellicano            100,000          3.0%           $1.50          12/31/97           1,594        16,375
Gary Kolesar                  25,000          0.8%           $1.50          12/31/97             398         4,094
Ed Warman                    200,000          6.0%           $1.50          12/31/97           3,188        32,750
Brian Wadsworth                 -              -               -                -               -             -
John VonLintig                  -              -               -                -               -             -
James Dimitriou                 -              -               -                -               -             -


(1) Last Fiscal Year is 1995; a total of 3,332,470 options were granted to employees, of which 3,273,603 are outstanding, and of which none have been exercised, and 58,867 of which have terminated without exercise. No Stock Appreciation Rights (SARs) were granted to the Named Officers during fiscal 1995.
(2) Potential Realizable Value is based on the assumed annual growth rates for the two-year option term. Annual growth on the $.28125 market price resulted in negative appreciation price at both the 5% and 10% rates. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.
(3) Potential Realizable Value is based on the assumed annual growth rates for the two-year option term. Annual growth on the $1.375 market price results in appreciation at 5% of $1.515 per share and at 10% of $1.663 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.



During the year 1993, no SARs were granted, 805,000 options were granted, 610,223 of which are outstanding and currently exercisable at prices from $.50 to $.65 per share. During the year 1994, no SARs were granted, 7,579,775 options or warrants were granted, of which 4,900,200 are outstanding and exercisable at prices from $.50 to $4.63 per share, and 1,060,500 having been exercised and 1,619,075 having terminated without exercise. During the year 1995, no SARs were granted, 14,863,911 options or warrants were granted, 14,172,971 of which are outstanding and currently exercisable at prices from $.01 to $2.56 per share, and 182,099 options having been exercised and 508,841 having terminated without exercise.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value

    The following table set forth certain information with respect to stock option exercises by the named Executive Officers during the fiscal year ended December 31, 1995, and the value of unexercised options held by them at fiscal year-end.

                                                                  Number of                              Value of
                                                                 Unexercised                            Unexercised
                                                                  Options at                            In-the-Money
                                                                  Fiscal Year                           Options at
                                                                    End(#)                          Fiscal Year End ($)(1)
                                                                 -------------                      ----------------------
                      Shares Acquired      Value
  Name                 on Exercise (#)   Realized ($)     Exercisable     Unexercisable       Exercisable      Unexercisable
  ----                ----------------   ------------     -----------     -------------       -----------      -------------

Daniel Del Giorno, Sr.       -                 -               -            1,280,000               -            $2,200,000
Daniel Del Giorno, Jr.       -                 -               -            1,280,000               -             2,200,000
Russell Pellicano            -                 -               -              100,000               -               118,750
Gary Kolesar                 -                 -               -              100,000               -               193,750
Ed Warman                    -                 -               -              240,000               -               325,000
________


(1) Market Value of the underlying securities at fiscal year end minus the exercise price.


Personal Liability and Indemnification of Directors

   The Company's Certificate of Incorporation and Bylaws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons.

   Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. Although no directors have resigned or have threatened to resign as a result of the Company's failure to provide greater insurance protection or other indemnity protection from liability, it is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability is not provided.

   The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

   The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance.

   The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. If the Company is forced to bear the costs for indemnification, the value of the Company stock may be adversely affected. In the opinion of the securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

                              CERTAIN TRANSACTIONS


Since the inception of the Company, Daniel DelGiorno, Sr., a director and CEO of the Company, and Daniel DelGiorno, Jr., a director and President of the Company, have periodically loaned funds to the Company without interest. At the beginning of 1993, the Company owed the DelGiorno s jointly $881,057. During 1993, at various times, the DelGiorno s loaned an additional $1,419,088 to the Company and received repayments of $2,107,027. At the end of 1993, the Company owed a balance to the DelGiorno s of $193,118. The Company paid the balance of the loans in 1994. For the year ending December 31, 1995, and through March 31, 1996, the Company has loaned approximately $434,000 in the aggregate to Daniel Del Giorno, Sr. and Daniel Del Giorno, Jr. At March 31, 1996, the loan balance was approximately $391,000. The loans are payable on demand and bear no interest. See Executive Compensation and Security Ownership of Certain Beneficial Owners and Management, regarding grants of stock and options to Directors and Officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of July 15, 1996, with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares of Common Stock, by directors who own Common Stock and all officers and directors as a group:



                                        Common Stock         % of Outstanding
Name of Beneficial Owner             Beneficially Owned           Shares (2)
- ------------------------             -------------------     ------------------


Daniel Del Giorno, Sr. (1)(3)(4)            2,126,500             2.80%
Daniel Del Giorno, Jr. (1)(3)(4)            2,005,048             2.64%
Russell Pellicano (1)(5)                      625,000               *
Jack S. Beige (1)(3)                          150,000               *
Augustin Medina (1)                             7,500               *
Ed Warman(1)(6)                             1,235,000             1.63%
All Officers and Directors as a
    Group (7 persons) (3,4,5,6)             6,199,048             8.16%
- -------



* Less than 1%

(1) The address of the holder is 80 Orville Drive, Suite 200, Bohemia, New York 11716.
(2) Based upon 75,998,997 shares deemed outstanding (73,138,997 shares outstanding and 2,860,000 shares [includes outstanding options owned by above named parties] deemed outstanding) as of July 15, 1996.
(3) Includes shares held by his spouse. Daniel Del Giorno, Jr. has majority control of Tech Marketing Group which owns 174,048 shares.
(4) Includes 680,000 options (exercisable at $0.50 per share), and 600,000 options (exercisable at $1.50), all of which were subject to shareholder approval of an increase in the authorized capital of the Company which was approved on March 20, 1996, at the Annual Shareholders' Meeting.
(5) Includes 100,000 options (exercisable at $1.50 per share), which were subject to shareholder approval of an increase in the authorized capital of
     the  Company   which  was  approved  on  March  20,  1996,  at  the  Annual
     Shareholders' Meeting.
(6) Includes 200,000 options (exercisable at $1.50 per share) and 80,000 options (exercisable at $.50 per share; 40,000 of which are vested and 40,000 to vest ratably over two years), all of which were subject to shareholder approval of an increase in the authorized capital of the Company which was approved on March 20, 1996, at the Annual Shareholders' Meeting..


                            SELLING SECURITY HOLDERS


     The registration statement of which this Prospectus forms a part covers the registration of 30,830,325 shares of Common Stock (the "Shares").


     These Shares are being offered by the following persons in the amounts set forth below.



                               Common Stock   Common Stock   Common Stk.     Option or    Amt owned      % of outstdg.
                               Beneficially   Stock          to be offered   Warrant      if all shares  Common Stk
                               Owned          To Be          upon exercise   Exercise     offered        to be owned if
                               Prior to       Offered        of options      Price        hereby         all shares
                               Offering*      Hereby         or warrants                  are sold       offered are
                                                                                                         sold  (1)
                               -------------  ------------   -------------   ---------    ------------   -------------




3 Village Development Corp.       10,000         10,000                                        0             0.00%
Aboyoun, Joseph                  200,000                        200,000         $1.25          0             0.00%
Alderman, Beth                     6,000          3,000           3,000         $0.65          0             0.00%
Alderman, Beth,Cust. for Tieg, B.  4,000          2,000           2,000         $0.65          0             0.00%
Alderman, Beth, Cust.for Tieg, S.  2,000          1,000           1,000         $0.65          0             0.00%
Amerosi, Gerald                    6,780          6,780                                        0             0.00%
Amico, Claudia                     8,250          1,250           7,000         $1.50          0             0.00%
Amico, Maria                       2,500            500           2,000         $1.50          0             0.00%
Amico, Nicki                       1,500            500           1,000         $1.50          0             0.00%
Amigo Corp.                       25,000         25,000                                        0             0.00%
Anes, Eileen                      10,000          5,000           5,000         $0.65          0             0.00%
Anes, TTEEs, Anes Family Trust    30,000         15,000          15,000         $0.65          0             0.00%
Aronson, Eric J.                 345,000        345,000                                        0             0.00%
Athans, Kathy                    188,000         75,000                                  113,000             0.13%
Atrium Executive Center, Inc.    123,871        123,871                                        0             0.00%
Babbini, Stella                   38,462         38,462                                        0             0.00%
Babington, Toni and Lowell         5,000              0           5,000         $0.65          0             0.00%
Barr, Jeffrey                     16,512         16,512                                        0             0.00%
Barry, Matt                       12,500                          7,500         $1.50      5,000             0.01%
Beck, Morris & Hollis              3,389          3,389                                        0             0.00%
Beige, Carol                     150,000        150,000                                        0             0.00%
Bellin, Bruce                      3,389          3,389                                        0             0.00%
Belliveau, Robert TTEE            10,000          5,000           5,000         $0.65          0             0.00%
Berger, Howard                    55,000         55,000                                        0             0.00%
Berk, Lawrence                    10,504         10,504                                        0             0.00%
Bermuda Capital Partners          85,000                         85,000    $2.21/2.43          0             0.00%
Berrio, Betty                      2,000                          2,000         $1.50          0             0.00%
Biggs, Jeremy                     51,250         25,000          26,250    $1.00/1.25          0             0.00%
Bilello, Frances                   3,389          3,389                                        0             0.00%
Blake, Ronald                      1,000                          1,000         $0.65          0             0.00%
Blum, Jennifer                    47,333         47,333                                        0             0.00%





Bonomi, Lou.,  Eva,TTEE 1-28-94  169,231        169,231                                        0             0.00%
BR, Inc.                          50,000                         50,000         $1.50          0             0.00%
Bradford, Randy                   25,000                         25,000         $0.81          0             0.00%
Brown, George                     12,000          6,000           6,000         $0.65          0             0.00%
Cameron, Robt,LouiseTTEE,5-1-84   15,385         15,385                                        0             0.00%
Canfield, Alfred                  76,923         76,923                                        0             0.00%
Carol Corp.                      100,000                        100,000         $1.50          0             0.00%
Cart, Charles W.                  50,000         50,000                                        0             0.00%
Carter, Judy                     167,900         76,400                                   91,500             0.10%
Cella, Robert                        750                            750         $0.65          0             0.00%
Cooper, Guy                       31,512         31,512                                        0             0.00%
Coppola, Anthony                  56,250          6,250          50,000         $1.50          0             0.00%
Croan,Kenneth, Carolyn  JTWROS    30,769         30,769                                        0             0.00%
Cronn, James                       7,692          7,692                                        0             0.00%
D & M Insurance Advisors, Inc.   300,000                        300,000         $0.50          0             0.00%
D'Orio, James                     20,000                         20,000         $1.25          0             0.00%
Damara Corp.                      10,000                         10,000      1.25/.65          0             0.00%
Dashow, Sharon & Michael           5,888          5,888                                        0             0.00%
DBMS Consult, Inc.               300,000                        300,000         $1.50          0             0.00%
Dean Witter R. C/F R.SpertellIRA 100,000        100,000                                        0             0.00%
deGruchy, William                 26,000         25,000           1,000         $1.00          0             0.00%
Delarue, David                    15,385         15,385                                        0             0.00%
DelGiorno, Michael                57,000         57,000                                        0             0.00%
Delisi, David                     22,605                         21,605         $0.01      1,000             0.00%
DePrima, Christopher             283,750                        125,000         $1.25    158,750             0.18%
Desmond, Michael                  20,000         20,000                                        0             0.00%
Deutsch, Charles & Susan           1,696          1,696                                        0             0.00%
Devine Computer Consulting, Inc. 100,000                        100,000         $1.50          0             0.00%
Disert, Fred, D.                   2,000          1,000           1,000         $0.65          0             0.00%
Donagan, Patrick                  12,500         12,500                                        0             0.00%
Droesch IRA Trust                  2,500                          2,500         $0.65          0             0.00%
Dunnigan, Earl                     5,000          5,000                                        0             0.00%
Dunnigan, Kevin                  360,000         60,000         300,000      $.25/.38          0             0.00%
Dunnigan, Ralph                   20,000         20,000                                        0             0.00%
Dunnigan, Shawn                   20,000         20,000                                        0             0.00%
Eaken, Ken                        50,000                         50,000         $0.81          0             0.00%
Empire Capitol Inc.              400,000                        400,000         $0.50          0             0.00%
Engesser, Daniel                  15,692         15,692                                        0             0.00%
Engesser,DanlSEP/IRA,1st Trst NA  25,000         25,000                                        0             0.00%
Epstein, Jeff                    100,000                        100,000         $0.50          0             0.00%
Equity Group, Inc.               128,147         17,651         110,496         $2.00          0             0.00%
Esposito, Aldo                   122,334         47,334                         $1.50     75,000             0.08%
ET Consulting                     25,000                         25,000         $1.50          0             0.00%





Feit, Denise Anne                  3,389          3,389                                        0             0.00%
Ferzli, Dr. George, S.             3,389          3,389                                        0             0.00%
Fletcher Capital Inc.+           360,000                        360,000         $0.35          0             0.00%
Flics, Seymour                    10,000                         10,000     $1.25/.65          0             0.00%
Forster, Margaret                 38,462         38,462                                        0             0.00%
Friedman, Richard                 75,000                         75,000         $1.25          0             0.00%
Fundex Capital Corp.               3,389          3,389                                        0             0.00%
Galloway, Bruce                   55,039         55,039                                        0             0.00%
Gardez La Foi, Inc.               50,000         50,000                                        0             0.00%
Gatraer, Herbert & Leatrice        3,389          3,389                                        0             0.00%
Gentzler, Stanley K.              10,000         10,000                                        0             0.00%
Giamanco, Joseph                  88,043         88,043                                        0             0.00%
Gimbel, Roger                     65,000                        65,000    $.65/$1.25           0             0.00%
Glaser, Dr. Jordan, B.             1,696          1,696                                        0             0.00%
Glaser, Dr. Jordan, B. Pens. Plan  3,389          3,389                                        0             0.00%
Glaser, Jordan C/F ZoeAlex. Glaser 1,696          1,696                                        0             0.00%
Glaser, Lawrence & Karen         717,054        717,054                                        0             0.00%
Glaser, Randy Y. C/F Maxie Glaser  1,696          1,696                                        0             0.00%
Glaser, Randy Yudenfriend          1,696          1,696                                        0             0.00%
Golden Charter, Ltd               45,000         45,000                                        0             0.00%
Golden, Jeffrey                    3,389          3,389                                        0             0.00%
Golden, Roy, K.                   10,000                       10,000         $0.65            0             0.00%
Graff, Steven                     10,714         10,714                                        0             0.00%
Graham, Opal                      38,462         38,462                                        0             0.00%
Greco, Al                         12,500         12,500                                        0             0.00%
Gross, Sharon                      3,389          3,389                                        0             0.00%
Guido, Joseph                     12,000          6,000         6,000         $0.65            0             0.00%
Gusman Corp.                      25,000                       25,000         $1.50            0             0.00%
Hausman, John                     95,196         95,196                                        0             0.00%
Havon Funding, L.P.              762,221        762,221                                        0             0.00%
Hayes, Michael                    76,000                       76,000    $1.25/1.00            0             0.00%
Helstab, Frank                    45,000         20,000        25,000         $1.25            0             0.00%
Hirsch, Herbert                   20,000                       20,000         $0.65            0             0.00%
Hoffman, W. , Howard              10,000          5,000         5,000         $0.65            0             0.00%
Holmes, Carlynne, L.TTEE          10,000                       10,000         $0.65            0             0.00%
Hooper, Herbert                    4,500          4,500                                        0             0.00%
Horjus, Peter                      3,062          3,062                                        0             0.00%
Ingoglia, Charles                112,500                      112,500         $1.25            0             0.00%
Innovative Capital, Inc.         200,000                      200,000         $0.50            0             0.00%
Isaacson, Lawrence, M.             3,389          3,389                                        0             0.00%
Itzkowitz, Louis                   3,389          3,389                                        0             0.00%
Jack, David+                      11,000                       11,000    $1.80/1.00            0             0.00%
Jennings, Malcolm                220,000                      220,000    $1.25/1.50            0             0.00%




Joseph Stevens, Inc.             385,000                      385,000         $0.35            0             0.00%
Kabbash, Doug                     45,000                       45,000         $0.25            0             0.00%
Kabbash, Mark                    319,722        184,722       135,000         $0.25            0             0.00%
Kabbash,Mark TTEE Christina       45,000                       45,000         $0.25            0             0.00%
Kabbash, Mark TTEE Karina          5,000                        5,000         $0.25            0             0.00%
Kabbash, Matthew                  45,000                       45,000         $0.25            0             0.00%
Kaemmlein, Hans                  297,500         37,500       100,000    $.50/$1.50      160,000             0.18%
Karas, Katherine                  25,000                       25,000         $1.12            0             0.00%
Karazoulas, Gregory                3,240                        3,240         $0.65            0             0.00%
Katz, Bruce                       76,000                        1,000         $1.00       75,000             0.08%
Katz, Kenneth                     25,667         25,667                                        0             0.00%
Kazdan, Leonard & Ruth             2,000          1,000         1,000         $0.65            0             0.00%
Kelly, Tom                         2,000          2,000                                        0             0.00%
Kilborn, William                   2,000                        2,000         $0.65            0             0.00%
Kinsey, Claude                   511,500        360,000                                  151,500             0.17%
Kinsey, Daniel B               1,540,000                      300,000         $0.50    1,240,000             1.38%
Kissam, William, H.              110,000                      110,000     $.65/1.25            0             0.00%
Klase,JohnW Rev FamTrst10-29-91   38,462         38,462                                        0             0.00%
Kleiman, Steven                    5,504          5,504                                        0             0.00%
Kleiner, Morton, J.                3,389          3,389                                        0             0.00%
Koffman,Martin,M,TTEE 01-27-92    76,923         76,923                                        0             0.00%
Kojac, Michael, J., Jr.            3,389          3,389                                        0             0.00%
Korin, Joseph & Claire            10,170         10,170                                        0             0.00%
Korin, Ted                         6,780          6,780                                        0             0.00%
Langton, Michael                  25,000                       25,000         $1.25            0             0.00%
LB Partners, L.P.                210,077        210,077                                        0             0.00%
Lee, Mankit                        8,218                        7,218         $0.01        1,000             0.00%
Lee, Michael                       6,000          3,000         3,000         $0.65            0             0.00%
Leedy, Elaine                     38,462         38,462                                        0             0.00%
Legat, Joseph & Joan              10,000          5,000         5,000         $0.65            0             0.00%
Leibowitz, Austin                 10,000          5,000         5,000         $0.65            0             0.00%
Lemery, Meaghan                    2,000          2,000                                        0             0.00%
Leuly, Scott                       7,500          7,500                                        0             0.00%
Linksman, Judith Pension Plan      3,389          3,389                                        0             0.00%
Lipton, Morris                     5,000                        5,000         $0.65            0             0.00%
Lispec, Ltd.                      89,225         58,175        31,050         $0.65            0             0.00%
Loberg, Jaclyn                     7,650          7,650                                        0             0.00%
Loos, John                       174,963        174,963                                        0             0.00%
Lyons, Jason                      52,519         52,519                                        0             0.00%
M & J Consultants Corp.+         190,000                      190,000         $0.65            0             0.00%
Magliocco, Ambrose                 7,500          7,500                                        0             0.00%
Maize, Robert & Helen             38,462         38,462                                        0             0.00%
Malhotra, Neema & Vino            44,031         44,031                                        0             0.00%




Mann, Robert                      25,000                       25,000         $1.12            0             0.00%
Market Analysis, Inc.             50,000         50,000                                        0             0.00%
Market Makers, Inc. +             30,000                       30,000         $2.56            0             0.00%
Markus, Joseph +               1,425,000                    1,425,000          $.50            0             0.00%
Mastora, George                   49,470         49,470                                        0             0.00%
Mazzeo, Gregory, F.              362,500        362,500                                        0             0.00%
Mazzola, Johanna, F.                 750                          750         $0.65            0             0.00%
McDaniel, Karen                    8,000                        8,000    $1.25/1.80            0             0.00%
McDaniel, Scott                    8,000                        8,000    $1.25/1.80            0             0.00%
Merit Technology , Inc.        1,672,476      1,672,476                                        0             0.00%
Merit Technology, Inc.+          100,000        100,000                                        0             0.00%
Messier Mgmt. Int., Inc.         100,000                      100,000         $0.25            0             0.00%
Messier, Doug                     47,333         47,333                                        0             0.00%
Messier, Mark                     97,334         47,334        50,000         $1.50            0             0.00%
Messier, Paul                     97,333         47,333        50,000         $1.50            0             0.00%
Metzger, Irv & Marcia              3,389          3,389                                        0             0.00%
Miller, Bradford C.                2,000          2,000                                        0             0.00%
Miller, Bradford H.              140,077        140,077                                        0             0.00%
Miller, James, Stuart              5,000                        5,000         $0.65            0             0.00%
Miller, Tracy C.                   5,500          5,500                                        0             0.00%
Mistretta, Lisa                    2,000                        2,000         $1.50            0             0.00%
Moeller, Adrienne & Joel , JT     38,462         38,462                                        0             0.00%
Monetary Advancement Int'l Inc.   35,000         35,000                                        0             0.00%
Morean Ass. MDPC REPP&T1984       12,000         12,000                                        0             0.00%
Morkner, Hans                    400,000                      400,000         $1.50            0             0.00%
Moss, Arthur                       4,615          4,615                                        0             0.00%
Mulkey,  David, A.   TTEE         10,000          5,000         5,000         $0.65            0             0.00%
N&N Assoc.+                       50,000                       50,000         $1.50            0             0.00%
Napolitan, Debra, J.              10,000          5,000         5,000         $0.65            0             0.00%
Nebenzahl, Haskell, T.           105,039        105,039                                        0             0.00%
Nichols, James                   220,077        220,077        10,000         $0.50            0             0.00%
Nielsen, Pamela                    3,389          3,389                                        0             0.00%
Niess, John                       15,385         15,385                                        0             0.00%
Northeast Analysis Services, Inc. 50,000                       50,000    $1.12/1.50            0             0.00%
Nystrom, Bob                       2,500                        2,500         $1.25            0             0.00%
O'Mahoney, Elena                   2,000                        2,000         $1.50            0             0.00%
Ocean Consulting, LLC            400,000                      400,000         $1.50            0             0.00%
Orenstein, Jacqueline & Lee          200            100           100         $0.65            0             0.00%
Palazzolo, Thomas                 10,000         10,000                                        0             0.00%
Parodi, Dan                        8,225                        8,225         $1.08            0             0.00%
Parry, Catherine, King             5,504          5,504                                        0             0.00%
Patrick Murphy Advertising, Inc. 178,737        178,737                                        0             0.00%
Pedersen, Edvin                   38,462         38,462                                        0             0.00%




Peierls, Brian Eliot             156,848        156,848                                        0             0.00%
Peierls, E., Jeffrey             191,060        191,060                                        0             0.00%
Perot Systems Corporation+     2,750,000                    2,750,000         $2.56            0             0.00%
Phase Two Strategy, Inc.          27,978         27,978                                        0             0.00%
Potter, Robert                   285,000                      285,000         $0.65            0             0.00%
Price, Carl                       10,000                       10,000         $0.65            0             0.00%
Probitas Fund LP                 354,918        354,918                                        0             0.00%
Probitas Offshore Fund, L.P.     254,918        254,918                                        0             0.00%
Puntillo, Richard                  3,389          3,389                                        0             0.00%
Racanelli, Martin                100,000                      100,000         $0.25            0             0.00%
Raje, Inc.                       100,000                      100,000         $0.50            0             0.00%
Ramsey, Eric, G., Jr.             10,000          5,000         5,000         $0.65            0             0.00%
Ramsey, Eric, G., Sr.             91,032         10,000        81,032         $0.50            0             0.00%
Ramsey, Eric, G. TTEE             14,975         14,975                                        0             0.00%
Ray Dirks, Inc.                  275,000                      275,000         $0.25            0             0.00%
Reisender, Glenn & Michelle        1,696          1,696                                        0             0.00%
Reprints, Inc.                    53,021         53,021                                        0             0.00%
Richard, Peter                     5,000          2,500         2,500         $0.65            0             0.00%
Rippy, David                      63,023         63,023                                        0             0.00%
Rome, David                       10,000          2,000         8,000    $1.00/1.80            0             0.00%
Rosen, Jill                       22,015         22,015                                        0             0.00%
Rosen, True, C.                   11,008         11,008                                        0             0.00%
Rubenstien, Amy                    1,696          1,696                                        0             0.00%
Rubin, Raymond                    10,000          5,000         5,000         $0.65            0             0.00%
Rubino, Phyllis                    1,000                        1,000         $1.50            0             0.00%
Rush, Neutrice                     4,000          2,000         2,000         $0.65            0             0.00%
Russell, Robert                   36,752         36,752                                        0             0.00%
S. Nevada Cons.                  133,737         88,737        45,000         $0.50            0             0.00%
S.J. & Assoc. Inc.+            2,000,000                    2,000,000         $1.50            0             0.00%
Sablotsky, David & Mildred         3,389          3,389                                        0             0.00%
Sablotsky, Steven & Noreen         3,389          3,389                                        0             0.00%
Saffores, Gregory                 30,769         30,769                                        0             0.00%
Sanders, David, H.                60,000                       60,000         $0.65            0             0.00%
Sands, Jack                       25,000                       25,000         $0.50            0             0.00%
Santiate, Vincent                 67,000                       67,000         $0.65            0             0.00%
Sarama, Edward                     4,108          4,108                                        0             0.00%
Sarama, Edward TTEE                1,325          1,325                                        0             0.00%
Scheibel, Gael                    27,778         27,778                                        0             0.00%
Scheibel, J. Austin               55,556         55,556                                        0             0.00%
Scheibel, J.,  Austin & Gael      55,556         55,556                                        0             0.00%
Schellinger Construction Co. Inc. 15,385         15,385                                        0             0.00%
Schellinger, Al                   15,385         15,385                                        0             0.00%
Schnipper, Jeffrey                73,527         73,527                                        0             0.00%




Schulz, Harold, P.                43,000         43,000                                        0             0.00%
Schwartz, Howard                   6,000                        6,000         $1.80            0             0.00%
Seabreeze Consulting Agency+      20,000                       20,000         $1.50            0             0.00%
Segal, Josh                      105,000                      105,000         $1.25            0             0.00%
Sherman, Rana TTEE                38,462         38,462                                        0             0.00%
Small, Martin & Judy               3,389          3,389                                        0             0.00%
Software Marketing Corp.         379,202          6,202        35,000         $0.65      338,000             0.38%
Software Publishing Corp.      2,788,073      2,788,073                                        0             0.00%
Software Pub. Corp. contingency+ 557,615        557,615                                        0             0.00%
Specce, John                       6,666          3,333         3,333         $0.65            0             0.00%
Spiera, Harry & Marilyn            3,389          3,389                                        0             0.00%
Spinoso, Gerard, C.                3,389          3,389                                        0             0.00%
Steinback, G., TTEE Trust 7-27-82 76,923         76,923                                        0             0.00%
Strateg Growth Int.+             400,000                      400,000         $4.63            0             0.00%
Sullivan, Don                     10,714         10,714                                        0             0.00%
Sweet, Donald, J.                  5,000                        5,000         $0.65            0             0.00%
Swenson, Harley                   15,000         15,000                                        0             0.00%
Taylor, Norman Robert            166,100        141,100        25,000         $0.50            0             0.00%
Tempest Systems, Inc.             28,846         28,846                                        0             0.00%
Tennant Foundation               153,846        153,846                                        0             0.00%
Thoms, Wm & Paula Delhanty JT     56,923         56,923                                        0             0.00%
Twersky, Ruth Lee                  5,000          2,500          2,500        $0.65            0             0.00%
VanWyhe,Vic&D.TTEE 06-11-93       38,462         38,462                                        0             0.00%
Warman, Edward (2)             1,315,000      1,035,000                                  280,000             0.31%
Washington, Barb                   2,000                         2,000        $1.50            0             0.00%
Wechter, Dana                      7,143          7,143                                        0             0.00%
Wechter, Kevin                    38,234         38,234                                        0             0.00%
Wechter, Randy                     7,143          7,143                                        0             0.00%
Weinberg, Joseph                  54,022         54,022                                        0             0.00%
Weinstein, Marleena               11,008         11,008                                        0             0.00%
Werman, Aaron                    667,859        667,859                                        0             0.00%
Werman, Robert & Golda            51,115         51,115                                        0             0.00%
West Brand & Co                   31,250         31,250                                        0             0.00%
White, Michael J. Trust          118,948         72,413        45,000        $0.50             0             0.00%
Whittington, J. , Richard          5,000                        5,000        $0.65             0             0.00%
Widder, Arnold                    50,000         50,000                                        0             0.00%
Wischmeyer, Paul                 272,531        272,531                                        0             0.00%
Wolf, Peter                      205,039        205,039                                        0             0.00%
Woloschek, Douglas                10,000         10,000                                        0             0.00%
Wolovnick - IRA                    7,666          3,833         3,833        $0.65             0             0.00%
Wolovnick, Jared                   6,000          3,000         3,000        $0.65             0             0.00%
Wolovnick, M. & Assoc. DCPP        5,500          2,750         2,750        $0.65             0             0.00%
Wolovnick, Marvin                  7,500          7,500                      $0.65             0             0.00%
Wolovnick, Marvin  Keogh Plan      2,500          1,250         1,250        $0.65             0             0.00%
Wolovnick, Marvin & Assoc.  PSP    8,334          4,167         4,167        $0.65             0             0.00%
Young, Fred TTEE J .B Miller       1,000                        1,000        $0.65             0             0.00%
Yudenfriend, Florence              3,389          3,389                                        0             0.00%
Yudenfriend, Richard              13,470         13,470                                        0             0.00%
Zaiss,HermanTTEE FamTr041695      11,008         11,008                                        0             0.00%
                              33,529,824     16,524,776    14,305,549                  2,688,750             2.98%



* Includes shares issuable upon exercise of options/warrants

(1) Based on 94,433,981 shares deemed outstanding if all options/warrants being registered are earned and are exercised.
(2) Ed Warman is Executive Vice President, Products and Services

+ Subject to performance or other contingency



     The securities offered hereby may be sold from time to time directly by the Selling Security holders. Alternatively, the Selling Security holders may from time to time offer such securities through broker-dealers acting as agents for the Selling Security holders or to broker-dealers who may purchase the Selling Security holders securities as principals and thereafter sell such securities from time to time in the over-the-counter market, in negotiated transactions, or otherwise. The distribution of securities by the Selling Security holders may be effected in one or more transactions (which may include block transactions by or from the account of the Selling Security holders) that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions, through the writing of options on the Selling Security holders securities, through sales to one or more broker-dealers for resale of such shares as principals, through a combination of such methods of sale or otherwise, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security holders in connection with such sales of securities. The Selling Security holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received might be deemed to be underwriting discounts and commissions under the Act. If the Selling Securityholder sells its securities, or options thereon, pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if the Selling Securityholder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the securities, a post-effective amendment to the Registration Statement of which this Prospectus is a part would need to be filed and declared effective by the SEC before such Selling Securityholder could make such sale, pay such compensation or make such a distribution.

     At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     Under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations thereunder, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, rules 10b-2, 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Security holders.


     Sales of securities by the Selling Security holders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby. As of the date of this Prospectus, including the securities registered in this Registration Statement and the registration statements filed in regard to shares or shares issuable upon exercise of options for employees, and if all such options and warrants are ultimately earned and are exercised, the freely tradeable securities of the Company (the "public float") will be approximately 88,430,000 shares of Common Stock.



                              PLAN OF DISTRIBUTION

     The securities offered hereby may be sold from time to time directly by the Selling Security holders. Alternatively, the Selling Security holders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, including the Underwriter, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions maybe paid by the Selling Security holders in connection with such sales of securities. The Selling Security holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the term of the offering, including the name or names of any underwriters, dealers of agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     Under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations thereunder, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Security holders.

                         SHARES ELIGIBLE FOR FUTURE SALE


     As of July 15, 1996, the Company has 73,138,997 shares of Common Stock outstanding. Of these shares approximately 50,600,000 shares are in the public float. The 30,830,325 shares (including those issuable upon exercise of options or warrants as discussed above) offered for sale in this Prospectus also will be freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to certain limitations of Rule 144 adopted under the Securities Act. The remaining shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. See "Risk Factors-Shares Eligible for Future Sale".


     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at lease two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume of the Company's Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.


     The Company also recently filed a registration statement under the Securities Act covering shares of Common Stock reserved for issuance under the Company's 1993 Stock Plans and the 1995 Stock Plan. Such registration statement covered 12,926,350 shares and shares issuable upon exercise of options (including 10,000,000 not currently granted, but authorized for grants in the future pursuant to the 1995 Stock Incentive Plan as approved by the shareholders) and automatically became effective upon filing. Shares registered under such registration statement are subject to Rule 144 volume limitations applicable to Affiliates, and will be available for sale in the open market, unless such shares are subject to vesting restrictions with the Company.


     In addition to the shares being registered, a substantial number of the shares of restricted stock presently outstanding have been held at least two years. Accordingly, such shares are eligible for resale pursuant to Rule 144 at the rates and subject to the conditions discussed above, and the sale of any substantial number of such shares in the public market including the shares being registered, could adversely affect prevailing market prices following the offering.

                           DESCRIPTION OF SECURITIES

Common Stock


     General. The Company has 150,000,000 authorized shares of common stock, $.0001 par value (the "Common Stock"), 73,138,997 of which were issued and outstanding as of July 15, 1996. All shares of Common Stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this Prospectus, outstanding and/or when issued pursuant to a valid exercise of options or warrants, will be validly issued, fully paid and non-assessable.


     Voting Rights. Each share of Common Stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the issued and outstanding shares of Common Stock can elect all of the Directors of the Company. See "Principal Shareholders."

     Dividend Policy. All shares of Common Stock are entitled to participate ratably in dividends when and as declared by the Company's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of Common Stock. The Company has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of the Company's business and that no dividends on the shares of Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent facts. Therefore there can be no assurance that any dividends on the Common Stock will be paid in the future. See "Dividend Policy".

     Miscellaneous Rights and Provisions. Holders of Common Stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary, of the Company, each share of Common Stock is entitled to share ratably in any assets available for distribution to holders of the equity of the Company after satisfaction of all liabilities.

     The Delaware General Corporation Law contains certain anti-takeover provisions. Section 203 of the Delaware General Corporation Law provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person who owns 15% or more of the corporation's outstanding voting stock (an "interested stockholder") for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock is Manhattan Transfer Registrar Company, P. O. Box 361, Holbrook, New York 11741.

                                  LEGAL MATTERS


     The validity of the issuance of the securities offered hereby will be passed upon for the Company by the law firm of Daniel B. Kinsey, P. C. Mr. Kinsey owns 180,000 shares of Common Stock and options exercisable for 1,360,000 shares.


                                     EXPERTS

     The audited financial statements of the Company as of December 31, 1994 and 1995, and for each of the three years in the period then ended, are included herein and in the registration statement in reliance upon the report of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules filed therewith, may be inspected without charge at the Commission's principal offices at 450 Fifth Street, N.W. Washington, D.C. 20549 and its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 19948. Copies of such materials may be obtained upon written request from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                          INDEX TO FINANCIAL STATEMENTS


                                                                    Page
                                                                    ----


Report of Independent Certified Public Accountants                   F-1
Consolidated Balance Sheets as of December 31, 1995 and 1994         F-2
Consolidated Statements of Operations for the
  years ended December 31, 1995, 1994 and 1993                       F-3
Consolidated Statements of Shareholders' Equity for the
   years ended December 31, 1995, 1994 and 1993                      F-4
Consolidated Statements of Cash Flows for the years ended
  December 31, 1995, 1994 and 1993                                   F-5
Notes to Consolidated Financial Statements                           F-6
Condensed Consolidated Balance Sheets as of March 31, 1996
  and December 31, 1995 (unaudited)                                 FQ-1
Condensed Consolidated Statements of Operations for the
  Three Months ended March 31, 1996 and 1995 (unaudited)            FQ-2
Condensed Consolidated Statements of Cash Flows for the Three Months
  ended March 31, 1996 and 1995 (unaudited)                         FQ-3
Notes to Condensed Consolidated Financial Statements (unaudited)    FQ-4

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Computer Concepts Corp.

We have audited the accompanying consolidated balance sheets of Computer Concepts Corp. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the Company's liquidity has been adversely affected by the cumulative net losses incurred through December 31, 1995. Subsequent to year-end, equity and debt placements have improved the Company's liquidity; however, the Company will eventually need to generate positive cash flows from operations in order to decrease its dependency on cash flows from financing activities.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Computer Concepts Corp. and subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As described in Note 4, the accompanying 1993 consolidated financial statements were restated. These financial statements, both prior to and after restatement, were originally audited by other independent auditors.





/s/ Grant Thornton LLP

GRANT THORNTON  LLP
Melville, New York
April 12, 1996

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        as of December 31, 1995 and 1994
                        (in thousands, except share data)


                             ASSETS                    1995      1994
                                                       ----      ----

 CURRENT ASSETS:
Cash and cash equivalents                             $  579    $  501
Accounts receivable, net of allowance for
   doubtful accounts of $539 and $532 in
   1995 and  1994, respectively                        4,475     3,680
Advances to officers                                     385       114
Inventories                                              123       214
Prepaid expenses and other current assets                413       605
                                                     -------   -------
   Total current assets                                5,993     5,114

PROPERTY AND EQUIPMENT, net                            1,579     1,704

SOFTWARE COST,net (including $450 and $3,721
  held for sale in 1995 and 1994, respectively)         2,950     6,769

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED,
  net of accumulated amortization  of $3,345 and $484
  in 1995 and 1994, respectively                        5,425     7,821

OTHER ASSETS                                              134       201
                                                      -------   -------
                                                      $16,081   $21,609
                                                      =======   =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accounts payable and accrued expenses               $4,047    $5,126
   Current portion of long-term debt                      359       119
   Deferred revenues                                    4,585     3,459
                                                      -------   -------
        Total current liabilities                       8,991     8,704

DEFERRED REVENUES                                         281       371

LONG-TERM DEBT                                            800       695

COMMON STOCK SUBJECT TO REDEMPTION                      4,000     4,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

   Common stock, $.0001 par value; 150,000,000
     shares authorized;  57,475,000 shares
     in 1995 and 34,233,000 shares in 1994,
     issued and outstanding                                 6         3

   Additional paid-in capital                          52,406    39,895
   Accumulated deficit                                (50,403)  (32,038)
                                                      -------   -------
                                                        2,009     7,860
   Currency translation adjustment                        -         (21)
        Total  shareholders' equity                     2,009     7,839
                                                      -------   -------
                                                      $16,081   $21,609
                                                      =======   =======

See Notes to Consolidated Financial Statements.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              for the years ended December 31, 1995, 1994 and 1993
                     (in thousands, except per share data)


                                            1995            1994           1993
                                            ----            ----           ----
                                                                       As Restated
                                                                         (Note 4)


REVENUES:
  Software licenses and support            $16,302        $13,695         $3,360
                                           -------        -------        -------
COSTS AND EXPENSES:
   Cost of revenues and technical support    7,074          5,537          1,783
   Research and development                  1,270            521            606
   Sales and marketing                       9,166          5,850          3,092
   General and administrative                8,191          7,936          5,892
   Amortization and depreciation             4,104          2,452            924
   Unusual charges                           1,102          3,178          4,402
   Reduction in carrying values of
     long-lived assets                       3,760           -              -
                                           -------        -------        -------
                                            34,667         25,474         16,699
                                           =======        =======        =======

OPERATING LOSS                             (18,365)       (11,779)       (13,339)

OTHER INCOME/(EXPENSE):

   Losses on securities                      -               (428)          (167)

   Other, net                                -                -               56

NET LOSS                                 $(18,365)       $(12,207)      $(13,450)

NET LOSS PER SHARE                         $(0.37)         $(0.51)        $(0.86)

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING                             49,211          24,110         15,721


                See Notes to Consolidated Financial Statements.


                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY For
                the Years Ended December 31, 1995, 1994, and 1993
                                (in thousands)


                              Common Stock
                             ---------------
                                                                                          Common Stock
                                                  Additional                Currency      Subject to                  Total
                                                  Paid-in     Accumulated   Translation   Recission     Deferred      Shareholders'
                             Shares     Amount    capital     Deficit       Adjustment    Offer         Compensation  Equity
                            ---------    ------   -------     -----------   ------------  ------------  ------------  -------------

BALANCE,  JANUARY 1,1993      13,053       $1     $10,006      $(6,381)      $   -           $(757)       $(859)       $2,010

Net proceeds from sales of
  common stock                 3,830        1      11,926          -             -              -           -          11,927
Common stock issued for
  services                     2,807        -       7,365          -             -              -        (2,731)        4,634
Shares issued for Softworks
  acquisition                  1,000        -       2,700          -             -              -           -           2,700
Shares subject to rescission
  offer                          -          -         -            -             -             757          -             757
Amortization of deferred
  compensation agreements        -          -         -            -             -              -         3,590         3,590
Net loss - As restated (Note 4)  -          -         -        (13,450)          -              -           -         (13,450)
                             -------   -------    -------      --------      -------        -------      -------      --------

BALANCE, DECEMBER 31, 1993    20,690        2      31,997      (19,831)          -              -           -          12,168

Net proceeds from sales of
  common stock                 5,189        -       2,411          -                            -           -           2,411
Common stock and options
  issued for services            375        -       1,011          -                            -           -           1,011
Stock issued for business and
  asset acquisitions           7,979        1       4,476          -                            -           -           4,477
Currency translation
  adjustment                     -          -         -                         (21)            -           -             (21)
Net loss                         -          -         -        (12,207)          -              -           -         (12,207)
                             -------   -------    -------      --------      -------        -------      -------      --------

BALANCE, DECEMBER 31, 1994    34,233        3      39,895      (32,038)         (21)            -           -           7,839
Net proceeds from sales of
  common stock and warrants   20,886        3       8,864          -                            -           -           8,867
Common stock and options
  issued for services          2,137        -       3,234          -                                                    3,234
Common stock and options
  issued for settlement of
  trade payables                 219        -         413                                                                413
Currency  translation
  adjustment                                                                     21
Net loss                         -          -         -        (18,365)          -              -           -        (18,365)
                             -------   -------    -------      --------      -------        -------      -------      -------
BALANCE, DECEMBER 31,1995    57,475   $     6     $52,406     $(50,403)      $   -          $   -        $  -        $ 2,009
                             =======   =======    =======      ========      =======        =======      =======      =======

                 See Notes to Consolidated Financial Statements.


                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1995, 1994 and 1993
                                 (in thousands)



                                            1995            1994           1993
                                            ----            ----           ----
                                                                       As Restated
                                                                         (Note 4)


OPERATING ACTIVITIES:
Net loss                                  $(18,365)      $(12,207)     $(13,450)
Adjustments to reconcile net
  loss to net cash used in
  operating activities:

  Amortization and depreciation:
      Software costs                         1,924          1,276           424
      Property and equipment                   672            599           108
      Deferred compensation                    -              -           1,355
      Excess of cost over fair value
          of net assets acquired             1,480            577           355
      Other                                     28            -              37
  Provision for doubtful accounts                7            400            24
  Common stock and options issued
    for services                             3,234          1,011         2,862
  Non-cash unusual charges                     269          3,178         4,115
  Reduction in carrying values of
    long-lived assets                        3,760            -             -
  Loss on investment in securities             -              428           167
  Changes  in  operating  assets and
    liabilities,  net of  effect of
    acquisitions:
      Accounts receivable                    (802)         (1,924)         (691)
      Inventories                              91            (146)          (56)
      Prepaid expenses and
        other current assets                  174             (83)          (56)
      Other assets                             39             111          (241)
      Accounts payable and
        accrued expenses                     (998)          1,408           951
      Deferred revenues                     1,036          (1,807)          888
                                           -------         -------       ------
      Net cash used in
        operating activities               (7,451)         (7,179)       (3,208)

INVESTING ACTIVITIES:
Capital expenditures                         (547)         (1,541)         (169)
Software development and
   technology purchases                      (545)            (75)         (631)

Net change in advances
   to officers                               (271)            232          (580)
Capitalization of
   software development costs                 -               (96)         (706)
Net investments in marketable
   securities                                 -             2,165          (256)
Acquisition of DBopen, net of
   cash acquired                              -              (207)          -
Acquisition of Softworks,
   net of cash acquired                       -               -          (1,432)
Additional consideration  for
   Softworks  acquisition                    (320)            -             -
                                           -------         -------       ------
   Net cash (used in) provided by
       investing activities                (1,683)            478        (3,774)
                                           -------         -------       ------

FINANCING ACTIVITIES:

Net proceeds from sales of common
   stock and options                        8,867           2,411       11,927
Net change in long-term debt                  345             150           36
Repayment of loans payable to
   shareholders, net                          -              (193)        (645)
                                           -------         -------      -------
   Net cash provided by financing
      activities                            9,212           2,368       11,318
                                           -------         -------      -------

INCREASE/(DECREASE) IN CASH AND
  CASH EQUIVALENTS                             78          (4,333)       4,336
CASH AND CASH EQUIVALENTS,
  beginning of year                           501           4,834          498
                                           -------         -------     --------
CASH AND CASH EQUIVALENTS, end of year       $579          $  501      $ 4,834
                                           =======         =======     ========

         See Notes to Consolidated Financial Statements.

1.   BUSINESS MATTERS AND LIQUIDITY

  Computer Concepts Corp. and subsidiaries (the "Company") design, develop, market and support information delivery software products, including end-user data access tools for use in personal computer and client/server environments, and systems management software products for corporate mainframe data centers.

  The Company has incurred consolidated net losses of $18,365,000, $12,207,000 and $13,450,000 during the years ended December 31, 1995, 1994 and 1993, respectively, and cumulative net losses of $50,403,000 through December 31, 1995. As of December 31, 1995, the Company's current liabilities exceeded its current assets by $2,998,000 and approximately $1,100,000 of accounts payable were past due. For the year ended December 31, 1995, net cash used in operating activities totaled $7,451,000, consisting primarily of an operating loss of $18,365,000, net of amortization and depreciation $4,104,000, a reduction in the carrying values of long-lived assets of $3,760,000, common stock and options issued for services of $3,234,000 and non-cash unusual charges of $269,000. In addition, net cash used in investing activities of $1,683,000 consisted primarily of software development costs of $545,000; capital expenditures of $547,000 and additional consideration paid in connection with the Softworks, Inc. acquisition of $320,000.

  The Company does not maintain a credit facility with any financial institution. These uses of cash have been essentially funded through the issuance of the Company's common stock. Although the Company's liquidity position at December 31,1995 has been adversely affected by the aforementioned factors, additional equity placements during the year then ended have mitigated these factors. During the year ended December 31, 1995, net proceeds from the sale of common stock and options were $8,867,000. Subsequent to December 31, 1995, through March 31,1996, the Company sold 1,015,000 shares of its common stock in private placements, netting proceeds of approximately $1,700,000. In addition, the Company received approximately $1,700,000 (net of commissions and fees) for the sale of convertible debentures. On or about April 15, 1996, the Company expects to receive additional net cash proceeds of $2,700,000 (unaudited) in the form of a convertible debenture subject to the Company's filing of its 1995 Annual Report on Form 10-K. With this additional contemplated cash infusion of $2,700,000 (unaudited), the Company believes that its cash position will be sufficient to adequately maintain its operations through March 31, 1997. Ultimately, however, positive cash flows from operations will be necessary in order to curtail the Company's reliance on equity placements. At April 10, 1996, the Company had cash and cash equivalents of approximately $ 3,320,000 (unaudited).

  To achieve positive cash flows from operations, management has initiated a series of cost saving measures, which include reductions in staffing, advertising and marketing costs. The Company has also substantially closed down its Superbase operations. Management's plans are centered on the successful exploitation of its d.b.Express product. The Company has entered into development or license agreements in the second and third quarters of 1995 with Oracle, IBM, Dell Computers and Information Builders, Inc., and a sales and marketing agreement with Perot Systems Corporation in December 1995. These agreements do not contain any sales commitments. To date, revenues from current versions of d.b.Express, from such agreements have been insignificant. Management expects that future revenues will support the carrying value of the capitalized software development costs pertaining to d.b.Express of $1,368,000 at December 31, 1995. Management believes that the successful implementation of cost saving measures and the planned exploitation of its d.b.Express technology will eventually enable the Company to achieve positive cash flows from operations. The long-term success of the Company, under its existing business plan, is dependent upon the company's ability to generate material d.b.Express sales revenues.

  Additional equity placements may be necessary in the future in order to exploit the d.b. Express product. At the Company's annual meeting on March 20, 1996, its shareholders approved an increase in the number of authorized common shares from 60,000,000 to 150,000,000. The December 31, 1995 balance sheet reflects this increase in the authorized number of common shares.

  In addition, management's plans include the intended sale of its Superbase software technology asset. On an ongoing basis, management reviews the valuation of this asset to determine possible impairment by comparing the carrying value to the undiscounted future cash flows of the asset. In view of the Company's inability to satisfactorily negotiate for the sale of such asset, coupled with management's decision not to invest in the further development and marketing of this product, the Company adjusted the carrying value of the software technology asset to $450,000 at December 31, 1995, thereby resulting in an aggregate charge to operations of $2,440,000 for the year then ended. Such carrying value of $450,000 reflects the estimated net proceeds anticipated from the future sale of the underlying software. There can be no assurances that the Company will be successful in its attempt to sell such software technology asset and realize its remaining carrying cost.

  In the third quarter of 1995, certain new products pertaining to the acquisition of Dbopen (see Note 3e) were introduced in the market. As a result of limited sales and changing market conditions during the fourth quarter of 1995, it became apparent that significant additional expenditures would have to be incurred in order to modify the Dbopen products to meet such changing market conditions. In the opinion of management such additional costs would exceed the projected benefits and the decision was made to discontinue the products. Consistent with such business decision, the Company wrote-off the remaining carrying value of its investment in Dbopen of $1,320,000 in the fourth quarter of 1995.

  Further, the Company is in the process of negotiating the sale of the net assets of one of its wholly-owned subsidiaries, MapLinx, Inc. ("MapLinx"). Financial information pertaining to MapLinx as of December 31,1995, and for the year then ended, is summarized below:




               Current assets        $   831,000
               Total assets            1,520,000
               Current liabilities       949,000
               Total liabilities         963,000
               Net assets                557,000
               Net revenues            3,780,000
               Net loss                  508,000

  There can be no assurances that the Company will be successful in its attempt to sell the net assets of MapLinx.

  As described in Note 3b, the Company may be required to repurchase its common stock for $4,000,000, payable in two equal installments of $2,000,000, pursuant to the terms of an acquisition agreement. As further described in Note 3b, the Company could be required to pay $2,000,000 of such amount immediately, upon the demand of the holder, with the remaining balance due one year later. To date, the holder has not exercised its repurchase option. In the event the holder exercises this option and demands repurchase, the Company has received a firm commitment from a third party to purchase, at market value, $2,000,000 of the holder's stock.

  In connection with the 1993 acquisition of Softworks, Inc. ("Softworks") the Company is required to make additional contingent purchase consideration payments to two of Softworks' former shareholders based upon certain product revenues for the years 1995 through 1998, up to a maximum of $1,000,000 each, for an aggregate maximum of $2,000,000. During the year ended December 31, 1995, the Company incurred a liability of $405,000, ($320,000 of which was paid through December 31, 1995) to the non-employee former shareholders, which has been treated as additional consideration in connection with the acquisition and, accordingly, included in the excess of cost over the fair value of net assets acquired, as these individuals did not continue in the employment of the Company subsequent to the acquisition. No other contingent payments have been made under the terms of this agreement.

  The Company is a defendant in several lawsuits and class action claims as described in Note 12e. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the lawsuits and claims and they are vigorously defending against the allegations. The Company is unable to predict the ultimate outcome of these claims, which could have a material adverse affect on the consolidated financial position and results of operations of the Company. Accordingly, the financial statements do not reflect any adjustments that might result from the ultimate outcome of these litigation matters.

2.   SIGNIFICANT ACCOUNTING POLICIES

     a.   Principles of Consolidation

  The consolidated financial statements include the accounts of Computer Concepts Corp. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  b.   Revenue Recognition

  License revenues are generally recognized at the time of delivery and acceptance of software products, where collectibility is deemed probable and no significant / insignificant obligations exist. Where realization of sale proceeds is not deemed probable, license revenues are recognized on the installment (cash) method following delivery. Revenues from product support agreements are deferred and recognized ratably over the support period. Consulting fees are recognized as services are performed.

  c.   Property and Equipment

  Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the related assets, whichever is shorter. Capitalized lease assets are amortized over the shorter of the lease term or the service life of the related assets.

  d.   Software Costs

  Costs associated with the development of software products are capitalized once technological feasibility is established. Purchased software technologies are recorded at cost and software technologies acquired in purchase business transactions are recorded at estimated fair value. Amortization of software costs begins when products become available for customer release. Purchased software technologies and software costs associated with the basic technology development are amortized on a straight-line basis over the estimated economic lives of the products, generally five years. Development costs associated with specific versions of software are amortized over the estimated life of the version, generally 12 to 18 months. Management evaluates whether these intangible assets are impaired by comparing the net carrying value of the asset to the undiscounted expected future cash flows to be generated by the asset.

  e.   Excess of Cost Over Fair Value of Net Assets Acquired

  The excess of cost over fair value of net assets acquired in purchase business transactions is amortized on a straight-line basis over periods ranging from three to ten years. Impairment of the excess of cost over fair value of net assets acquired is evaluated by comparing the estimated future undiscounted cash flows from the related assets of the acquired business to the carrying amount of such assets.

  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ( "SFAS 121") that established accounting standards for the impairment of long-lived assets, certain intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS 121 is required to be adopted for fiscal years beginning after December 15, 1995. In accordance with SFAS 121, it is the Company's policy to periodically review and evaluate whether there has been a permanent impairment in the value of intangibles and adjust the carrying value accordingly. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. Accordingly, the adoption of SFAS 121 is not expected to have a significant effect on the consolidated financial statements of the Company.

  f.   Income Taxes

  Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires recognition of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. The Company has recorded no provisions for income taxes in the accompanying consolidated financial statements as a result of incurred losses.

  g.   Net Loss Per Share

  Net loss per share is based on the weighted average number of common shares outstanding. Outstanding stock options, warrants and other potential stock issuances have not been considered in the computation since the effect of their inclusion would be antidilutive.

  h.   Segment Information

  The Company is engaged in only one business segment, operating principally in North America, during the years 1993 through 1995. Export revenues, made principally to European distributors, approximated $2,732,000, $2,431,000 and $ 1,696,000 in 1995, 1994 and 1993, respectively.

  i.   Cash and Cash Equivalents

  The Company considers all investments with original maturities of three months or less to be cash equivalents. The carrying amount of temporary cash investments approximates the fair value because of the short maturity of those instruments.

  j.   Accounting  for Stock - Based Compensation

  Adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock - Based Compensation" ("SFAS 123") is required for fiscal years beginning after December 15, 1995 and allows for a choice of the method of accounting used for stock-based compensation. Entities may elect the "intrinsic value" method based on APB No. 25, "Accounting for Stock Issued to Employees" or the new "fair value" method, contained in SFAS 123. The Company intends to implement SFAS 123 in 1996 by continuing to account for stock-based compensation under the guidelines of APB 25. As required by SFAS 123, the pro forma effects on net income (loss) and earnings (loss) per share will be determined as if the fair value based method had been applied and disclosed in the notes to the consolidated financial statements.

  k.   Use of Estimates

  In preparing consolidated financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include the recoverability of the carrying values of d.b.Express, Superbase and Maplinx, aggregating $2,375,000. It is reasonably possible that events could occur during the upcoming year that could change such estimates.

  l.   Reclassifications

  Certain changes have been made to the 1994 and 1993 classifications to conform to the 1995 presentation.



3.     ACQUISITIONS

  a.   Softworks, Inc.

  In October 1993, the Company completed the acquisition of all of the common stock of Softworks, a privately held Maryland company founded in 1977, providing systems management software products. The purchase price approximated $5,700,000, which included $2,000,000 in cash and 1,000,000 shares of the Company's restricted common stock, 500,000 shares of which were contingently issuable upon realizing certain 1993 revenue goals. These goals were achieved and the shares were issued. The acquisition has been accounted for using the purchase method of accounting. Accordingly, assets and liabilities were recorded at their fair values as of September 1, 1993, the effective date of the acquisition, and the operations of Softworks have been included in the Company's consolidated statement of operations since that date. The excess of cost over the fair value of net assets acquired, which approximated $5,484,000, is being amortized over ten years. The agreement also provides for the payment to the sellers of Softworks of a maximum of $2,000,000 in aggregate, payable over calendar years 1995 to 1998, based upon 2% of certain product revenues. During 1995, the Company incurred a liability of $405,000, ($320,000 of which was paid through December 31, 1995) to the non-employee former shareholders, which has been treated as additional consideration in connection with the acquisition (and, accordingly, included in the excess of cost over the fair value of net assets acquired) as these individuals did not continue in the employ of the Company subsequent to the acquisition. No other contingent payments have been made under the terms of this agreement.

  b.   Superbase

  In June 1994, the Company completed the purchase of the Superbase product technology and certain related assets from Software Publishing Corporation ("SPC") in exchange for 2,031,175 shares of the Company's restricted stock valued at approximately $4,000,000 and $75,000 in cash. SPC received a valuation guarantee for the stock issued, and will be permitted to sell such stock in an orderly manner over a twelve month period following registration, which was originally required to be completed before December 31, 1994. The agreement provided that should such registration statement not be effective by December 31, 1994, SPC, at its option, could require the Company to repurchase the shares issued for the amount of the valuation guarantee.

  On January 19, 1995, SPC and the Company entered into an extension agreement whereby the Company was given an extension to file the registration statement to February 15, 1995. In exchange for that extension, the Company agreed to pay SPC $560,000 (the "Penalty Amount"), payable $300,000 in cash in three monthly installments, and $260,000 in additional shares of Company common stock. These additional shares also have a valuation guarantee. As a result of the Company's failure to meet the December 31, 1994 registration statement filing deadline, the Company recorded the Penalty Amount as an unusual charge in the December 31, 1994 consolidated statement of operations. As of March 31, 1996, the Company has paid $100,000 of the required $300,000 cash penalty amount.

  The extension agreement included a provision that if the Company did not meet the February 15, 1995 deadline, and the registration was not completed by May 31, 1995, SPC would be entitled to either of the following (at SPC's option):
(i) the payment of an additional penalty payment equal to $638,400 payable equally in cash and Company common stock, or (ii) the repurchase of the shares as provided for in the agreement. The Company has not met the May 31, 1995 requirement, and to date, SPC has not exercised its option for either the additional penalty payment of $638,400 or the repurchase of the shares by the Company as provided in the agreement. Accordingly, the Company accrued for an additional penalty payment of $638,400 as an unusual charge in 1995, which amount is unpaid at March 31,1996.

  The stock issued to SPC is included in the accompanying balance sheet as "Common Stock Subject to Redemption" which is classified as debt in the event the Company is required to repurchase the shares at the guaranteed price. Should SPC opt for the Company to repurchase the shares, the obligation would be payable in two equal installments of $2,000,000, the first of which would be due upon demand by the holder and the second installment would be payable one year later.

  See Note 1 - Business Matters and Liquidity, for a discussion on the carrying value of the underlying Superbase assets and management's plans to sell such assets.

  c.   Computer Concepts Europe Ltd.

  In 1993 and early 1994, the Company began investing in an infrastructure that would allow it to exploit the worldwide market for several of its software products. In connection with this strategy, the Company entered into a license agreement with a strategic partner in Europe for the distribution of the d.b.Express product. In September 1994, the Company completed the acquisition of Computer Concepts Europe Ltd. ("CCEL"), an exclusive independent distributor for certain of the Company's software products. In connection with the acquisition, which was effective September 1, 1994, the Company issued 2,942,000 shares of restricted common stock for 100% ownership interest in CCEL and in satisfaction of approximately $2,000,000 of CCEL debt owing to a third party. The acquisition was accounted for as a purchase and, accordingly, CCEL's assets and liabilities were recorded at their fair value as of September 1, 1994 and the operations of CCEL are included in the Company's consolidated statement of operations since that date. The cost of the acquisition exceeded the fair value of the net assets acquired by approximately $1,800,000.

  Prior to its acquisition, this distributor had paid approximately $1,000,000 to the Company in license fees, of which $500,000 was received in 1993 and $500,000 was received in 1994. As a result of the acquisition of this previously unaffiliated company, the Company recorded a $1,000,000 charge to operations at the date of acquisition, comprised of a $500,000 revenue reduction and $500,000 unusual charge, for the write off of software license fees previously received from this distributor and recognized as revenues by the Company during 1994 and 1993, respectively.

  Late in the fourth quarter of 1994, management began the process of evaluating its strategic plan and its business investment strategy, as well as the additional investments required, in order to reach profitability in foreign markets. Due to the required additional investment, lack of management resources and its desire to focus its efforts on the exploitation of its d.b.Express technology, the Company has subsequently ceased its operations in Europe. In May, 1995, CCEL entered into administrative proceedings in the U.K. which are similar to bankruptcy protection in the U.S. Management does not anticipate the realization of any significant amount of cash from this investment. Accordingly, the Company wrote-off the carrying amount of this investment in the fourth quarter of 1994 (approximately $1,800,000). This amount is included in unusual charges in the consolidated statement of operations for the year ended December 31, 1994. In November, 1995, CCEL went into liquidation.

  d.   MapLinx, Inc.

  During December 1994, the Company completed the acquisition of MapLinx, a developer and provider of PC database geographic utilities used with Windows 3.0 database and spreadsheet products. In connection with the acquisition, the Company issued 1,672,476 shares having a fair value of $900,000 at the acquisition date. The acquisition has been accounted for as a purchase and, accordingly, assets acquired and liabilities assumed were recorded at their fair values as of December 31, 1994 and the operations of MapLinx, are included in the Company's consolidated statement of operations since that date. The cost of the acquisition exceeded the fair value of net assets acquired by $904,000 and has been classified as the "excess of cost over fair value of net assets acquired" and is being amortized on a straight line basis over a period of three years.

  In November 1995, management began the process of negotiating for the sale of MapLinx. Proceeds from such sale are anticipated to exceed the carrying value of $557,000 at December 31, 1995. See Note 1 - Business Matters and Liquidity, for a summary of the financial information for MapLinx as at December 31, 1995 and for the year then ended.

  e.   DBopen, Inc.

  During October 1994, the Company entered into an agreement to acquire DBopen, Inc., a provider of PC database administration tools employing client/server technology. In connection with the acquisition, the Company issued $939,300 of restricted common stock and assumed long-term debt of approximately $423,000. The agreement provides for a price guarantee on the initial stock issuance and the issuance of additional restricted common stock upon the timely completion of certain new products as well as payment of additional consideration over a four-year period based on the revenue and profit contribution of DBopen. The acquisition has been accounted for as a purchase and, accordingly, DBopen's assets and liabilities were recorded at their fair values as of December 31, 1994 and the operations of DBopen are included in the Company's consolidated statement of operations since that date. The cost of the acquisition exceeded the fair value of net assets acquired by $1,916,000 which has been classified as the "excess of cost over fair value of net assets acquired" at December 31, 1994 and is being amortized on the straight line basis over a period of three years. The historical operations of DBopen are not material to the historical operations of the Company.

  In the fourth quarter of 1995, the Company wrote-off the remaining carrying value of its investment in Dbopen of $1,320,000. See Note 1- Business Matters and Liquidity.

Pro Forma Results

  The pro forma unaudited results of operations for the years ended December 31, 1994 and 1993, assuming the above acquisitions had been consummated as of January 1, 1993 follow (in thousands, except per share data):


                                         1994             1993
                                         ----             ----

Revenues                               $  14,821       $   8,912
                                       =========       =========
Net loss                               $ (13,064)      $ (15,482)
                                       =========       =========
Net loss per share                     $   (0.46)      $   (0.71)
                                       =========       =========


4.     PRODUCT DISTRIBUTION AGREEMENTS AND RESTATEMENT OF 1993
       FINANCIAL STATEMENTS

  In connection with product distribution agreements entered into during 1993 with International Standards Group, Ltd. ("ISG"), a publicly traded company, the Company received 1,410,257 shares of ISG restricted common stock. During December 1993, the Company received notification that the ISG restricted common stock held by the Company would be included in a planned registration statement to be filed upon conclusion of ISG's annual audit for the year ended December 31, 1993. Following deferral of the planned registration statement, the Company entered into an agreement with a third party during June 1994 for the sale of its ISG investment for $3,100,000. During July 1994, the Company received $2,010,000 of proceeds in connection with the sale and the balance of $1,090,000 was due by August 31, 1994 under the terms of the agreement. However, as a result of a substantial decline in the market value of ISG common shares subsequent to the agreement entered into during June 1994, and in order to conclude this transaction, the Company agreed to renegotiate the sale price with the buyer. In December 1994, the Company received an additional $150,000 representing final payment for the purchase of these shares.

  During 1993, the Company also entered into an exclusive agreement with Computer Concepts Europe, Ltd.("CCEL"), a nonaffiliated company (prior to its acquisition) licensed to use the Computer Concepts name, for product reproduction and distribution rights in Europe. Under terms of this original agreement, the Company was to receive $2,500,000 in installments through August 1994, of which $500,000 was received and recognized as revenue in 1993. See Note 3c.

4.     PRODUCT DISTRIBUTION AGREEMENTS AND RESTATEMENT OF 1993
       FINANCIAL STATEMENTS (continued)

  Subsequent to the issuance of its 1993 financial statements, the Company concluded that the ISG and CCEL transactions should be accounted for on the installment (cash) method rather than the accrual method previously used. The results of the 1993 restatement are summarized as follows (in thousands, except per share data):


                         As Previously Reported    Adjustments (1)    As Restated
                         ----------------------    ---------------    -----------

Revenues                      $  9,360                 $( 6,000)      $   3,360
                              =========                =========      =========
Net loss                      $ (8,067)                $( 5,383)      $( 13,450)
                              =========                =========      ==========
Net loss per share            $ ( 0.51)                $  (0.35)      $  ( 0.86)
                              =========                =========      ==========
Current assets                $ 13,362                 $( 2,551)      $  10,811
Noncurrent assets                9,996                     -              9,996
                              ---------                ---------      ----------

Total assets                  $ 23,358                 $( 2,551)       $ 20,807
                              =========                =========      ==========
Liabilities                   $  5,807                 $  2,832        $  8,639
Shareholders' equity            17,551                   (5,383)         12,168
                              ---------                ---------      ----------
Total liabilities and
  shareholders' equity        $ 23,358                 $( 2,551)       $ 20,807
                              =========                =========      ==========


(1) The Company originally recognized revenues of $4,000,000 and aggregate costs of $617,000 in 1993 relating to the ISG distribution agreement and securities held for sale. With respect to CCEL, the Company originally recognized revenues of $2,500,00 in 1993 relating to the sale of product distribution rights. The Company has accordingly, reduced revenues by $6,000,000 for the noncash portion of revenues previously recognized and reduced costs by $617,000 in connection with the restatements of these transactions on the installment method.


5.     PROPERTY AND EQUIPMENT



                                                             1995      1994
                                           Useful life       ----      ----
                                            in years         (in thousands)
                                           -----------

      Computer equipment and software        3 to 7          $2,019   $ 1,692
      Furniture and fixtures                 5 to 7             250       170
      Leasehold improvements                   7                458       415
                                                            --------   -------
                                                              2,727     2,277
      Less accumulated depreciation
          and amortization                                  ( 1,148)    ( 573)
                                                            --------  -------
                                                            $ 1,579   $ 1,704
                                                            ========  =======

6.     SOFTWARE COSTS


                                                              1995      1994
                                                              ----      ----
                                                               (in thousands)

Capitalized software development costs                      $3,303     $3,227
Purchased and acquired software technologies
  (including $450 and $3,721 held for sale in
     1995 and 1994 respectively)                             2,220      5,429
                                                            ------     ------
                                                             5,523      8,656
Less accumulated amortization                               (2,573)    (1,887)
                                                            ------     ------
                                                            $2,950     $6,769
                                                            ======     ======

  As further described in Note 1 - Business Matters and Liquidity, the carrying value of software technologies pertaining to Superbase was written down by $2,440,000 in 1995.


7.     ACCOUNTS PAYABLE AND ACCRUED EXPENSES


                                                      1995          1994
                                                      ----          ----
                                                        (in thousands)

       Accounts payable                             $ 1,909         $ 1,907
       Due to SPC (note 3b)                             838             300
       Accrued payroll and benefits                     675             623
       Other accrued expenses                           625           2,296
                                                     -------         -------
                                                     $ 4,047         $ 5,126
                                                     =======         =======


8.     SHAREHOLDERS' EQUITY

  a.   Sales of Common Stock

  Subsequent to December 31, 1995 and through March 31,1996, the Company consummated sales of restricted common stock under various private placements. Proceeds raised from these sales aggregated $1,700,000, net of offering commissions and expenses estimated to be $280,000. A total of 1,015,000 shares were sold at $2.00 per share. During such period, an additional $1,700,000 (net of commissions and expenses of approximately $300,000) was raised from the sale of 13% subordinated convertible debentures. Such debentures mature on March 5, 1998 and are convertible, at the option of the holder, into the restricted common stock of the Company at a conversion rate of 67.5% of the fair market value of the Company's common stock for the principal amount of $2,000,000 plus accrued interest.

  During 1995, the Company consummated sales of restricted common stock under various private placement agreements. Proceeds raised from these sales aggregated $8,867,000, net of offering commissions and expenses of approximately $1,400,000. A total of 19,340,000 shares (excluding 555,000 shares sold under an option) were sold at prices ranging from $0.20 to $2.00 per share. A total of 991,000 shares were also issued pursuant to valuation guarantees.

  During 1994, the Company consummated sales of restricted common stock under various private placement agreements. Proceeds raised from these sales aggregated $2,411,000, net of offering commissions and expenses approximating $389,000. A total of 4,589,000 shares were sold (excluding 600,000 shares sold under an option) at prices ranging from $0.50 to $1.25 per share.

  During 1993, the Company consummated sales of restricted common stock under private placements to accredited United States investors under Regulation D as well as to qualified non-United States investors under Regulation S of the Securities Act of 1933, as amended. Proceeds raised from these sales aggregated $11,927,000, net of offering commissions and expenses approximating $3,500,000. A total of 3,830,414 shares were sold under the offerings at prices ranging from $3.10 to $6.00 per share. In connection with the Regulation D placements, the Company issued a total of 410,223 warrants to purchase addition shares of common stock at $4.00 per share. All such warrants expired on May 10, 1994, and were reissued in October 1994 at $.65 per share (the fair value at the date of grant) and expiring on December 31, 1995.

  b.   Rescission Offer

  In order to rectify the effects of possible securities violations in various states in connection with certain prior private sales of common stock, the Company initiated a rescission offer to applicable investors during 1991, whereby the Company offered to repurchase a total of 3,711,715 shares of common stock at the investors' original cost, aggregating $2,654,000 plus interest. Management believes, based on the opinion of Company legal counsel, that since no investor has accepted the rescission offer and statutes of limitation applicable to the offer have expired, no contingent liability remains regarding this matter. Accordingly, the liability was eliminated from the consolidated balance sheet as of December 31, 1993 and shareholders' equity was credited.

  c.   Consulting Agreements

  In December 1995, the Company entered into an agreement with Perot Systems Corporation ("Perot") in connection with the marketing of the d.b.Express technology. The Company issued 500,000 options at $2.56 per share to purchase common stock in connection with the agreement and recognized an expense of $235,000 representing the fair value of such options. Pursuant to such agreement, Perot also has the ability to earn up to 2,250,000 options at a price of $2.56 per share, at the rate of 50,000 options for every $1,000,000 of d.b.Express product revenues in excess of $5,000,000, over a period of two years, commencing December 1995. Additionally, Perot will earn a commission of 30% on all future sales of d.b.Express over a period of two years commencing December, 1995.

  During the fourth quarter of 1995, the Company also entered into various other marketing and consulting agreements expiring at various dates through November 1997. The Company issued 1,678,000 options at $1.50 per share to purchase common stock in connection with these agreements and recognized expenses aggregating $1,056,000 representing the fair value of such options. Pursuant to such agreements, these firms also have the ability to earn up to 1,600,000 options at a price of $1.50 per share contingent upon defined levels of d.b.Express product revenues.

  During July and August 1994, the Company entered into one-year agreements with several financial relations and advisory firms to assist in expanding individual and institutional investor interest in the Company, as well as to advise in the development of its business, including acquisition financing. The Company issued 600,000 options at $.01 per share and 700,000 options at $1.12 per share to purchase common stock in connection with the agreements. The difference between the fair market value of the Company's common stock and the exercise price of the options issued, approximating $706,000 was included in "prepaid expenses and other current assets" and was being amortized over the terms of the applicable agreements at September 30, 1994. In the fourth quarter of 1994, as a result of the items discussed in Note 1 and the inability to realize the amounts previously deferred, the Company wrote off the remainder of these deferred costs.

  During December 1994, the Company issued 350,000 shares of common stock (having a fair market value of $339,000) to a consultant for telecommunication consulting services performed in the fourth quarter of 1994. Subsequent to December 31, 1994, the Company issued 175,000 shares of common stock (having a fair market value of $154,000) to a consultant as compensation for acquisition related services performed during 1994.

  During the years 1991 through 1993, the Company entered into various consulting agreements for technical, marketing, financial and other consulting services to be rendered in future years for an aggregate of 3,846,000 shares of restricted common stock. These agreements had been charged to expense over the period that related services were rendered. The unearned portion of such agreements was recorded as deferred compensation and offset against shareholders' equity. During the latter half of 1993, the Company hired four senior executives, as well as other employees possessing sales, marketing and financial skills. As a result of the Company's newly acquired capabilities provided by these individuals, it became unnecessary to depend on outside consultants for most activities, rendering little value to the balance of deferred consulting agreements. Accordingly, all remaining unamortized amounts attributable to these agreements, totaling $2,235,000, were charged to operations as an unusual charge at December 31, 1993.

  Consulting expense related to restricted stock and option issuances and reflected in the consolidated statements of operations amounted to $2,155,000, $1,199,000 and $3,742,000, for the years ended December 31, 1995, 1994 and 1993, respectively.

  d.   Stock Option Plans

  During October 1993, the Company adopted the Employees 1993 Stock Option Plan (the "Employees Plan"), the 1993 Directors, Officers and Consultants Stock Option Plan (the "DOC Plan") and the 1993 Prior Services Stock Option Plan (the "Prior Services Plan"), all of which are non qualified plans providing for the grant of stock or options to eligible participants. The Company may issue stock or options for up to an aggregate 20% of the Company's outstanding common stock under the Employees and DOC Plans (without consideration of the options issued under the Prior Services Plan). The Board of Directors has the authority to determine all terms and provisions under which options are granted, including the persons to whom options are granted, the number of shares and exercise price per share of common stock to be covered by each option and the time or times at which options shall be exercisable.

  On March 20, 1996, the Company's shareholders approved the termination of the above 1993 Plans and the adoption of the 1995 Stock Incentive Plan (the "1995 Incentive Plan"). Eligible participants in the 1995 Incentive Plan are officers and employees of the Company and consultants to the Company. Pursuant to the 1995 Incentive Plan, the Board of Directors or a committee thereof may also grant restricted stock, stock appreciation rights, performance grants or such other types of awards as it may determine. The total number of common shares issuable upon the exercise of all stock options under the 1995 Incentive Plan may not exceed 10,000,000 shares, subject to adjustments upon the occurrence of certain events, as defined. The 1995 Incentive Plan provides for the 8.

granting of (i) incentive options to purchase the Company's common stock at the fair market value on the date of grant and (ii) non-qualified options to purchase the company's common stock at not less than the fair market value on the date of grant. Options generally expire ten years from the date of grant.

  On March 20, 1996, the Company's shareholders also approved the Outside Director Stock Option Plan (the "Director Plan"). Directors of the Company who are not full-time employees of the Company are eligible to participate in the Director Plan. The total number of common shares issuable upon the exercise of all stock options under the Director Plan may not exceed 500,000 shares, subject to adjustments upon the occurrence of certain events, as defined. Pursuant to the Director Plan, each non-employee director will be granted options with five year terms commencing March 1, 1996, and on the first day of each March thereafter, to purchase that number of shares of common stock having a market value of $20,000. Options granted shall vest in one year.

  During 1993, the Company authorized the issuance of 405,000 options under the Employees' Plan at an exercise price of $4.00 per share, and 400,000 options under the DOC Plan at an exercise price of $4.62 per share.

  During 1994, the Company authorized the issuance of 7,480,000 options under the Prior Services, Employees' Plan and the DOC Plan at exercise prices ranging from $.01 to $2.56 per share.

  During 1995, the Company authorized the issuance of 14,864,000 options under the Prior Services Plan, Employees' Plan and the DOC Plan at exercise prices ranging from $.01 to $2.56 per share.

  There were no cancellations of authorized options for the years ended December 31, 1994 and 1993. During the year ended December 31`,1995, 2,780,000 options, at exercise prices ranging from $.01 to $2.56 per share, were canceled. There were no options exercised during the year ended December 31, 1993. In 1994, 600,000 options were exercised at an exercise price of $.01 per share. In 1995, 555,000 options were exercised at an exercise price of $.50 per share.

  During August 1994, the Company's Board of Directors authorized a reduction of the exercise price covering 6,760,000 outstanding options to purchase common stock to $1.25 per share (the fair market value at the date of the Board action). The substantial majority of such options were previously issued at an exercise price of $2.56 per share.

  During May 1995, the Company's Board of Directors authorized a reduction of the exercise price of 4,184,500 outstanding options to purchase common stock to $.50 per share ($.22 higher than the fair market value at the date of the Board action). The substantial majority of such options were previously issued at an exercise price of $1.25per share.

  At December 31, 1995, 2,164,000 options are exercisable at exercise prices ranging from $.01 to $2.00 per share. At December, 31, 1995, 19,754,000 shares of the Company's common stock were reserved for options, warrants and price guarantees.

  e.   Exercise Restriction

  During 1994, the Board of Directors authorized a restriction on the exercise of substantially all outstanding options and warrants. Exercises of options and warrants are subject to the requirement that, at the time of exercise, at least 25% of the Company's authorized capital stock be unissued, unreserved and available for issuance.

9.     INCOME TAXES


     The tax effects of temporary differences which give rise to deferred tax assets and liabilities at December 31, 1995 and 1994 are summarized as follows (in thousands)


Deferred tax assets                               1995             1994
                                                  ----             ----

   Net operating loss carryforwards              $ 11,578         $ 7,177
   Tax credit carryforward                            641             455
   Compensation                                     2,390           1,931
   Fixed and intangible assets                      1,763             368
   Bad debt reserve                                   226             223
   Cash to accrual conversion                         148             297
   Other                                              738             770
                                                 --------         --------
                                                  $17,484         $11,221
                                                 --------         --------
Deferred tax liabilities
   Capitalized software decelopment costs          (1,097)           (789)
Investment in subsidiaries                            -              (740)
                                                 --------         --------
                                                   (1,097)         (1,529)
                                                 --------         --------
                                                   16,387           9,692
   Valuation allowance                            (16,387)         (9,692)
                                                 --------         --------
                                                 $   0            $   0
                                                 ========         ========

  SFAS 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. The full valuation allowances at December 31, 1995 and 1994 reflect uncertainties with respect to future realization of net operating loss carryforwards.

  At December 31, 1995, the Company has net operating loss carryforwards approximating $27,313,000 available to reduce future taxable income. These losses, which expire through 2010, are subject to significant limitations as a result of IRS Section 382 rules governing changes in control. The amount of such limitations has not been quantified by the Company.


10.    UNUSUAL CHARGES

  During the year ended December 31, 1995, the Company recorded unusual charges aggregating $1,102,000 including the following: in penalty amounts to SPC ($638,800) (Note 3b), settlement of litigation ($464,000) (Note 12e).

  During the year ended December 31, 1994, the Company recorded unusual charges aggregating $3,178,000 including the following: write-off of goodwill relating to CCEL ($1,800,000), Penalty Amounts to SPC ($560,000), write-off of aborted acquisition costs ($260,000) and the reversal of revenue pertaining to CCEL ($500,000) (Note 3c).

  During the fourth quarter of 1993, the Company recorded the following unusual charges aggregating $4,402,000: write-off of goodwill ($1,622,000) and accrual of severance costs ($287,000) associated with the decision to eliminate the general computer consulting service line conducted by the Company's wholly-owned subsidiary, RAMP Associates, Inc.; adjustment of the carrying value of certain capitalized software development costs ($258,000); and write-off of the unamortized balance of deferred consulting agreements ($2,235,000).


11.    RELATED PARTY TRANSACTIONS

  For the years ended December 31, 1995 and 1993, executive officers and consultants of the Company received compensation in restricted common stock valued at $2,324,000 and $2,058,000, respectively. Stock compensation received by two officers, the president and chief executive officer, aggregated $169,000 in 1995 and $1,470,000 in 1993. One of these officers has not received any cash compensation since the Company's inception through December 31, 1995, while the other officer received cash compensation of $240,000 in 1995. Such officers have received advances from time to time, with such advances being payable upon demand and bearing no interest.


12..   COMMITMENTS AND CONTINGENCIES

a.   Leases

  During April 1995, a subsidiary of the Company entered into a three-year lease agreement for approximately 7,500 square feet of office space. The agreement provides for monthly lease payments of $8,000.

  During September 1994, a subsidiary of the Company entered into a seven-year lease for a new facility. The agreement provides for monthly lease payments of approximately $25,000 and the lease is subject to an annual 3% escalation over the lease period.

  During June 1994, the Company entered into two new lease agreements for expanded space in its Bohemia location. These agreements required combined monthly payments of $16,000 in the initial year of the lease. Effective July 1995, the master lease was amended to reflect a reduction in the monthly rental charges to $10,000, with a 4% annual increase through June 30, 1998.


12.   COMMITMENTS AND CONTINGENCIES (continued)

  During January 1994, a subsidiary of the Company entered into a five-year agreement for the lease of a mainframe computer system. This agreement provides for monthly payments of approximately $5,200 which includes $1,100 per month for hardware and software maintenance.

  Future minimum annual rentals under the above leases are summarized as follows:



     Year Ending December 31,      Operating Leases    Capital Leases
                                   ----------------    --------------

          1996                      $   668,000        $   125,000
          1997                          648,000            120,000
          1998                          538,000             62,000
          1999                          339,000               -
          2000                          349,000               -
          Thereafter                    268,000               -
                                    -----------        ------------
                                      2,810,000            307,000
     Amounts representing interest       -                  57,000
                                    -----------        ------------
          Net                       $ 2,810,000        $   250,000
                                    ===========        ============

  Rent expense approximated $619,000, $437,000 and $171,000, for the years ended December 31, 1995, 1994 and 1993, respectively.

  b.   Employment Agreements

  The Company has entered into various employment agreements with certain key employees of Softworks and MapLinx for base compensation aggregating $440,000 per year. These agreements expire in 1996 and will be automatically renewed for succeeding terms of one year unless the Company, or the employee, gives written notice.

  c.   Benefit Plan

  Softworks provides pension benefits to eligible employees through a 401(k) plan. Employer matching contributions to this 401(k) plan approximated $26,000 for each of the three years in the period ended December 31, 1995.

d.   Registration Statements/Restricted Securities

  The Company has used restricted common stock for the purchase of certain companies (Note 3) and has sold restricted common stock in private placements. At December 31, 1995, 18,348,000 shares of restricted common stock are issued and outstanding, exclusive of shares which may be issued in connection with acquisition related valuation guarantees or stock sale related valuation guarantees. The Company is in the process of registering these shares.








12..   COMMITMENTS AND CONTINGENCIES (continued)

e.   Legal Matters

  During May 1994, the Company and certain officers received notification that they have been named as defendants in a class action claim alleging violations of certain securities laws with respect to disclosures made regarding the Company's acquisition of Softworks during 1993. The plaintiff has not stipulated the amount of damages, if any. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the claim and they are vigorously defending against the allegations. The ultimate outcome of the foregoing matters cannot presently be determined. Accordingly, no provision for losses, if any, that may result upon resolution of the matters has been made in the consolidated financial statements.

  In September 1994, the Company received notice of an action alleging breach of contract regarding an acquisition transaction initiated during 1993. In July 1995, a settlement agreement, effective June 30, 1995, was reached whereby the Company was required to pay $75,000 and agreed to an amendment of the original contract to acquire the license for additional software. Pursuant to such amendment, the Company issued a non-interest bearing promissory note in the amount of $388,800 payable in 36 monthly installments, with the final payment scheduled for September 1, 1998, which amount was recorded as an unusual charge in the 1995 consolidated statement of operations.

  In July 1995, the Company received notice of an action alleging the Company had not used its best efforts to register warrants to purchase 500,000 shares of the Company's common stock within 30 days from written notice to the Company, pursuant to a financial consulting agreement. The Company has maintained that is always has used, and continues to use its best efforts to cause the registration of those warrants to occur, however, to avoid the expense and resolve the uncertainties of litigation, the matter was originally settled by including 385,000 warrants in the Company's pending registration statement, with the balance of 115,000 warrants being canceled. As the pending registration statement has not been amended as of April 15, 1996, the plaintiff has the right to reinstitute this suit. The Company is unable to predict the ultimate outcome of this suit and accordingly, no adjustment has been made in the consolidated financial statements for any potential losses.

  In July 1995, the Company and certain officers received notification that they have been named as defendants in a class action claim in regard to announcements and statements regarding the Company's business and products. During August and September 1995, four additional, substantially identical, class action claims were made. In November 1995, the plaintiffs filed a consolidated complaint against the Company. To date, no class action has been certified, and no damages have been specified in any of these class action claims. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the claims and they are vigorously defending against the allegations. The Company is unable to predict the ultimate outcome of these claims, which could have a material adverse impact on the consolidated financial position and results of operations of the Company, and accordingly, no adjustment has been made for any potential losses.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                   as of March 31, 1996 and December 31, 1995
                       (in thousands, except share data)

                                                 March 31,      December 31,
                     ASSETS                        1996            1995
                     ------                      ---------      ------------
                                                (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                      $   3,166        $    579
  Accounts receivable, net of allowance
    for doubtful accounts of $388 and
    $539 in 1996 and 1995,  respectively             3,073           4,475
  Advances to  officers                                391             385
  Inventories                                          101             123
  Prepaid expenses and other current assets            542             431
                                                 ---------       ---------
       Total current assets                          7,273           5,993

INSTALLMENT ACCOUNTS RECEIVABLE,
   due after one year                                 769              -

PROPERTY AND EQUIPMENT, net                         1,478            1,579

SOFTWARE COSTS, net (including $450
   held for sale)                                   2,690            2,950

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS
   ACQUIRED, net of accumulated amortization
   of $ 1,603  and $1,369 in 1996 and 1995,
   respectively                                    5,323            5,425

OTHER ASSETS                                         140              134
                                               ---------        ---------
                                                $ 17,673         $ 16,081
                                               =========        =========

                 LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses       $  5,658          $ 4,047
   Current portion of long-term debt                378              359
   Deferred revenues                              4,358            4,585
                                              ---------        ---------
       Total current liabilities                 10,394            8,991

DEFERRED REVENUES                                   943              281

LONG-TERM DEBT                                    2,702              800

COMMON STOCK SUBJECT TO REDEMPTION                4,000            4,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' (DEFICIT) EQUITY:
   Common stock, $.0001 par value;
   150,000,000 authorized; 59,583,000 shares
   in 1996 and 57,475,000 shares in 1995
   issued and outstanding                            6                6
   Additional paid-in capital                   54,191           52,406
   Accumulated deficit                         (54,563)         (50,403)
                                              --------         --------
      Total shareholders'(deficit) equity         (366)           2,009
                                              --------         --------
                                              $ 17,673         $ 16,081
                                              ========         ========

           See Notes to Condensed Consolidated Financial Statements.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)
                      For the Three Months Ended March 31,
                     (in thousands, except per share data)

                                                    1996         1995
                                                    ----         ----

REVENUES:
  Software licenses and support                   $ 4,109      $ 4,108
                                                 --------     --------
COSTS AND EXPENSES:
  Cost of revenues and technical support            1,334        1,847
  Research and development                            354          240
  Sales and marketing                               1,927        2,548
  General and administrative                        1,817        1,683
  Amortization and depreciation                       762          728
  Unusual charges                                   2,075           -
                                                 --------     --------
                                                    8,269        7,046
                                                 --------     --------
NET LOSS                                          $(4,160)     $(2,938)
                                                 ========     ========
NET LOSS PER SHARE                                 $ (.07)      $ (.08)
                                                 ========     ========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         58,211       36,487
                                                 ========     ========

       See Notes to Condensed Consolidated Financial Statements.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                      For the Three Months Ended March 31,
                                 (in thousands)


                                                     1996         1995
                                                     ----         ----

OPERATING ACTIVITIES:

Net loss                                         $ (4,160)     $ (2,938)
Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization:
        Software costs                                366           243
        Property and equipment                        160           159
        Excess of cost over fair value of
           net assets acquired                        234           326
        Other                                           2            -
    Common stock issued for services                  305            -

Changes in operating assets and liabilities:
    Accounts receivable                             1,402            (3)
    Installment accounts receivable,
        due after one year                          (769)           -
    Inventories                                        22          (230)
    Prepaid expenses and other current assets        (111)         (138)
    Other assets                                       (6)           58
    Accounts payable and accrued expenses           1,698         1,250
    Deferred revenue                                  435          (221)
                                                 --------      --------
       Net cash used in operating activities        (422)        (1,494)
                                                 --------      --------
INVESTING ACTIVITIES:
    Capital  expenditures                             (59)         (308)
    Additional consideration for
        Softworks acquisition                        (176)         (113)
    Capitalization of software development costs     (104)          (60)
    Net change in  advances to officers                (6)          174
                                                 --------      --------
        Net cash used in investing activities        (345)         (307)
                                                 --------      --------
FINANCING ACTIVITIES:
    Net proceeds from sales of common stock
        and options                                 1,733         1,293
    Net change in long-term debt                    1,621           177
                                                 --------      --------
    Net cash provided by financing activities       3,354         1,470
                                                 --------      --------
INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS                                     2,587          (331)
CASH AND CASH  EQUIVALENTS, beginning of period       579           501
                                                 --------      --------
CASH AND CASH  EQUIVALENTS, end of period         $ 3,166         $ 170
                                                 ========      ========

       See Notes to Condensed Consolidated Financial Statements.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

For the Three Months Ended March 31, 1996 and 1995

1.     INTERIM FINANCIAL INFORMATION

The condensed consolidated balance sheet as of March 31, 1996, and the condensed consolidated statements of operations and cash flows for the three months ended March 31, 1996, and 1995, have been prepared by the Company without audit. These interim financial statements include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of the financial statements for the above periods. The results of operations for the three months ended March 31, 1996, are not necessarily indicative of results that may be expected for any other interim periods or for the full year.

These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1995. The accounting policies used in preparing the condensed consolidated financial statements are consistent with those described in the December 31, 1995, consolidated financial statements.

2.     BUSINESS MATTERS AND LIQUIDITY

Computer Concepts Corp. and subsidiaries (the "Company") design, develop, market and support information delivery software products, including end-user data access tools for use in personal computer and client/server environments, and systems management software products for corporate mainframe data centers.

The Company has incurred consolidated net losses of $4,160,000 for the three months ended March 31, 1996, and cumulative net losses of $54,563,000 through March 31, 1996. As of March 31, 1996, the Company's current liabilities exceeded its current assets by $3,121,000 and approximately $730,000 of accounts payable were past due. The Company is not experiencing difficulty in obtaining trade credit with customary terms from its vendors. Further, the Company has accrued and recorded as an unusual charge in the March 31, 1996, condensed consolidated financial statements, $2,075,000 for a proposed settlement of a class action suit, wherein $2,000,000 worth of the Company's common stock will be placed in escrow and $75,000 will be paid in cash. See Note 5d to the condensed consolidated financial statements. During the three month period ended March 31, 1996, net cash used in operating activities totaled $422,000, consisting primarily of an operating net loss of $4,160,000, net of depreciation and amortization of $762,000, common stock issued for services of $305,000, and a net change in operating assets and liabilities of $2,671,000. In addition, net cash used in investing activities of $345,000 consisted primarily of software development costs, $104,000, the purchase of fixed assets, $59,000, and additional consideration paid in connection with the Softworks, Inc. acquisition, $176,000.

The Company does not maintain a credit facility with any financial institution. These uses of cash have been essentially funded through the issuance of the Company's common stock as well as cash generated from Softworks, Inc. Although the Company's liquidity position at March 31, 1996, has been adversely affected by the aforementioned factors, equity placements during the three months then ended, have mitigated these factors. During the three months ended March 31, 1996, net proceeds from the sale of common stock and options were $1,733,000. In addition, the Company received approximately $1,700,000 (net of commissions and fees) from the sale of convertible debentures.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

               For the Three Months Ended March 31, 1996 and 1995

2.     BUSINESS MATTERS AND LIQUIDITY   (continued)
Subsequent to March 31, 1996, the Company received approximately $5,505,000 from the sale of additional convertible debentures. The Company believes that these additional cash infusions will enable it to adequately maintain its operations at least through September 30, 1997. At May 31, 1996, the Company had cash and cash equivalents of approximately $7,438,000. Ultimately, however, positive cash flows from operations will be necessary in order to curtail the Company's reliance on equity placements.

To achieve positive cash flows from operations, management initiated during 1995, a series of cost saving measures, some of which include, wherever possible, reductions in staffing, advertising, the use of outside consultants and marketing costs. The Company has continued these measures in 1996. Further, the Company has substantially closed down its DBopen product line. During 1995, the Company significantly curtailed the Superbase operations, and, in April, 1996, ceased Superbase operations by selling off this technology. Subsequent to March 31, 1996, the Company was awarded a three year contract wherein New York State may license the use of d.b.Express . During 1995, the Company entered into development or license agreements with Oracle, IBM, Dell Computers and Information Builders, Inc., and a sales and marketing agreement with Perot Systems Corporation. The above referenced agreements and contract do not contain any sales commitments.

Management's plans are centered on the successful exploitation of the Company's d.b.Express product. To date, revenues from current versions of d.b.Express from such agreements have been insignificant. Management expects that future revenues will support the carrying value of the capitalized software development costs related to d.b.Express of $1,140,000 at March 31, 1996. Management believes that the successful implementation of the cost saving measures and the planned exploitation of its d.b.Express technology will eventually enable the Company to achieve positive cash flows from operations. The long-term success of the Company, under its existing business plan, is dependent upon the Company's ability to generate material d.b.Express sales revenues.

Subsequent to March 31, 1996, the Company signed an agreement to sell the technology of its Superbase subsidiary for $450,000, with $200,000 paid at closing and five monthly payments of $50,000, commencing June 10, 1996. Such proceeds approximated the carrying value of the underlying software costs. Certain liabilities, as of the closing, remain the responsibility of the subsidiary.

The Company has signed a Letter of Intent pertaining to the sale of one of its wholly-owned subsidiaries, Maplinx, Inc. ("Maplinx"). Financial information pertaining to this wholly-owned subsidiary as of and for the three months ended March 31, 1996, and as of and for the year ended December 31, 1995, is summarized below:


                                       March 31,1996    December 31, 1995
                                       -------------    -----------------

Current  Assets:                        $  788,000         $  831,000
Total Assets:                            1,405,000          1,520,000
Current Liabilities:                       920,000            949,000
Total Liabilities:                         932,000            963,000
Net Assets:                                473,000            557,000
Net  Revenues:                             864,000          3,780,000
Net Loss:                                   83,000            508,000


                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
               For the Three Months Ended March 31, 1996 and 1995

2.     BUSINESS MATTERS AND LIQUIDITY   (continued)
There can be no assurances that the Company will be successful in its attempt to sell the net assets of this wholly-owned subsidiary.

In connection with the 1993 acquisition of Softworks, Inc. ("Softworks") the Company is required to make additional contingent purchase consideration payments to two of Softworks' former shareholders based upon certain product revenues for the years 1995 through 1998, up to a maximum of $1,000,000 each, for an aggregate maximum of $2,000,000. Through March 31, 1996, the Company incurred a liability of $537,000, (of which $496,000 has been paid) to the non-employee former shareholders, which has been treated as additional consideration in connection with the acquisition and, accordingly, included in the excess of cost over the fair value of net assets acquired, as these individuals did not continue in the employment of the Company subsequent to the acquisition. No other contingent payments have been made under the terms of this agreement.

In June, 1994, the Company completed the purchase of the Superbase product technology and certain related assets from Software Publishing Corp. ("SPC") in exchange for 2,031,175 shares of the Company's restricted stock, valued at approximately $4,000,000, and $75,000 in cash. SPC received a valuation guarantee for the stock issued, and will be permitted to sell such stock in an orderly manner over a twelve month period following registration, which was originally required to be completed before December 31, 1994. The agreement provided that should such registration statement not be effective by December 31, 1994, SPC, at its option, could require the Company to repurchase the shares issued for the amount of the valuation guarantee.

On January 19, 1995, SPC and the Company entered into an extension agreement whereby the Company was given an extension to file the registration statement to February 15, 1995. In exchange for that extension, the Company agreed to pay SPC $560,000 (the "Penalty Amount"), payable $300,000 in cash in three monthly installments, and $260,000 in additional shares of Company common stock. These additional shares also have a valuation guarantee. As a result of the Company's failure to meet the December 31, 1994, registration statement filing deadline, the Company recorded the Penalty Amount as an unusual charge in the December 31, 1994, consolidated statement of operations. As of March 31, 1996, the Company has paid $100,000 of the required $300,000 cash penalty amount. The extension agreement included a provision that if the Company did not meet the February 15, 1995 deadline, and the registration was not completed by May 31, 1995, SPC would be entitled to either of the following (at SPC's option): (i) the payment of an additional penalty payment equal to $638,400 payable equally in cash and Company common stock, or (ii) the repurchase of the shares as provided for in the agreement. The Company did not meet the May 31, 1995, requirement and SPC has not exercised its option for either the additional penalty payment of $638,400 or the repurchase of the shares by the Company as provided in the agreement. Accordingly, the Company recorded an additional penalty of $638,400 as an unusual charge in the 1995 consolidated statement of operations.

The stock issued to SPC is included in the accompanying balance sheet as "Common Stock Subject to Redemption" which is classified as debt in the event the Company is required to repurchase the shares at the guaranteed price. In the event of a valid exercise by SPC to require the Company to repurchase the shares, the obligation would be payable in two equal installments of $2,000,000, the first of which would be due upon the closing of the repurchase transaction and the second installment would be payable one year later.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

               For the Three Months Ended March 31, 1996 and 1995

2.     BUSINESS MATTERS AND LIQUIDITY  (continued)
In the event of a valid exercise by SPC, wherein the Company was required to repurchase the stock, it has received a firm commitment from a third party to purchase, at market value, $2,000,000 of the holder's stock.

The Company is a defendant in several lawsuits and class action claims as described in Note 5d. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the lawsuits and claims, and they are vigorously defending against the allegations. The Company is unable to predict the ultimate outcome of the claims, which could have a material adverse effect on the consolidated financial position and results of operations of the Company. Accordingly, except as expressly discussed herein the financial statements do not reflect any adjustments that might result from the ultimate outcome of these litigation matters.


3.     RECLASSIFICATIONS

Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation.


4 SHAREHOLDERS' EQUITY

a.   Authorized Common Shares

     On March 20, 1996, the shareholders of the Company approved an increase in the number of authorized common shares from 60,000,000 to 150,000,000.

b.   Sales of Common Stock

     During the three month period ended March 31, 1996, the Company consummated sales of restricted common stock under various private placement agreements. Proceeds raised from these sales aggregated $1,733,000, net of offering commissions and expenses estimated to be $297,000. A total of 1,015,000 shares were sold at a price of $2.00 per share. An additional $1,700,000 (net of commissions and expenses of approximately $300,000) was raised from the sale of 13% subordinated convertible debentures. Such debentures, with a principal amount of $2,000,000 mature on March 5, 1998, and are convertible, at the option of the holder, into the restricted common stock of the Company at a conversion rate of 67.5% of the average of the five business days closing bid price immediately preceding the conversion. Any unpaid interest is payable in cash. As of the filing date, $2,000,000 of such debentures have been converted into the Company's common stock, and has, accordingly, increased the Company's shareholders' equity by $2,000,000. Subsequent to March 31, 1996, the Company received approximately $5,505,000 from the sale of additional convertible debentures.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

               For the Three Months Ended March 31, 1996 and 1995

4.     SHAREHOLDERS' EQUITY   (continued)


     c.     Stock Option Plans

     On March 20, 1996, the Company's shareholders approved the termination of the 1993 Stock Option Plan (the "Employees' Plan"), the 1993 Directors, Officers and Consultants Stock Option Plan (the "DOC Plan"), and the 1993 Prior Services Stock Option Plan (the "Prior Services Plan") and the adoption of the 1995 Stock Incentive Plan (the "1995 Incentive Plan"). Further, the Company's shareholders also approved the Outside Director Stock Option Plan (the "Director Plan"). Directors of the Company who are not full-time employees of the Company are eligible to participate in the Director Plan.


5.     COMMITMENTS AND CONTINGENCIES

a.     Contingent Consideration

     In connection with the 1993 acquisition of Softworks, the Company is required to make additional payments to two of Softworks' former shareholders, based upon certain product revenues for the years 1995 through 1998, up to an aggregate maximum of $2,000,000. $496,000, treated for accounting purposes as additional consideration, has been paid thus far through March 31, 1996.

b.     Employment Agreements

     The Company has entered into various employment agreements with certain key employees of Softworks and Maplinx for base compensation aggregating $440,000 per year. These agreements expire at various times in 1996 and would be automatically renewed for succeeding terms of one year unless the Company, or the employee, gives written notice.

c.   Registration Statements/Restricted Securities

     The Company has used restricted common stock for the purchase of certain companies and has sold restricted common stock in private placements. At March 31, 1996, 17,437,000 shares of restricted common stock are issued and outstanding, exclusive of shares which may be issued in connection with acquisition related valuation guarantees or stock related valuation guarantees. The Company is in the process of registering these shares.

                    COMPUTER CONCEPTS CORP. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

               For the Three Months Ended March 31, 1996 and 1995

5.   COMMITMENTS AND CONTINGENCIES   (continued)

d.   Legal Matters

     The Company has tentatively agreed to a settlement of a class action suit known as Cosmas v. DelGiorno, Jr., et al., which is pending in the United States District Court for the Eastern District of New York. Pursuant to the terms of the proposed agreement, the Company will deliver common stock, valued at $2,000,000 into escrow (the "Escrow Shares") upon execution of the stipulation of settlement and entry of the preliminary order by the court. In addition, the Company will pay $75,000 in cash. After entry of the preliminary order, the agreement will be subject to final court approval of the settlement following notice to the members of the class and a settlement hearing. If the Escrow Shares have a value of less than $2,000,000, as of the day of the settlement hearing, as determined by the average closing price of Computer Concepts stock, as reported in the Wall Street Journal, for the ten consecutive trading days preceding the settlement hearing, then the Company shall be required to issue additional shares, up to an amount equal to the original number of Escrow Shares, to provide for a value of $2,000,000. The Company is in the process of negotiating the final terms of the stipulation of settlement with plaintiff's counsel and the terms of such settlement will remain tentative until execution of the stipulation of settlement. The Company continues to deny any wrongdoing with respect to this action and seeks to settle this action to avoid further substantial expense, risk, and inconvenience.

     In July, 1995, the Company received notice of an action alleging the Company had not used its best efforts to register warrants to purchase 500,000 shares of the Company's common stock within 30 days from written notice to the Company, pursuant to a financial consulting agreement. The Company has maintained that it has always used, and continues to use its best efforts to cause the registration of those warrants to occur. However, to avoid the expense and resolve the uncertainties of litigation, the matter was originally settled by including 385,000 warrants in the Company's pending registration statement, with the balance of 115,000 warrants being canceled. As the pending registration statement has not been amended as of April 15, 1996, the plaintiff has the right to reinstitute this suit. The Company is unable to predict the ultimate outcome of this suit and accordingly, no adjustment has been made in the consolidated financial statements for any potential losses.

     In July, 1995, the Company and certain officers received notification that they have been named as defendants in a class action claim in regard to announcements and statements regarding the Company's business and products. During August and September, 1995, four additional, substantially identical, class action claims were made. In November, 1995, the five complaints were consolidated into one action. To date, no class action has been certified, and no damages have been specified in any of these class action claims. Based on consultation with legal counsel, the Company and its officers believe that meritorious defenses exist regarding the claims and they are vigorously defending against the allegations. The Company is unable to predict the ultimate outcome of these claims, which could have a material adverse impact on the consolidated financial position and results of operations of the Company, and accordingly, no adjustment has been made for any potential losses.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the securities by any person in any jurisdiction where such offer or solicitation is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus shall not, under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.


                                TABLE OF CONTENTS


                                                                 Page
                                                                 ----


Reports to Security Holders                                        2
Available Information                                              2
Prospectus Summary                                                 3
Risk Factors                                                       7
Dividend Policy                                                   11
Capitalization                                                    11
Selected Financial Data                                           12
Management's Discussion and Analysis                              13
Business                                                          20
Management                                                        30
Certain Transactions                                              36
Security Ownership of Certain Beneficial
  Owners and Management                                           37
Selling Security holders                                          38
Plan of Distribution                                              46
Shares Eligible for Future Sale                                   47
Description of Securities                                         48
Legal Matters                                                     49
Experts                                                           49
Index to Financial Statements                                     50
Financial Statements                                              F-1

Until ______________, 1996 (25 days after the commencement of the offering), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.


                                16,524,776 Shares
                                 of Common Stock





                             COMPUTER CONCEPTS CORP.








                                   PROSPECTUS




















                                             , 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

        The estimated expenses of the distribution, all of which are to be borne by the Company, are as follows:



     SEC Registration Fee. . . . . .                 $12,791
     Blue Sky Fees and Expenses. . .                  15,000
     Legal Fees and Expenses . . . .                 100,000
     Accounting Fees and Expenses. .                  75,000
     Printing Expenses . . . . . . .                  25,000
     Miscellaneous . . . . . . . . .                  52,209
           Total . . . . . . . . . .                $280,000




Item 15.  Indemnification of Directors and Officers

     See "Management - Personal Liability and Indemnification of Directors".

Item 16   Recent Sales of Unregistered Securities

     The following discussion sets forth all sales of unregistered securities by the Company during the last three years. No sales were made through underwriters, and unless otherwise noted, all securities sold were shares of Common Stock:



1993
     During March and April of 1993, in an offering to 71 accredited investors, the Company issued an aggregate of 410,200 shares of its Common Stock pursuant to Regulation D of the Act for an aggregate offering price of $1,610,000, with commissions and costs of the offering aggregating approximately $500,000. The Company also issued 410,200 warrants exercisable at $4.00 per share in conjunction with the offering of the Common Stock, which warrants were repriced to $.65 in August of 1994. The expiration date of said warrants has been extended to ninety days following the effective date of the registration statement pursuant to which the shares issuable upon exercise of said warrants are registered. Each of the investors provided representations confirming their status as accredited investors. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     Also in June and July of 1993, and again in September of 1993, in off-shore transactions in offerings to 30 non-United States persons who were also accredited investors, the Company issued an aggregate of 3,420,200 shares of its Common Stock pursuant to Regulation S of the Act for an aggregate offering price of $10,315,000, with commissions and costs of the offering aggregating approximately $3,000,000. The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Sections 901, et seq. of Regulation S as promulgated under the Act, and also by virtue of Section 4(2) of the Act as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public and also confirmed their non U.S. Person status (as defined in Regulation S). All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     In the Fall of 1993, the Company issued an aggregate of 1,000,000 shares of its Common Stock in a merger acquisition transaction effective September 1, 1993, for a computer software business. In conjunction with the merger whereby the Company acquired the software company, , the Company's Common Stock was issued and 100% of the securities of the acquired company was received. The 1,000,000 shares were valued at $2,700,000. The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Section 4(2) as a transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     The Company also issued 2,807,000 shares or options exercisable for shares of its Common Stock as compensation to employees and consultants during 1993. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.


1994
     During 1994, in an offering to 34 accredited investors, the Company issued an aggregate of 2,069,000 shares of its Common Stock pursuant to Regulation D of the Act for an aggregate offering price of $1,214, with commissions and costs of the offering aggregating approximately $200,000 of that amount. The Company also issued 600,000 shares of its Common Stock upon the exercise in 1994 of options exercisable at $.01 per share previously issued to two consultants as compensation for services rendered. Each of the investors provided representations confirming their status as accredited investors. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     Also in the second quarter of 1994, in off-shore transactions in an offering to two non-United States persons who were also accredited investors, the Company issued an aggregate of 2,520,000 shares of its Common Stock pursuant to Regulation S of the Act for an aggregate offering price of $1,587,500, with commissions and costs of the offering aggregating approximately $190,000 of that amount. The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Sections 901, et seq. of Regulation S as promulgated under the Act, and also by virtue of Section 4(2) of the Act as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public and also confirmed their non U.S. Person status (as defined in Regulation S). All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     During 1994, the Company acquired three computer software companies (MapLinx, DBopen and CCEL) and computer software technology assets (Superbase). In conjunction with these acquisitions, the Company issued an aggregate of 7,979,000 shares of its Common Stock, including 175,000 shares issued as finder's fees and 267,000 shares issued as the result of the Company's failure to timely effect the registration of shares issued to the seller of the software technology asset. In conjunction with the acquisition of that asset, the Company agreed to a penalty provision requiring payment of a penalty and issuance of additional shares in the event the Company failed to effect the timely registration of the sellers Common Stock. In the transactions to acquire the three companies, the Company's Common Stock was issued in exchange for 100% of the securities of each of the three companies. The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.

     The Company also issued 375,000 shares or options exercisable for shares of its Common Stock as compensation to employees and consultants during 1994. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.


1995
     During the first and second quarters of 1995, in two offerings to thirty-seven accredited investors, the Company issued an aggregate of 5,800,279 shares of its Common Stock pursuant to Regulation D of the Act for an aggregate offering price of $3,125,415, with commissions and costs of the offering aggregating approximately $629,677 of that amount. In December of 1995, an employee of the Company paid $12,500 to exercise options for 25,000 shares of Common Stock. Each of the investors provided representations confirming their status as accredited investors. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.


     Also in the first and second quarters of 1995, in off-shore transactions in two offerings to twenty non-United States persons who were also accredited investors, the Company issued an aggregate of 14,761,712 shares of its Common Stock pursuant to Regulation S of the Act for an aggregate offering price of $6,680,000, with commissions and costs of the offerings aggregating approximately $797,600 of that amount. Also, in December of 1995, in an off-shore offering to two non-United States persons who were also accredited investors, the Company issued an aggregate of 300,000 shares of its Common Stock pursuant to Regulation S of the Act for an aggregate offering price of $450,000, with no commissions or expenses of sale.
 The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Sections 901, et seq. of Regulation S as promulgated under the Act, and also by virtue of Section 4(2) of the Act as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public and also confirmed their non U.S. Person status (as defined in Regulation S). All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.


     The Company also issued 2,137,000 shares of its Common Stock as compensation to employees and consultants and 219,000 shares as settlement of trade payables during 1995. The Company claims exemption for the foregoing issuances of its Common Stock under the Act by virtue of Section 4(2) as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public. All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the Common Stock so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.


1996
     Subsequent to December 31, 1995, on January 24, 1996, the Company completed an off-shore offering to three non-United States persons who were also accredited investors, of 425,000 shares of restricted common stock under three private placements. On February 23, 1996, the Company completed a second off-shore offering to five non-United States persons who were also accredited investors, of 590,000 shares of restricted common stock under five private placements. Proceeds raised from these sales aggregated $1,750,000, net of offering commissions and expenses of approximately $280,000. A total of 1,015,000 shares were sold at $2.00 per share. On March 18, 1996, an additional $1,700,000 (net of commissions and expenses of approximately $300,000) was raised from the sale of 13% convertible debentures to one non-U.S. investor. Such debentures were converted at the option of the holder, into the restricted common stock of the Company at a conversion rate of 67.5% of the fair market value of the Company's common stock for the principal amount of $2,000,000 plus accrued interest, in May of 1996 into 2,466,279 shares. On April 15, 1996, $3,000,000 (before commissions and expenses of approximately $300,000) was raised from the sale of 5% convertible debentures to one non-U.S. investor, $250,000 of which was converted into 250,000 shares on June 10, 1996, $1,000,000 of which was converted into 1,162,790 shares on July 2, 1996, and the balance of $1,750,000 of which was converted into 2,011,494 shares on July 3, 1996, all at a conversion rate of 75% of the fair market value of the Company's common stock at the time of conversion. The Company placed another $3,000,000 of 13%
Convertible Debentures (before commissions and expenses of approximately $300,000) with eight non-U.S. investors, all of which was converted into common stock of the Company from June 3, 1996, through July 1, 1996, for an aggregate of 3,079,132 shares at a conversion rate of 75% of the fair market value of the Company's common stock at the time of conversion. The Company also placed an additional $3,300,000 of 5% Convertible Debentures (before commissions and expenses of approximately $430,000) with one non-U.S. investor on June 28, 1996, which mature on May 1, 1997, and if not previously converted by the holder, the principal repayment is payable by automatic conversion of the debentures at maturity into common stock of the Company with a conversion rate of 75% of the fair market value of the Company's common stock at the time of conversion. All of the foregoing transactions were effected in off-shore offerings with non-U.S. investors pursuant to Regulation S of the Securities Act. The Company claims exemption for the foregoing issuance of its Common Stock under the Act by virtue of Sections 901, et seq. of Regulation S as promulgated under the Act, and also by virtue of Section 4(2) of the Act as transactions not involving a public offering. Each of the persons acquiring such securities represented in writing that he was acquiring such securities for investment and not with a view to distribution to the public and also confirmed their non U.S. Person status (as defined in Regulation S). All of the securities were issued with a restrictive legend regarding transfer, and stop-transfer orders were given to the Company's transfer agent in connection with the securities so issued. There was no public advertising, and each of the purchasers had access to complete information regarding the business of the Company.


Item 17.  Exhibits and Financial Statement Schedules.

     2.1 Reorganization Agreement dated April 22, 1989. (Incorporated by reference to Exhibit 2(a) to the Company's Form S-1 Registration Statement) (1)
     2.2 Merger agreement between Computer Concepts Investment Corp. and RAMP Associates Inc. dated October 31, 1990. (Incorporated by reference to Exhibit 2(b) to the Company's Form S-1 Registration Statement)(1)
     2.3 Merger agreement between Computer Concepts Corp. and Softworks, Inc. (Incorporated by reference to Exhibit 2(a) to the Company's Form 8-K filed on October 29, 1993) 2.4 Merger Agreement dated December
          31, 1994, between the Company, its wholly owned subsidiary, CCC/MapLinx Corp., and MapLinx Corp. and Merit Technology, Inc. (Incorporated by reference to Exhibit 10(a) to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994.)
     3.1(i)(a)  Certificate of Incorporation, as amended.  (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement.)(1)
           (b) Certificate of Amendment (Change in Name) (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement.)(1)
           (c) Certificate of Amendment (Change in Name) (Incorporated by reference to Exhibit 3(a) of Form S-1 Registration Statement.)
                (1)
           (d) Certificate of Amendment (Authorizing Increase in Shares of Common Stock) (Incorporated by reference to Exhibit 3.1(i)(d) of Form 10-K filed April 15, 1996.)
     3.2(ii) By-Laws. (Incorporated by reference to Exhibit 3(d) to the Company's Form S-1 Registration Statement.)(1)
     4.1  Form of Common Stock Certificate.  (Incorporated by reference to
          Exhibit 4 to the Company's Form S-1 Registration Statement.)(1)
     4.2 Computer Concepts Directors, Officers and Consultants 1993 Stock Option Plan (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed on June 28, 1995)
     4.3 Computer Concepts Employees 1993 Stock Option Plan (Incorp. by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed on June 28, 1995)
     4.4 Computer Concepts 1995 Incentive Stock Plan (Incorporated by reference to Exhibit 5 to the Company's Proxy Statement filed on January 29, 1996.)

     10.1 Lease Extension Agreement between Atrium Executive Center and the Company (Incorporated by reference to Exhibit 10(g)(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.)
     10.2 Agreement between Software Publishing Corp. And the Company dated
          June 14, 1994.
          (Incorp. by reference to Exhibit 10(a) to the Company's Form 8-K filed on July 1, 1994.)
     10.3 Agreement between Computer Concepts Europe, Ltd. and the Company dated August 15, 1993. (Incorporated by reference to Exhibit 10(v) to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1993.)
     10.4 Agreement between Computer Concepts Europe, Ltd. and the Company dated September 27, 1993.(Incorporated by reference to Exhibit 10(w) to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1993.)
     22 Subsidiaries of the Company. (Incorporated by reference to Exhibit 22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.)
      (1) Filed with Form S-1, Registration Statement of Computer Concepts Corp. Reg. No. 33-47322 and are incorporated herein by reference.

The following Exhibits are filed herewith:


     5.   Opinion regarding Legality (Opinion by Daniel B. Kinsey, P.C.)*
     24.1 Consent of Daniel B. Kinsey, Esq. (Included in Item 5)
     24.2 Consent of Grant Thornton LLP 25.1 Powers of Attorney (appear on page II-4).
- --------
(1) All references to Registration on Form S-1 refer to Registration No. 2-33-47322.


*    To be filed by amendment.


Item 18. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the issuer pursuant to the Certificate of Incorporation, Bylaws, indemnity agreements, the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

      (iii)Include any additional or changed material information on the plan of distribution.

   (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

   (5)    Provide  to  the   underwriter   at  the  closing   specified  in  the
          underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Bohemia, New York on the 18th day of July, 1996.


                                       COMPUTER CONCEPTS CORP.


                                       By: /s/Daniel Del Giorno, Sr.

                                       Daniel Del Giorno, Sr., Chief Executive
                                       Officer

                                POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 18, 1996, by the following persons in the capacities indicated. Each person whose signature appears below also constitutes and appoints Daniel DelGiorno, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



          Signatures                           Title

/s/Daniel Del Giorno, Sr.                    Chief Executive Officer
Daniel Del Giorno, Sr.                       Director

/s/Daniel Del Giorno, Jr.                    President, Principal Operating
Daniel Del Giorno, Jr.                       Officer, Director

/s/Russell Pellicano                         Vice President, Secretary,
Russell Pellicano                            Director

/s/George Aronson                            Chief Financial Officer
George Aronson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                             COMPUTER CONCEPTS CORP.



                         Form S-1 Registration Statement




                             E X H I B I T I N D E X


                                               Page No. in Sequential
Exhibit                                        Numbering of all Pages,
Number        Exhibit Description              including Exhibit Pages
- ----------    ---------------------            ------------------------

5             Opinion and Consent of Counsel

23.1          Consent of Counsel                    See Exhibit 5

23.2          Consent of Grant Thornton LLP

24            Powers of Attorney                    See signature page